Exhibit 10.1

Execution Version

EIGHTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ENBRIDGE ENERGY, LIMITED PARTNERSHIP

January 26, 2017

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EXHIBITS

Exhibit A:	Partnership Interests
Exhibit B:	Exclusive Series AC Assets
Exhibit C:	Exclusive Series EA Assets
Exhibit D:	Exclusive Series ME Assets
Exhibit E:	Exclusive Series L3R Assets
Exhibit F:	Shared Assets
Exhibit G:	Sample Illustration of Purchase Price Mechanics

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EIGHTH AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP OF ENBRIDGE ENERGY, LIMITED PARTNERSHIP

THIS EIGHTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of January 26, 2017, is entered into by and among Enbridge Pipelines (Lakehead) L.L.C., a Delaware limited liability company (“Lakehead GP”), and Enbridge Pipelines (Wisconsin) Inc., a Wisconsin corporation (“Wisconsin GP”), each as a general partner of the Partnership with respect to the applicable Series as set forth opposite its name on Exhibit A and, in the case of Lakehead GP, as a general partner of the Partnership generally, and Enbridge Energy Company, Inc., a Delaware corporation (“EECI”), Enbridge Pipelines (Eastern Access) L.L.C., a Delaware limited liability company (“EECI EA Sub”), Enbridge Pipelines (Mainline Expansion) L.L.C., a Delaware limited liability company (“EECI ME Sub”), Enbridge Pipelines (L3R) L.L.C., a Delaware limited liability company (“EECI L3R Sub”), and Enbridge Energy Partners, L.P., a Delaware limited partnership (“Enbridge Partners”), each as a limited partner of the Partnership with respect to the applicable Series set forth opposite its name on Exhibit A, together with any other Persons who become Partners in the Partnership associated with any Series or the Partnership generally as provided herein.

WHEREAS, Lakehead GP, Wisconsin GP, EECI, EECI EA Sub, EECI ME Sub and Enbridge Partners entered into that certain Seventh Amended and Restated Agreement of Limited Partnership of Enbridge Energy, Limited Partnership on July 30, 2015 (the “Prior Agreement”) for the purpose of, among other things, providing for the modification of distributions to and contributions by EECI and Enbridge Partners with respect to Series EA (as defined herein) and Series ME (as defined herein);

WHEREAS, the parties hereto have determined it to be in their respective best interests to establish and designate a fifth separate series of partnership interests and related assets and liabilities of the Partnership in accordance with Section 17-218 of the Delaware Act (as defined herein), which shall be named the Series L3R (as defined herein) and shall be related to the Line 3 Replacement Project (as defined herein), and to amend and restate the Prior Agreement in its entirety; and

WHEREAS, as of the date of this Agreement, each of the Line 3 Replacement Project and the execution and delivery of this Agreement have been approved by the EEM Board (as defined herein).

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto do hereby amend and restate the Prior Agreement to provide in its entirety as set forth below:

ARTICLE I
DEFINITIONS

Section 1.1           Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

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“Adjusted Capital Account” means the Series Capital Account maintained for a Partner with respect to a Series, (i) increased by any amounts that such Partner is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by any amounts described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Partner.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes of this Agreement, (i) with respect to Enbridge Partners and its Subsidiaries, the term “Affiliate” shall exclude Enbridge Inc. and each of its Subsidiaries (other than Enbridge Partners and its Subsidiaries) and (ii) with respect to Enbridge Inc. and its Subsidiaries (other than Enbridge Partners and its Subsidiaries), the term “Affiliate” shall exclude Enbridge Partners and each of its Subsidiaries.

“Agreed Value” of property contributed by a Partner to the Partnership with respect to a Series means the fair market value of such property or other consideration at the time of contribution as reasonably determined by the Managing General Partner of such Series. The Managing General Partner of such Series shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of properties contributed by a Partner to the Partnership with respect to a Series in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each contributed property.

“Agreement” means this Eighth Amended and Restated Agreement of Limited Partnership of Enbridge Energy, Limited Partnership, including all exhibits hereto, as it may be amended, supplemented or restated from time to time.

“Alberta Clipper 154-B Model” means the FERC Opinion No. 154-B model estimate relating to the Alberta Clipper Surcharge on file with the FERC from time to time.

“Alberta Clipper Surcharge” means the tariff surcharge related to the Alberta Clipper System approved by the FERC by letter dated August 28, 2008 (124 FERC ¶ 61,200 (2008)) as described in the FERC Settlement Offer.

“Alberta Clipper Surcharge Term” means the primary term of the Alberta Clipper Surcharge and any extension thereof in accordance with the FERC Settlement Offer.

“Alberta Clipper System” means (a) the U.S. segment of the 36-inch diameter crude oil pipeline that extends from Hardisty, Alberta to Superior, Wisconsin, with an initial annual capacity of 450,000 bpd and (b) related terminals, interconnections, tanks and pump stations located within the United States, each as more fully described in the FERC Settlement Offer.

“Allowance For Funds Used During Construction” or “AFUDC” has the meaning assigned to such term by the FERC Uniform System of Accounts.

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“Allowance Oil Revenue” means the collection by Enbridge Pipelines Inc. of one tenth of one percent (.1%) of all hydrocarbon volume physically delivered from the Enbridge Mainline under the International Joint Tariff, such amount being allocated between the Canadian Mainline and the Lakehead System as one twentieth of one percent (.05%) to each carrier.

“B1 Promissory Note” means the Promissory Note, dated as of March 15, 2010, executed by the Partnership in favor of Enbridge Partners in the initial principal amount of $324,591,140.79.

“Baseline Qualifying Volumes” means (i) 26,000 bpd during the year 2013 and (ii) 203,000 bpd during the year 2014 and thereafter.

“Book Value” means, with respect to any property associated with a Series, such property’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a)         the initial Book Value of any property contributed by a Partner to the Partnership with respect to a Series shall be the Agreed Value of such property;

(b)         the Book Values of all properties of a Series shall be adjusted to equal their respective fair market values as determined by the Managing General Partner of such Series in connection with (i) the acquisition of an interest in such Series by any new or existing Partner in exchange for more than a de minimis capital contribution, (ii) the distribution to a Partner of more than a de minimis amount of property of a Series as consideration for an interest in such Series, (iii) the grant of an interest in such Series (other than a de minimis interest) as consideration for the provision of services to or for the benefit of such Series by an existing Partner acting in a Partner capacity, or by a new Partner acting in a Partner capacity or in anticipation of becoming a Partner, (iv) the liquidation of the Partnership or any Series within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)(1) (other than pursuant to Section 708(b)(1)(B) of the Code), or (v) any other event to the extent determined by the Managing General Partner of such Series to be necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(q);

(c)         the Book Value of any property of a Series distributed to a Partner shall be the fair market value of such property as reasonably determined by the Managing General Partner of such Series; and

(d)         the Book Values of all properties of a Series shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts attributable to such Series pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (f) of the definition of Profits and Losses or Section 6.1(b)(viii); provided, however, Book Value shall not be adjusted pursuant to this clause (d) to the extent the Managing General Partner of such Series reasonably determines that an adjustment pursuant to clause (b) hereof is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (d).

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If the Book Value of any property has been determined or adjusted pursuant to clauses (b) or (d) hereof, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits and Losses and other items allocated pursuant to Article VI.

“bpd” means barrels per day.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“C1 Promissory Note” the Promissory Note, dated as of March 15, 2010, executed by the Partnership in favor of Enbridge Partners in the initial principal amount of $162,271,227.30.

“Canadian Mainline” means the common carrier crude oil and liquid petroleum pipeline system and associated facilities that extends from Edmonton, Alberta through the provinces of Alberta, Saskatchewan and Manitoba, ultimately ending at the crossing of the United States/Canada border near Neche, North Dakota where it connects with the Lakehead System, as such pipeline may be extended or modified from time to time, including by the Alberta Clipper System and the Eastern Access Project.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.12.

“Capital Contribution” means, with respect to any Partner, the amount of money and the Net Agreed Value of any property contributed by such Partner to the Partnership with respect to a Series. Any reference in this Agreement to the Capital Contribution of a Partner shall include its pro rata share of any Capital Contribution of its predecessors in interest.

“CAPP” means the Canadian Association of Petroleum Producers.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Chicago Connectivity 154-B Model” means the FERC Opinion No. 154-B model estimate for the Chicago Connectivity Project on file with the FERC from time to time.

“Chicago Connectivity Project” means a project to twin Line 62 with a new 76 mile 36-inch pipeline from Flanagan, Illinois to Griffith, Indiana.

“Chicago Connectivity Revenue Entitlement” means, prior to the expiration of the Chicago Connectivity Term Sheet, the Chicago Connectivity Revenue Requirement and Allowance Oil Revenue applicable to the Chicago Connectivity Project. Following the expiration or suspension of the Chicago Connectivity Term Sheet, the Chicago Connectivity Revenue Entitlement will be determined pursuant to Section 10.4.

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“Chicago Connectivity Revenue Requirement” means the revenue requirement calculated pursuant to the Chicago Connectivity Term Sheet utilizing the FERC’s Opinion No. 154-B methodology and using the FERC PLO7-2 methodology. If prior to the expiration of the Chicago Connectivity Term Sheet, there is a change in the FERC’s regulatory requirements or otherwise, that would eliminate the filing of the applicable Chicago Connectivity 154-B Model, then the Chicago Connectivity Revenue Requirement shall be estimated in accordance with a model prepared as if a Chicago Connectivity 154-B Model were required to be filed with respect to the Chicago Connectivity Project.

“Chicago Connectivity Surcharge” means the tariff surcharge component for the Chicago Connectivity Project, as described in the Chicago Connectivity Term Sheet and agreed to by CAPP.

“Chicago Connectivity Term Sheet” means the Commercial Term Sheet dated October 24, 2012 relating to the Chicago Connectivity Project and agreed to by CAPP, as the same may be amended from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

“Commission” means the U.S. Securities and Exchange Commission.

“Control” means the possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of the management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Depreciation” means, for each taxable year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to property for such taxable year, except that with respect to any property the Book Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, Depreciation for such taxable year shall be the amount of book basis recovered for such taxable year under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2).

“Eastern Access 154-B Model” means the FERC Opinion No. 154-B model estimate for the applicable phase of the Eastern Access Project on file with the FERC from time to time.

“Eastern Access Final In-Service Date” means the “In-Service Date” (as such term is used in the applicable Series EA Tariff Term Sheet) of the final phase of the Eastern Access Project to be completed and placed into service.

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“Eastern Access First In-Service Date” means the “In-Service Date” (as such term is used in the applicable Series EA Tariff Term Sheet) of the phase of the Eastern Access Project that is first completed and placed into service.

“Eastern Access Phase I Capital Threshold” means the cost level as described in paragraph 6 of the Eastern Access Phase I Term Sheet ($1.3 Billion).

“Eastern Access Phase II Capital Threshold” means the cost level as described in paragraph 6 of the Eastern Access Phase II Term Sheet ($550 Million).

“Eastern Access Phase I Qualifying Volumes” means the Qualifying Volumes less the Baseline Qualifying Volumes.

“Eastern Access Phase I Revenue Requirement” means the revenue requirement calculated pursuant to the Eastern Access Phase I Term Sheet utilizing the FERC’s Opinion No. 154-B methodology and using the FERC PLO7-2 methodology. If prior to the expiration of the Eastern Access Phase I Term Sheet, there is a change in the FERC’s regulatory requirements or otherwise, that would eliminate the filing of the applicable Eastern Access 154-B Model, then the Eastern Access Phase I Revenue Requirement shall be estimated in accordance with a model prepared as if an Eastern Access 154-B Model were required to be filed with respect to Eastern Access Phase 1.

“Eastern Access Phase II Revenue Requirement” means the revenue requirement calculated pursuant to the Eastern Access Phase II Term Sheet excluding the credit for the Line 6B integrity costs as described in the Eastern Access Phase II Term Sheet, utilizing the FERC’s Opinion No. 154-B methodology and using the FERC PLO7-2 methodology. If prior to the expiration of the Eastern Access Phase I Term Sheet, there is a change in the FERC’s regulatory requirements or otherwise, that would eliminate the filing of the applicable Eastern Access 154-B Model, then the Eastern Access Phase II Revenue Requirement shall be estimated in accordance with a model prepared as if an Eastern Access 154-B Model were required to be filed with respect to Eastern Access Phase II.

“Eastern Access Phase III Revenue Requirement” means the revenue requirement calculated pursuant to the Eastern Access Phase III Term Sheet utilizing the FERC’s Opinion No. 154-B methodology and using the FERC PLO7-2 methodology. If prior to the expiration of the Eastern Access Phase III Term Sheet, there is a change in the FERC’s regulatory requirements or otherwise, that would eliminate the filing of the applicable Eastern Access 154-B Model, then the Eastern Access Phase III Revenue Requirement shall be estimated in accordance with a model prepared as if an Eastern Access 154-B Model were required to be filed with respect to Eastern Access Phase III.

“Eastern Access Phase I Surcharge” means the tariff surcharge component for the first phase of the Eastern Access Project, as described in the Eastern Access Phase I Term Sheet and agreed to by CAPP. Such Eastern Access Phase I Surcharge shall reflect adjustments for (i) capital costs above the Eastern Access Phase I Capital Threshold, with a further adjustment to the extent that Eastern Access Phase II capital costs are less than the Eastern Access Phase II Capital Threshold and (ii) Line 6B avoided integrity costs, all as described in the Eastern Access Phase I Term Sheet.

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“Eastern Access Phase II Surcharge” means the tariff surcharge component for the second phase of the Eastern Access Project, as described in the Eastern Access Phase II Term Sheet and agreed to by CAPP. Such Eastern Access Phase II Surcharge shall reflect adjustments for capital costs above the Eastern Access Phase II Capital Threshold with a further adjustment to the extent that Eastern Access Phase I capital costs are less than the Eastern Access Phase I Capital Threshold, and no adjustment for the Line 6B avoided integrity cost credit, all as described in the Eastern Access Phase II Term Sheet.

“Eastern Access Phase III Surcharge” means the tariff surcharge component for the third phase of the Eastern Access Project, as described in the Eastern Access Phase III Term Sheet and agreed to by CAPP.

“Eastern Access Phase I Term Sheet” means the Commercial Term Sheet dated November 15, 2011 relating to Eastern Access Phase I and agreed to by CAPP, as the same may be amended from time to time.

“Eastern Access Phase II Term Sheet” means the Commercial Term Sheet dated July 17, 2012 relating to Eastern Access Phase II and agreed to by CAPP, as the same may be amended from time to time.

“Eastern Access Phase III Term Sheet” means the Commercial Term Sheet dated October 24, 2012 relating to Eastern Access Phase III and agreed to by CAPP, as the same may be amended from time to time.

“Eastern Access Project” means a project to expand pipeline system capacity of the Lakehead System to alleviate bottlenecks and meet increased demand for pipeline capacity and is comprised of the following three phases:

(a)           “Eastern Access Phase I”: (i) Line 62 expansion through pump station additions and upgrades, (ii) a 36-inch replacement of Line 6B from Griffith, Indiana to Stockbridge, Michigan (excluding a 25-mile portion of such line scheduled for replacement under a separate project) and (iii) terminal upgrades, including tankage, located in Superior, Wisconsin; Flanagan, Illinois; Hartsdale, Indiana and Stockbridge, Michigan.

(b)          “Eastern Access Phase II”: (i) a 30-inch replacement of Line 6B from Ortonville, Michigan to the United States/Canada border, (ii) an expansion of Line 6B downstream of Stockbridge, Michigan through pump station additions and upgrades, (iii) an additional 333,000 barrel tank in Griffith, Indiana and (iv) terminal upgrades at Superior, Wisconsin.

(c)          “Eastern Access Phase III”: (i) Line 6B expansion between Griffith, Indiana and Stockbridge, Michigan through the addition of new pumps and modifications, (ii) five additional 333,000 barrel tanks and certain terminal upgrades at the Stockbridge, Michigan terminal and (iii) an additional 333,000 barrel tank and terminal upgrades at Hartsdale, Indiana.

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“Eastern Access Surcharge” means the combined Eastern Access Phase I Surcharge, the Eastern Access Phase II Surcharge and the Eastern Access Phase III Surcharge, as described in the Series EA Tariff Term Sheets.

“Eastern Access Surcharge Term” means the primary term of the Eastern Access Surcharge, and any extension thereof.

“Economic Risk of Loss” has the meaning assigned to such term in Treasury Regulation Section 1.752-2(a).

“EECI AC Sub” means Enbridge Pipelines (Alberta Clipper) L.L.C.

“Enbridge Inc.” means Enbridge Inc., a Canadian corporation.

“Enbridge Mainline” means the combined liquids pipeline system made up of the Canadian Mainline and the Lakehead System.

“Enbridge Partners Options” means the EA Call Option, the ME Call Option and the L3R Call Option, collectively.

“Enbridge Pipelines Inc.” means Enbridge Pipelines Inc., a Canadian corporation.

“Entity” means a corporation, firm, limited liability company, partnership (general or limited), joint venture, trust, business trust, unincorporated organization, cooperative, association or other legal entity.

“Exclusive Series AC Assets” means all assets and rights related exclusively to the Alberta Clipper System, including the assets and rights set forth as “Exclusive Series AC Assets” on Exhibit B hereto.

“Exclusive Series EA Assets” means all assets and rights related exclusively to the Eastern Access Project, including the assets and rights set forth as “Exclusive Series EA Assets” on Exhibit C hereto.

“Exclusive Series L3R Assets” means all assets and rights related exclusively to the Line 3 Replacement Project, including the assets and rights set forth as “Exclusive Series L3R Assets” on Exhibit E hereto.

“Exclusive Series ME Assets” means all assets and rights related exclusively to the Mainline Expansion Project, including the assets and rights set forth as “Exclusive Series ME Assets” on Exhibit D hereto.

“Existing Indebtedness” means Indebtedness of the Partnership or Enbridge Partners or both existing on the Series AC Closing Date.

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“Facility B1” means the credit facility designated as the B1 Credit Agreement, dated July 31, 2009, by and between Enbridge Partners and the Partnership, on behalf of the Series AC, which was refinanced with the proceeds of the B1 Promissory Note.

“Facility C1” means the credit facility designated as the C1 Credit Agreement, dated July 31, 2009, by and between Enbridge Partners and the Partnership, on behalf of Series AC, which was refinanced with the proceeds of the C1 Promissory Note.

“FERC” means the U.S. Federal Energy Regulatory Commission.

“FERC Settlement Offer” means the Offer of Settlement of the Partnership filed with the FERC, on June 27, 2008 in Docket No. OR08-12-000.

“Fifth A&R Agreement” means that certain Fifth Amended and Restated Agreement of Limited Partnership of Enbridge Energy, Limited Partnership, dated as of December 6, 2012.

“Flanagan Terminal” means that certain terminal operated by the Partnership located in Flanagan, Illinois.

“General Partner” means a general partner of the Partnership generally or any Series, as applicable.

“General Partner Interest” means the Partnership Interest of a General Partner in the Partnership generally or with respect to a Series (in its capacity as a General Partner without reference to any Limited Partner Interest held by it).

“Hartsdale Terminal” means the terminal in Hartsdale, Indiana receiving crude oil from Line 62 and the Griffith, Indiana terminal.

“hp” means horsepower.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means (a) debt for money borrowed and similar monetary obligations evidenced by bonds (excluding surety and performance bonds), notes, debentures or other similar instruments, (b) reimbursement obligations with respect to letters of credit and (c) guaranties, endorsements and other contingent obligations whether direct or indirect in respect of liabilities of others of any of the types described in clauses (a) and (b) above (other than endorsements for collection or deposit in the ordinary course of business). For the avoidance of doubt, the term “Indebtedness” excludes trade accounts payable in the ordinary course of business.

“Indemnitee” means, with respect to a Series, (a) any Person who is or was a General Partner of such Series or a General Partner of the Partnership generally, (b) any Person who is or was a delegate of any such General Partner, (c) any Person who is or was an Affiliate of any such General Partner or delegate, (d) any Person who is or was a member, partner, director, officer, fiduciary or trustee of any such General Partner or delegate and (e) any Person who is or was serving at the request of any such General Partner or delegate or any Affiliate of any such General Partner or delegate as an officer, director, member, partner, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

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“Initial AC Debt Financing” means the borrowings incurred under Facility B1 and Facility C1 on the Series AC Closing Date as described in Section 5.2(b).

“Intercompany Obligations” means the Liabilities incurred, assumed or otherwise contracted for between Enbridge Partners or any Material Subsidiary of Enbridge Partners, on the one hand, and the Partnership generally or any Series, on the other hand.

“Intercompany Preliminary AC Construction Cost Payable” means outstanding Indebtedness of the Partnership arising from intercompany borrowings by the Partnership from Enbridge Partners in an aggregate principal amount equal to the Preliminary Alberta Clipper Construction Costs.

“Intercompany Preliminary EA Construction Cost Payable” means outstanding Indebtedness of the Partnership arising from intercompany borrowings by the Partnership from Enbridge Partners in an aggregate principal amount equal to the Preliminary Eastern Access Construction Costs.

“Intercompany Preliminary L3R Construction Cost Payable” means outstanding Indebtedness of the Partnership arising from intercompany borrowings by the Partnership from Enbridge Partners in an aggregate principal amount equal to the Preliminary L3R Construction Costs.

“Intercompany Preliminary ME Construction Cost Payable” means outstanding Indebtedness of the Partnership arising from intercompany borrowings by the Partnership from Enbridge Partners in an aggregate principal amount equal to the Preliminary Mainline Expansion Construction Costs.

“International Joint Tariff or “IJT”” means the International Joint Tariff as defined in that certain Competitive Toll Settlement Dated July 1, 2011.

“L3R 154-B Model” means the FERC Opinion No. 154-B model estimate for the Line 3 Replacement Project on file with the FERC from time to time.

“L3R Additional True-Up Amount” means $39,393,939.39.

“L3R In-Service Date” means the date on which the Line 3 Replacement Project is completed and placed into service.1

“L3R Revenue Requirement” means the revenue requirement calculated pursuant to the L3R ROE Support Letter, but without any adjustment for integrity credits, utilizing the FERC’s Opinion No. 154-B methodology and using the negotiated return on equity set forth in the L3R ROE Support Letter. If there is a change in the FERC’s regulatory requirements or otherwise that would eliminate the filing of the L3R 154-B Model, then the L3R Revenue Requirement shall be estimated in accordance with a model prepared as if a L3R 154-B Model were required to be filed with respect to the Line 3 Replacement Project.

1 NTD: ENB to confirm.

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“L3R ROE Support Letter” means the CAPP support letter, dated June 4, 2014, relating to the negotiated return on equity for the Line 3 Replacement Project and agreed to by CAPP, as the same may be amended from time to time.

“L3R Support Letters” means, collectively, the L3R Surcharge Support Letter and the L3R ROE Support Letter.

“L3R Surcharge” means the Lakehead System tariff surcharge component for the Line 3 Replacement Project as described in the L3R Surcharge Support Letter and to be ultimately approved by the FERC for inclusion in the Lakehead System tariff, excluding any adjustments for integrity credits.

“L3R Surcharge Support Letter” means the CAPP support letter, dated February 28, 2014, relating to the Line 3 Replacement Project and agreed to by CAPP, as the same may be amended from time to time.

“L3R Surcharge Term” means the primary term of the L3R Surcharge, and any extension thereof.

“Lakehead System” means the crude oil and liquid petroleum pipeline, owned by the Partnership (and associated with one or more Series) and regulated by the FERC, that extends from the United States/Canada border near Neche, North Dakota extending through the upper and lower Great Lakes region of the U.S. and re-entering Canada near Marysville, Michigan with an extension across the Niagara River into the Buffalo, New York area, as such pipeline may be extended or modified from time to time, including by the Alberta Clipper System and the Eastern Access Project.

“Liability” means any debt, liability, expense or other obligation.

“Limited Partner” means any limited partner of the Partnership generally or of any Series, as applicable.

“Limited Partner Interest” means the Partnership Interest of a Limited Partner in the Partnership generally or with respect to a Series (in its capacity as a limited partner without reference to any General Partner Interest held by it).

“Line 3” means the 34-inch liquids pipeline between Edmonton, Alberta and Superior, Wisconsin.

“Line 3 Replacement Project” means:

(a) a new 34-inch pipeline between the United States/Canada border and valve site MP 789.45;

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(b) a new 36-inch pipeline between valve site MP 789.45 and the terminal located in Superior, Wisconsin;

(c) eight new pump stations along the pipeline corridor;

(d) modifications to terminals in Clearbrook, Minnesota and Superior, Wisconsin; and

(e) the decommissioning of terminals relating to the existing Line 3 facilities.

For the avoidance of doubt, the Line 3 maintenance project to replace the first 16 miles of Line 3 at the United States/Canada border, which was placed in service in September 2014, is considered to be a pre-build of the Line 3 Replacement Project and part of the Line 3 Replacement Project.

“Line 5” means the 30-inch liquids pipeline from Superior, Wisconsin to Sarnia, Ontario.

“Line 6A” means the 34-inch liquids pipeline between Superior, Wisconsin and Griffith, Indiana.

“Line 6B” means the 30-inch liquids pipeline from Griffith, Indiana to Stockbridge, Michigan to Sarnia, Ontario.

“Line 17” means the 16-inch liquids pipeline from Stockbridge, Michigan to Freedom Junction, Michigan.

“Line 17 IJT Discount” means the tariff discount described in that certain Tariff Discount Sharing Agreement dated as of the Series EA Closing Date by and between the Series EA and Enbridge Pipelines (Toledo) Inc., a Delaware corporation, associated with Line 17.

“Line 62” means the 22-inch liquids pipeline from Flanagan, Illinois to Hartsdale, Indiana.

“Line 79” means the 20-inch liquids pipeline between Stockbridge, Michigan and Freedom Junction, Michigan and the leased 16-inch pipeline between Freedom Junction, Michigan and Van Buren Station, Michigan.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership or termination of a Series of the type described in Sections 11.1(a)(iv), 11.1(a)(v) or 11.2(a)(iv), the date on which the applicable time period during which the Partners have the right to elect to continue the business of the Partnership or Series, as applicable, has expired without such an election being made and (b) in the case of any other event giving rise to the dissolution of the Partnership or termination of a Series, the date on which such event occurs.

“Mainline Expansion 154-B Model” means the FERC Opinion No. 154-B model estimate for the applicable phase of the Mainline Expansion Project on file with the FERC from time to time.

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“Mainline Expansion Final In-Service Date” means the “In-Service Date” (as such term is used in the applicable Series ME Tariff Term Sheet) of the final component of the Mainline Expansion Project to be completed and placed into service.

“Mainline Expansion First In-Service Date” means the “In-Service Date” (as such term is used in the applicable Series ME Tariff Term Sheet) of the component of the Mainline Expansion Project that is first completed and placed into service.

“Mainline Expansion Phase I Revenue Requirement” means the revenue requirement calculated pursuant to the Mainline Expansion Phase I Term Sheet utilizing the FERC’s Opinion No. 154-B methodology and using the FERC PLO7-2 methodology. If prior to the expiration of the Mainline Expansion Phase I Term Sheet, there is a change in the FERC’s regulatory requirements or otherwise, that would eliminate the filing of the applicable Mainline Expansion 154-B Model, then the Mainline Expansion Phase I Revenue Requirement shall be estimated in accordance with a model prepared as if a Mainline Expansion 154-B Model were required to be filed with respect to Mainline Expansion Phase 1.

“Mainline Expansion Phase I Surcharge” means the tariff surcharge component for the first phase of the Mainline Expansion Project, as described in the Mainline Expansion Phase I Term Sheet and agreed to by CAPP.

“Mainline Expansion Phase I Term Sheet” means the Commercial Term Sheet dated May 28, 2012 relating to Mainline Expansion Phase I and agreed to by CAPP, as the same may be amended from time to time.

“Mainline Expansion Phase II Revenue Requirement” means the revenue requirement calculated pursuant to the Mainline Expansion Phase II Term Sheet utilizing the FERC’s Opinion No. 154-B methodology and using the FERC PLO7-2 methodology. If prior to the expiration of the Mainline Expansion Phase II Term Sheet, there is a change in the FERC’s regulatory requirements or otherwise, that would eliminate the filing of the applicable Mainline Expansion 154-B Model, then the Mainline Expansion Phase II Revenue Requirement shall be estimated in accordance with a model prepared as if a Mainline Expansion 154-B Model were required to be filed with respect to Mainline Expansion Phase II.

“Mainline Expansion Phase II Surcharge” means the tariff surcharge component for the second phase of the Mainline Expansion Project, as described in the Mainline Expansion Phase II Term Sheet and agreed to by CAPP. Such Mainline Expansion Phase II Surcharge shall be exclusive of the surcharge applicable to $247 million of capital previously invested by the Partnership in 2007 for upsizing Southern Access from 36 inches to 42 inches.

“Mainline Expansion Phase II Term Sheet” means the Commercial Term Sheet dated October 24, 2012 relating to Mainline Expansion Phase II and agreed to by CAPP, as the same may be amended from time to time.

“Mainline Expansion Phase III In-Service Date” means the “In-Service Date” (as such term is used in the Mainline Expansion Phase III Term Sheet) of Mainline Expansion Phase III.

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“Mainline Expansion Phase III Revenue Requirement” means the revenue requirement calculated pursuant to the Mainline Expansion Phase III Term Sheet utilizing the FERC’s Opinion No. 154-B methodology and using the FERC PLO7-2 methodology. If prior to the expiration of the Mainline Expansion Phase III Term Sheet, there is a change in the FERC’s regulatory requirements or otherwise, that would eliminate the filing of the applicable Mainline Expansion 154-B Model, then the Mainline Expansion Phase III Revenue Requirement shall be estimated in accordance with a model prepared as if a Mainline Expansion 154-B Model were required to be filed with respect to Mainline Expansion Phase III.

“Mainline Expansion Phase III Surcharge” means the tariff surcharge component for the third phase of the Mainline Expansion Project, as described in the Mainline Expansion Phase III Term Sheet and agreed to by CAPP.

“Mainline Expansion Phase III Term Sheet” means the Commercial Term Sheet dated October 24, 2012 relating to Mainline Expansion Phase III and agreed to by CAPP, as the same may be amended from time to time.

“Mainline Expansion Project” means a project to expand pipeline system capacity on the Lakehead System to alleviate bottlenecks and meet increased demand for pipeline capacity and is comprised of the following four components:

(a)           the Chicago Connectivity Project;

(b)          “Mainline Expansion Phase I”: (i) the expansion of Alberta Clipper System capacity from 450,000 bpd to 570,000 bpd, (ii) two additional 333,0000 barrel tanks and terminal upgrades at Superior, Wisconsin, (iii) the expansion of Southern Access capacity from 400,000 bpd to 560,000 bpd and (iv) three additional 333,000 barrel tanks in Flanagan, Illinois;

(c)          “Mainline Expansion Phase II”: (i) the further expansion of Southern Access capacity from 560,000 bpd to 1,200,000 bpd through the addition of 12 new pump stations and modifications at four existing stations, (ii) two additional 333,000 barrel tanks in Flanagan, Illinois and (iii) four additional 333,000 barrel tanks and terminal upgrades in Superior Wisconsin; and

(d)          “Mainline Expansion Phase III”: (i) the further expansion of Alberta Clipper System capacity from 570,000 bpd to 800,000 bpd and (ii) terminal upgrades at Clearbrook, Minnesota.

“Mainline Expansion Surcharge” means the combined Chicago Connectivity Surcharge, the Mainline Expansion Phase I Surcharge, the Mainline Expansion Phase II Surcharge and the Mainline Expansion Phase III Surcharge, as described in the Series ME Tariff Term Sheets.

“Mainline Expansion Surcharge Term” means the primary term of the Mainline Expansion Surcharge, and any extension thereof.

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“Majority in Interest” means, with respect to a Series, one or more Partners of such Series holding Partnership Interests in such Series that in the aggregate exceed fifty percent (50%) of all Percentage Interests owned by Partners of such Series.

“Material Subsidiary of Enbridge Partners” means any Subsidiary of Enbridge Partners that directly or through one or more of its Subsidiaries (i) owns assets with a book value equal to 10% or more of the book value of the consolidated assets of Enbridge Partners and its consolidated Subsidiaries, (ii) contributed 10% or more of consolidated operating income for any fiscal quarter during the four fiscal quarters most recently ended of Enbridge Partners and its Consolidated Unrestricted Subsidiaries (as defined in Enbridge Partners’ Credit Agreement dated as of September 26, 2011, as amended), or (iii) is a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act as such Regulation is in effect on any date of determination.

“Maximum Commitment” means, with respect to a Series EA Partner, a Series ME Partner or a Series L3R Partner the amount set forth opposite such Partner’s name on Exhibit A in the column entitled “Maximum Commitment.”

“Minimum Gain” has the meaning assigned to the term “partnership minimum gain” in Treasury Regulation Section 1.704-2(d).

“Net Agreed Value” means, (a) in the case of any property contributed by a Partner to the Partnership with respect to a Series, the Agreed Value of such property reduced by any liabilities either assumed by such Series upon such contribution or to which such property is subject when contributed and (b) in the case of any property of a Series distributed to a Partner, the Book Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Nonrecourse Deductions” has the meaning assigned to such term in Treasury Regulation Section 1.704-2(b).

“Omnibus Agreement” means the Omnibus Agreement, dated October 17, 2002, by and among EECI, Enbridge Partners and Enbridge Pipelines Inc.

“Partner Nonrecourse Debt” has the meaning assigned to such term in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning assigned to such term in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” has the meaning assigned to such term in Treasury Regulation Section 1.704-2(i)(1).

“Partners” means the General Partners and the Limited Partners.

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“Partnership” means Enbridge Energy, Limited Partnership, a Delaware limited partnership, formed on October 9, 1991 pursuant to the Delaware Act upon the filing of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware and the entry into the Agreement of Limited Partnership of the Partnership dated October 9, 1991.

“Partnership generally” means, with respect to the Partnership, the “limited partnership generally” as such phrase is used in Section 17-218 of the Delaware Act.

“Partnership Interest” means a partnership interest in the Partnership generally or with respect to a Series, which shall include General Partner Interests and Limited Partner Interests.

“Percentage Interest” means, with respect to any Partner of a Series, the percentage of the Partnership Interests of the applicable Series held by such Partner relative to the total outstanding Partnership Interests of such Series. The Percentage Interest of each Partner with respect to each Series as of the date of this Agreement is as set forth opposite such Partner’s name on Exhibit A. The Percentage Interests of the Partners of any Series shall be adjusted as follows:

(a)          in connection with the exercise of the Enbridge Partners Options as set forth in Sections 4.10, 4.12 and 4.14;

(b)          from time to time pursuant to Sections 5.6(e), 5.8(e) or 5.10(e); and

(c)          immediately following (i) the admission of any Person as a new Partner of such Series or (ii) any Capital Contribution to such Series that is not Pro Rata among the Partners of such Series (other than a Capital Contribution pursuant to Sections 5.6(a)(ii), 5.6(e), 5.8(a)(ii), 5.8(e) or 5.10(e)), to reflect the quotient, expressed as a percentage, obtained by dividing (A) such Partner’s Series Capital Account balance with respect to such Series by (B) the sum of all Partners’ Series Capital Account balances with respect to such Series, in each case, taking into account any prior adjustments pursuant to clause (a) of this definition.

Upon the adjustment of the Percentage Interests in the manner set forth in this definition, Exhibit A will be amended to reflect such adjusted Percentage Interests. The Percentage Interest of any Partner of the Partnership generally shall at all times be zero.

“Permitted Transferee” means, with respect to any Person, an Affiliate of such Person; provided that the term “Permitted Transferee” shall not include any Affiliate that, at the date of determination, such Person or any of its Affiliates intends or expects to sell, assign, exchange or otherwise cease to own or control.

“Person” means an individual, Entity or government agency or political subdivision thereof.

“Preliminary Alberta Clipper Construction Costs” means $425,142,514.25, which amount represents the sum of (1) all cash costs, expenses and liabilities actually paid by the Partnership prior to the Series AC Closing Date that are directly attributable to or properly allocable to the Series AC Assets and (2) all AFUDC that are directly attributable to or properly allocable to the Series AC Assets prior to the Series AC Closing Date.

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“Preliminary Eastern Access Construction Costs” means $7,900,000.00, which amount represents the sum of (1) all cash costs, expenses and liabilities actually paid by the Partnership prior to the Series EA Closing Date that are directly attributable to or properly allocable to the Series EA Assets and (2) all AFUDC that are directly attributable to or properly allocable to the Series EA Assets prior to the Series EA Closing Date.

“Preliminary L3R Construction Costs” means $415,127,273, which amount represents the sum of (1) all cash costs, expenses and liabilities actually paid by the Partnership prior to the Series L3R Closing Date that are directly attributable to or properly allocable to the Series L3R Assets and (2) all AFUDC that are directly attributable to or properly allocable to the Series L3R Assets prior to the Series L3R Closing Date, less any depreciation that is directly attributable to or properly allocable to the Series L3R Assets prior to the Series L3R Closing Date.

“Preliminary Mainline Expansion Construction Costs” means $5,000,000, which amount represents the sum of (1) all cash costs, expenses and liabilities actually paid by the Partnership prior to the Series ME Closing Date that are directly attributable to or properly allocable to the Series ME Assets and (2) all AFUDC that are directly attributable to or properly allocable to the Series ME Assets prior to the Series ME Closing Date.

“Pro Rata” means apportioned among all Partners of a particular Series in accordance with their relative Percentage Interests in such Series.

“Profits” or “Losses” means, for each taxable year with respect to any Series, an amount equal to such Series’ taxable income or loss for such taxable year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)          any income of such Series that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b)          any expenditures of such Series described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(c)          in the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(d)          gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

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(e)          in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year;

(f)          to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances for such Series as a result of a distribution other than in liquidation of a Partner’s Partnership Interest with respect to such Series, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)          any items that are allocated pursuant to Sections 6.1(b) and 6.1(c) shall be determined by applying rules analogous to those set forth in clauses (a) through (g) hereof but shall not be taken into account in computing Profits and Losses.

“Qualifying Volume Adjustment” means the product of (i) the Eastern Access Phase I Qualifying Volumes, (ii) the United States/Canada border to Chicago, Illinois toll as set forth in FERC Tariff No. 43.9.0 filed on March 1, 2012 and as updated on an annual basis through filings with the FERC and (iii) 50%.

“Qualifying Volumes” has the meaning assigned to such term in paragraph 5(d)(2) of Exhibit III of that certain Southern Access Offer of Settlement dated December 21, 2005, provided, however, that such Qualifying Volumes shall be limited to a maximum of 394,000 bpd.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership.

“Regulatory Allocations” means the allocations set forth in Sections 6.1(b)(i)-(iii) and 6.1(b)(v)-(vii).

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Series” means the Series AC, the Series EA, the Series ME, the Series L3R and the Series LH.

“Series AC Assets” means the assets identified as Series AC Assets in Section 3.2(a).

“Series AC Closing Date” means July 31, 2009.

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“Series AC Distribution Amount” means, with respect to any Quarter (including any Quarter in which the liquidation of the Series AC is completed), an amount equal to (a) the sum of (i) the portion of the Series AC Revenue Entitlement that has been collected during such Quarter through the system-wide rates of the Lakehead System as either the facilities surcharge or the base rates as provided in Section 7.10 (prior to the expiration of the Alberta Clipper Surcharge Term) or as determined pursuant to Section 10.2 (following the expiration of the Alberta Clipper Surcharge Term), (ii) any other cash receipts attributable to or arising out of the ownership, operation, sale or other disposition of the Series AC Assets collected during such Quarter and (iii) any net decrease in Series AC Reserves as shall be established by the Managing General Partner of the Series AC in respect of such Quarter, less (b) the sum of (i) all Series AC Expenses for such Quarter, (ii) all cash interest expenses (and principal reductions net of borrowings) of the Partnership for such Quarter attributable to Series AC Liabilities (other than any Intercompany Obligation for which the Series AC is not the Primary Obligor), (iii) any cash maintenance and pipeline integrity capital expenditures for such Quarter properly allocable to the Series AC, (iv) any other cash expenses for such Quarter constituting or attributable to or arising out of a Series AC Liability (other than any Intercompany Obligation for which the Series AC is not the Primary Obligor) or otherwise attributable to or arising out of the ownership or operation of the Series AC Assets and (v) any increase in Series AC Reserves as shall be established by the Managing General Partner of the Series AC in respect of such Quarter in accordance with Section 7.3.

“Series AC Expansion Capital Expenditures” means cash expenditures by the Series AC for:

(a)          any transaction in which the Series AC acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing for a period longer than the short term the operating capacity of the Series AC Assets or operating income of the Series AC from the operating capacity of the Series AC Assets or operating income of the Series AC existing immediately prior to such transaction, or

(b)          any (i) additions or improvements to the capital assets of the Series AC or (ii) acquisitions of existing, or the construction of new or the improvement or replacement of existing, capital assets, in each case if such additions, improvements, acquisitions, replacements or construction is made to increase for a period longer than the short term the operating capacity of the Series AC Assets or operating income of the Series AC from the operating capacity of the Series AC Assets or operating income of the Series AC existing immediately prior to such addition, improvement, replacement, acquisition or construction.

The term “Series AC Expansion Capital Expenditures” shall not include Series AC Maintenance Capital Expenditures. For purposes of this definition, the term “short term” generally refers to a period not exceeding 12 months.

“Series AC Expenses” means, for any period prior to the expiration of the Alberta Clipper Surcharge Term, the aggregate Series AC General and Administrative Expenses, Series AC Non-Mandatory Health and Safety Expenses, Series AC Operating Expenses, Series AC Pipeline Integrity Operating Expenses, Series AC Power Expenses and Series AC Property Taxes for such period. Following the expiration of the Alberta Clipper Surcharge Term, the Series AC Expenses will be determined pursuant to Section 10.2.

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“Series AC General and Administrative Expenses” means, for any period, the cash general and administrative expenses attributable to the Series AC Assets determined by applying the allocation methodology used to determine the estimate of such expenses pursuant to Section 3(f)(i) of the Series AC Tariff Term Sheet to the actual general and administrative expenses of the Partnership for such period.

“Series AC General Partner” means any General Partner of the Series AC.

“Series AC Liabilities” means the Liabilities identified as Series AC Liabilities on the Series AC Records from time to time in accordance with this Agreement.

“Series AC Limited Partner” means any Limited Partner of the Series AC.

“Series AC Long-Term Debt Financing” means the Indebtedness of the Series AC to Enbridge Partners evidenced by the B1 Promissory Note and the C1 Promissory Note.

“Series AC Maintenance Capital Expenditures” means cash expenditures by the Series AC (including expenditures for the addition or improvement to or replacement of the capital assets of the Series AC or for the acquisition of existing, or the construction or development of, new capital assets) if such expenditures are made to maintain, including for a period longer than the short term, the operating capacity of the Series AC Assets or operating income of the Series AC. The term “Series AC Maintenance Capital Expenditures” shall not include Series AC Expansion Capital Expenditures. For purposes of this definition, the term “short term” generally refers to a period not exceeding 12 months.

“Series AC Non-Mandatory Health and Safety Expenses” means, for any period, the non-mandatory health and safety cash expenses related to the Series AC Assets for such period.

“Series AC Operating Expenses” means, for any period, the cash operating expenses (excluding any cash expenses related to property taxes, power, pipeline integrity operating expenditures and non-mandatory health and safety expenditures) attributable to the Series AC Assets determined by applying the allocation methodology used to determine the estimate of such expenses pursuant to Section 3(f)(i) of the Series AC Tariff Term Sheet to the actual cash operating expenses (excluding any cash expenses related to property taxes, power, pipeline integrity operating expenditures and non-mandatory health and safety expenditures) of the Partnership for such period without regard to the estimated expenses included in the Alberta Clipper 154-B Model for such period.

“Series AC Partners” means the Series AC General Partners and the Series AC Limited Partners.

“Series AC Pipeline Integrity Operating Expenses” means, for any period, the cash pipeline integrity operating expenses related to the Series AC Assets for such period without regard to the allocation of such expenses pursuant to Section 3(f)(iii)(1) of the Series AC Tariff Term Sheet.

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“Series AC Power Expenses” means, for any period, the cash expenses for power attributable to the Series AC Assets pursuant to Section 3(f)(ii) of the Series AC Tariff Term Sheet for such period.

“Series AC Property Taxes” means, for any period, the cash property tax payments attributable to the Series AC Assets determined by applying the allocation methodology used to determine the estimate of such payments pursuant to Section 3(f)(i) of the Series AC Tariff Term Sheet to the actual cash property tax payments of the Partnership for such period, without regard to the risk sharing provisions set forth in the second sentence of Section 3(f)(i)(4) of the Series AC Tariff Term Sheet.

“Series AC Records” means the records maintained for the Series AC in accordance with Section 3.1(b).

“Series AC Reserves” means any cash reserves established by the Managing General Partner of the Series AC with respect to the Series AC to provide for the proper conduct of the business of the Series AC, including reserves for future capital expenditures and anticipated credit needs of the Series AC, or otherwise comply with applicable law or any agreement or other obligation of the Series AC or to which any Series AC Assets are subject.

“Series AC Revenue Entitlement” means, prior to the expiration of the Alberta Clipper Surcharge Term, the Series AC Revenue Requirement (excluding any reduction attributable to the “Revenue Credit” provided for in Section 13 of the Series AC Tariff Term Sheet). The Series AC Revenue Entitlement will be calculated in accordance with the Alberta Clipper 154-B Model on file at such time. If the Partnership does not file an Alberta Clipper 154-B Model during any year prior to the expiration of the Alberta Clipper Surcharge Term, due to a change in the FERC’s regulatory requirements or otherwise, then the Series AC Revenue Entitlement shall be estimated in accordance with a model prepared as if an Alberta Clipper 154-B Model was required to be filed. Following the expiration of the Alberta Clipper Surcharge Term, the Series AC Revenue Entitlement will be determined pursuant to Section 10.2.

“Series AC Revenue Requirement” means the revenue requirement as set forth in Section 3 “Revenue Requirement” of the Series AC Tariff Term Sheet.

“Series AC Tariff Term Sheet” means the Alberta Clipper U.S. Term Sheet dated June 28, 2007 and approved by the FERC by the letter dated August 28, 2008 (124 FERC ¶ 61,200 (2008)), as the same may be amended from time to time.

“Series Capital Account” means the capital account maintained for a Partner with respect to a Series pursuant to Section 5.12.

“Series EA Abatement Amount” means, as of any date of determination, an amount equal to the sum of all incremental Series EA Distributions received by Enbridge Partners at or prior to such date pursuant to Section 6.3(a)(i) in excess of its Pro Rata portion.

“Series EA Assets” means the assets identified as Series EA Assets in Section 3.3(a).

“Series EA Closing Date” means May 17, 2012.

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“Series EA Contribution Offset Amount” means, as of any date of determination, an amount equal to the difference between (a) the Series EA Abatement Amount and (b) the sum of all Additional Series EA Capital Contributions made by Enbridge Partners pursuant to Section 5.6(a)(ii) in excess of its Pro Rata portion.

“Series EA Distribution Amount” means, with respect to any Quarter (including any Quarter in which the liquidation of the Series EA is completed), an amount equal to (a) the sum of (i) the portion of the Series EA Revenue Entitlement that has been collected during such Quarter through the system-wide rates of the Lakehead System as either the facilities surcharge or the base rates as provided in Section 7.11 (prior to the expiration of one or more of the Series EA Tariff Term Sheets) or as determined pursuant to Section 10.3 (following the expiration of one or more of the Series EA Tariff Term Sheets), (ii) any other cash receipts attributable to or arising out of the ownership, operation, sale or other disposition of the Series EA Assets collected during such Quarter and (iii) any net decrease in Series EA Reserves as shall be established by the Managing General Partner of the Series EA in respect of such Quarter in accordance with Section 7.4, less (b) the sum of (i) all Series EA Expenses for such Quarter, (ii) all cash interest expenses (and principal reductions net of borrowings) of the Partnership for such Quarter attributable to Series EA Liabilities (other than any Intercompany Obligation for which the Series EA is not the Primary Obligor), (iii) any cash maintenance and pipeline integrity capital expenditures for such Quarter properly allocable to the Series EA, (iv) any other cash expenses for such Quarter constituting or attributable to or arising out of a Series EA Liability (other than any Intercompany Obligation for which the Series EA is not the Primary Obligor) or otherwise attributable to or arising out of the ownership or operation of the Series EA Assets and (v) any net increase in Series EA Reserves as shall be established by the Managing General Partner of the Series EA in respect of such Quarter in accordance with Section 7.4.

“Series EA Expenses” means, for any period prior to the expiration of one or more of the Series EA Tariff Term Sheets, the aggregate Series EA General and Administrative Expenses, Series EA Non-Mandatory Health and Safety Expenses, Series EA Operating Expenses, Series EA Pipeline Integrity Operating Expenses, Series EA Power Expenses and Series EA Property Taxes for such period. Following the expiration of one or more of the Series EA Tariff Term Sheets, the Series EA Expenses will be determined pursuant to Section 10.3.

“Series EA General and Administrative Expenses” means, for any period, the cash general and administrative expenses attributable to the Series EA Assets determined by applying the allocation methodology used to determine the estimate of such expenses pursuant to the Series EA Tariff Term Sheets to the actual general and administrative expenses of the Partnership for such period.

“Series EA General Partner” means any General Partner of the Series EA.

“Series EA Liabilities” means the Liabilities identified as Series EA Liabilities on the Series EA Records from time to time in accordance with this Agreement.

“Series EA Limited Partner” means any Limited Partner of the Series EA.

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“Series EA Maintenance Capital Expenditures” means cash expenditures by the Series EA (including expenditures for the addition or improvement to or replacement of the capital assets of the Series EA or for the acquisition of existing, or the construction or development of new capital assets) if such expenditures are made to maintain, including for a period longer than the short term, the operating capacity of the Series EA Assets or operating income of the Series EA. For purposes of this definition, the term “short term” generally refers to a period not exceeding 12 months.

“Series EA Non-Mandatory Health and Safety Expenses” means, for any period, the non-mandatory health and safety cash expenses related to the Series EA Assets for such period.

“Series EA Operating Expenses” means, for any period, the cash operating expenses (including realized oil losses and excluding cash expenses related to property taxes, power, pipeline integrity operating expenditures and non-mandatory health and safety expenditures) attributable to the Series EA Assets determined by applying the allocation methodology used to determine the estimate of such expenses pursuant to the Series EA Tariff Term Sheets to the actual cash operating expenses (including realized oil losses and excluding cash expenses related to property taxes, power, pipeline integrity operating expenditures and non-mandatory health and safety expenditures) of the Partnership for such period without regard to the estimated expenses included in the applicable Eastern Access 154-B Model(s) for such period.

“Series EA Partners” means the Series EA General Partners and the Series EA Limited Partners.

“Series EA Phase I Revenue Entitlement” means, prior to the expiration of the Eastern Access Phase I Term Sheet, the Eastern Access Phase I Revenue Requirement, Allowance Oil Revenue applicable to Eastern Access Phase I and the Qualifying Volume Adjustment, all net of the Line 17 IJT Discount. Following the expiration or suspension of the Eastern Access Phase I Term Sheet, the Series EA Phase I Revenue Entitlement will be determined pursuant to Section 10.3.

“Series EA Phase II Revenue Entitlement” means, prior to the expiration of the Eastern Access Phase II Term Sheet, the Eastern Access Phase II Revenue Requirement and Allowance Oil Revenue applicable to Eastern Access Phase II. Following the expiration or suspension of the Eastern Access Phase II Term Sheet, the Series EA Phase II Revenue Entitlement will be determined pursuant to Section 10.3.

“Series EA Phase III Revenue Entitlement” means, prior to the expiration of the Eastern Access Phase III Term Sheet, the Eastern Access Phase III Revenue Requirement and Allowance Oil Revenue applicable to Eastern Access Phase III. Following the expiration or suspension of the Eastern Access Phase III Term Sheet, the Series EA Phase III Revenue Entitlement will be determined pursuant to Section 10.3.

“Series EA Pipeline Integrity Operating Expenses” means, for any period, the cash pipeline integrity operating expenses related to the Series EA Assets for such period without regard to the allocation of such expenses pursuant to the Series EA Tariff Term Sheets.

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“Series EA Power Expenses” means, for any period, the cash expenses for power attributable to the Series EA Assets pursuant to the Series EA Tariff Term Sheets for such period.

“Series EA Property Taxes” means, for any period, the cash property tax payments attributable to the Series EA Assets determined by applying the allocation methodology used to determine the estimate of such payments pursuant to the Series EA Tariff Term Sheets to the actual cash property tax payments of the Partnership for such period, without regard to the risk sharing provisions set forth in the Series EA Tariff Term Sheets.

“Series EA Records” means the records maintained for the Series EA in accordance with Section 3.1(b).

“Series EA Reserves” means any cash reserves established by the Managing General Partner of the Series EA with respect to the Series EA to provide for the proper conduct of the business of the Series EA, including reserves for future capital expenditures and anticipated credit needs of the Series EA, or otherwise comply with applicable law or any agreement or other obligation of the Series EA or to which any Series EA Assets are subject.

“Series EA Revenue Entitlement” means the Series EA Phase I Revenue Entitlement, the Series EA Phase II Revenue Entitlement and the Series EA Phase III Revenue Entitlement, collectively.

“Series EA Tariff Term Sheets” means the Eastern Access Phase I Term Sheet, the Eastern Access Phase II Term Sheet and the Eastern Access Phase III Term Sheet, collectively.

“Series L3R Assets” means the assets identified as Series L3R Assets in Section 3.5(a).

“Series L3R Closing Date” means January 26, 2017.

“Series L3R Distribution Amount” means, with respect to any Quarter (including any Quarter in which the liquidation of the Series L3R is completed), an amount equal to (a) the sum of (i) the portion of the Series L3R Revenue Entitlement that has been collected during such Quarter through the system-wide rates of the Lakehead System as either the facilities surcharge or the base rates as provided in Section 7.13 (prior to the expiration or termination of the L3R Support Letters) or as determined pursuant to Section 10.5 (following the expiration or termination of the L3R Support Letters), (ii) any other cash receipts attributable to or arising out of the ownership, operation, sale or other disposition of the Series L3R Assets collected during such Quarter and (iii) any net decrease in Series L3R Reserves as shall be established by the Managing General Partner of the Series L3R in respect of such Quarter in accordance with Section 7.6, less (b) the sum of (i) all Series L3R Expenses for such Quarter, (ii) all cash interest expenses (and principal reductions net of borrowings) of the Partnership for such Quarter attributable to Series L3R Liabilities (other than any Intercompany Obligation for which the Series L3R is not the Primary Obligor), (iii) any cash maintenance and pipeline integrity capital expenditures for such Quarter properly allocable to the Series L3R, (iv) any other cash expenses for such Quarter constituting or attributable to or arising out of a Series L3R Liability (other than any Intercompany Obligation for which the Series L3R is not the Primary Obligor) or otherwise attributable to or arising out of the ownership or operation of the Series L3R Assets and (v) any net increase in Series L3R Reserves as shall be established by the Managing General Partner of the Series L3R in respect of such Quarter in accordance with Section 7.6.

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“Series L3R Expenses” means, for any period prior to the expiration or termination of the L3R Support Letters, the aggregate Series L3R General and Administrative Expenses, Series L3R Non-Mandatory Health and Safety Expenses, Series L3R Operating Expenses, Series L3R Pipeline Integrity Operating Expenses, Series L3R Power Expenses and Series L3R Property Taxes for such period. Following the expiration or termination of the L3R Support Letters, the Series L3R Expenses will be determined pursuant to Section 10.5.

“Series L3R General and Administrative Expenses” means, for any period, the cash general and administrative expenses attributable to the Series L3R Assets determined by applying an allocation methodology substantially consistent with past practice and determined to be reasonable by the Managing General Partner of the Series L3R.

“Series L3R General Partner” means any General Partner of the Series L3R.

“Series L3R Liabilities” means the Liabilities identified as Series L3R Liabilities in the Series L3R Records from time to time in accordance with this Agreement.

“Series L3R Limited Partner” means any Limited Partner of the Series L3R.

“Series L3R Maintenance Capital Expenditures” means cash expenditures by the Series L3R (including expenditures for the addition or improvement to or replacement of the capital assets of the Series L3R or for the acquisition of existing, or the construction or development of new capital assets) if such expenditures are made to maintain, including for a period longer than the short term, the operating capacity of the Series L3R Assets or operating income of the Series L3R. For purposes of this definition, the term “short term” generally refers to a period not exceeding 12 months.

“Series L3R Non-Mandatory Health and Safety Expenses” means, for any period, the non-mandatory health and safety cash expenses related to the Series L3R Assets for such period determined by applying an allocation methodology substantially consistent with past practice and determined to be reasonable by the Managing General Partner of the Series L3R.

“Series L3R Operating Expenses” means, for any period, the cash operating expenses (including realized oil losses and excluding cash expenses related to property taxes, power, pipeline integrity operating expenditures and non-mandatory health and safety expenditures) attributable to the Series L3R Assets determined by applying an allocation methodology substantially consistent with past practice and determined to be reasonable by the Managing General Partner of the Series L3R (including realized oil losses and excluding cash expenses related to property taxes, power, pipeline integrity operating expenditures and non-mandatory health and safety expenditures) of the Partnership for such period without regard to the estimated expenses included in the applicable L3R 154-B Model(s) for such period.

“Series L3R Partners” means the Series L3R General Partners and the Series L3R Limited Partners.

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“Series L3R Pipeline Integrity Operating Expenses” means, for any period, the cash pipeline integrity operating expenses related to the Series L3R Assets for such period determined by applying an allocation methodology substantially consistent with past practice and determined to be reasonable by the Managing General Partner of the Series L3R.

“Series L3R Power Expenses” means, for any period, the cash expenses for power attributable to the Series L3R Assets for such period determined by applying an allocation methodology substantially consistent with past practice and determined to be reasonable by the Managing General Partner of the Series L3R.

“Series L3R Property Taxes” means, for any period, the cash property tax payments attributable to the Series L3R Assets determined by applying an allocation methodology substantially consistent with past practice and determined to be reasonable by the Managing General Partner of the Series L3R.

“Series L3R Records” means the records maintained for the Series L3R in accordance with Section 3.1(b).

“Series L3R Reserves” means any cash reserves established by the Managing General Partner of the Series L3R with respect to the Series L3R to provide for the proper conduct of the business of the Series L3R, including reserves for future capital expenditures and anticipated credit needs of the Series L3R, or otherwise comply with applicable law or any agreement or other obligation of the Series L3R or to which any Series L3R Assets are subject.

“Series L3R Revenue Entitlement” means, prior to the expiration or termination of the L3R Support Letters, the L3R Revenue Requirement and Allowance Oil Revenue applicable to the Line 3 Replacement Project. Following the expiration, termination or suspension of the L3R Support Letters, the Series L3R Revenue Entitlement will be determined pursuant to Section 10.5.

“Series LH Assets” means the assets identified as Series LH Assets in Section 3.6(a).

“Series LH General Partner” means any General Partner of the Series LH.

“Series LH Liabilities” means the Liabilities identified as Series LH Liabilities on the Series LH Records from time to time in accordance with this Agreement.

“Series LH Limited Partner” means any Limited Partner of the Series LH.

“Series LH Partners” means the Series LH General Partners and the Series LH Limited Partners.

“Series LH Records” means the records maintained for the Series LH in accordance with Section 3.1(b).

“Series ME Abatement Amount” means, as of any date of determination, an amount equal to the sum of all incremental Series ME Distributions received by Enbridge Partners at or prior to such date pursuant to Section 6.4(a)(i) in excess of its Pro Rata portion.

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“Series ME Assets” means the assets identified as Series ME Assets in Section 3.4(a).

“Series ME Closing Date” means December 6, 2012.

“Series ME Contribution Offset Amount” means, as of any date of determination, an amount equal to the difference between (a) the Series ME Abatement Amount and (b) the sum of all Additional Series ME Capital Contributions made by Enbridge Partners pursuant to Section 5.8(a)(ii) in excess of its Pro Rata portion.

“Series ME Distribution Amount” means, with respect to any Quarter (including any Quarter in which the liquidation of the Series ME is completed), an amount equal to (a) the sum of (i) the portion of the Series ME Revenue Entitlement that has been collected during such Quarter through the system-wide rates of the Lakehead System as either the facilities surcharge or the base rates as provided in Section 7.12 (prior to the expiration of one or more of the Series ME Tariff Term Sheets) or as determined pursuant to Section 10.4 (following the expiration of one or more of the Series ME Tariff Term Sheets), (ii) any other cash receipts attributable to or arising out of the ownership, operation, sale or other disposition of the Series ME Assets collected during such Quarter and (iii) any net decrease in Series ME Reserves as shall be established by the Managing General Partner of the Series ME in respect of such Quarter in accordance with Section 7.5, less (b) the sum of (i) all Series ME Expenses for such Quarter, (ii) all cash interest expenses (and principal reductions net of borrowings) of the Partnership for such Quarter attributable to Series ME Liabilities (other than any Intercompany Obligation for which the Series ME is not the Primary Obligor), (iii) any cash maintenance and pipeline integrity capital expenditures for such Quarter properly allocable to the Series ME, (iv) any other cash expenses for such Quarter constituting or attributable to or arising out of a Series ME Liability (other than any Intercompany Obligation for which the Series ME is not the Primary Obligor) or otherwise attributable to or arising out of the ownership or operation of the Series ME Assets and (v) any net increase in Series ME Reserves as shall be established by the Managing General Partner of the Series ME in respect of such Quarter in accordance with Section 7.5.

“Series ME Expenses” means, for any period prior to the expiration of one or more of the Series ME Tariff Term Sheets, the aggregate Series ME General and Administrative Expenses, Series ME Non-Mandatory Health and Safety Expenses, Series ME Operating Expenses, Series ME Pipeline Integrity Operating Expenses, Series ME Power Expenses and Series ME Property Taxes for such period. Following the expiration of one or more of the Series ME Tariff Term Sheets, the Series ME Expenses will be determined pursuant to Section 10.4.

“Series ME General and Administrative Expenses” means, for any period, the cash general and administrative expenses attributable to the Series ME Assets determined by applying the allocation methodology used to determine the estimate of such expenses pursuant to the Series ME Tariff Term Sheets to the actual general and administrative expenses of the Partnership for such period.

“Series ME General Partner” means any General Partner of the Series ME.

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“Series ME Liabilities” means the Liabilities identified as Series ME Liabilities on the Series ME Records from time to time in accordance with this Agreement.

“Series ME Limited Partner” means any Limited Partner of the Series ME.

“Series ME Maintenance Capital Expenditures” means cash expenditures by the Series ME (including expenditures for the addition or improvement to or replacement of the capital assets of the Series ME or for the acquisition of existing, or the construction or development of new capital assets) if such expenditures are made to maintain, including for a period longer than the short term, the operating capacity of the Series ME Assets or operating income of the Series ME. For purposes of this definition, the term “short term” generally refers to a period not exceeding 12 months.

“Series ME Non-Mandatory Health and Safety Expenses” means, for any period, the non-mandatory health and safety cash expenses related to the Series ME Assets for such period.

“Series ME Operating Expenses” means, for any period, the cash operating expenses (including realized oil losses and excluding cash expenses related to property taxes, power, pipeline integrity operating expenditures and non-mandatory health and safety expenditures) attributable to the Series ME Assets determined by applying the allocation methodology used to determine the estimate of such expenses pursuant to the Series ME Tariff Term Sheets to the actual cash operating expenses (including realized oil losses and excluding cash expenses related to property taxes, power, pipeline integrity operating expenditures and non-mandatory health and safety expenditures) of the Partnership for such period without regard to the estimated expenses included in the applicable Mainline Expansion 154-B Model(s) for such period.

“Series ME Partners” means the Series ME General Partners and the Series ME Limited Partners.

“Series ME Phase I Revenue Entitlement” means, prior to the expiration of the Mainline Expansion Phase I Term Sheet, the Mainline Expansion Phase I Revenue Requirement and Allowance Oil Revenue applicable to Mainline Expansion Phase I. Following the expiration or suspension of the Mainline Expansion Phase I Term Sheet, the Series ME Phase I Revenue Entitlement will be determined pursuant to Section 10.4.

“Series ME Phase II Revenue Entitlement” means, prior to the expiration of the Mainline Expansion Phase II Term Sheet, the Mainline Expansion Phase II Revenue Requirement and Allowance Oil Revenue applicable to Mainline Expansion Phase II. Following the expiration or suspension of the Mainline Expansion Phase II Term Sheet, the Series ME Phase II Revenue Entitlement will be determined pursuant to Section 10.4.

“Series ME Phase III Revenue Entitlement” means, prior to the expiration of the Mainline Expansion Phase III Term Sheet, the Mainline Expansion Phase III Revenue Requirement and Allowance Oil Revenue applicable to Mainline Expansion Phase III. Following the expiration or suspension of the Mainline Expansion Phase III Term Sheet, the Series ME Phase III Revenue Entitlement will be determined pursuant to Section 10.4.

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“Series ME Pipeline Integrity Operating Expenses” means, for any period, the cash pipeline integrity operating expenses related to the Series ME Assets for such period without regard to the allocation of such expenses pursuant to the Series ME Tariff Term Sheets.

“Series ME Power Expenses” means, for any period, the cash expenses for power attributable to the Series ME Assets pursuant to the Series ME Tariff Term Sheets for such period.

“Series ME Property Taxes” means, for any period, the cash property tax payments attributable to the Series ME Assets determined by applying the allocation methodology used to determine the estimate of such payments pursuant to the Series ME Tariff Term Sheets to the actual cash property tax payments of the Partnership for such period, without regard to the risk sharing provisions set forth in the Series ME Tariff Term Sheets.

“Series ME Records” means the records maintained for the Series ME in accordance with Section 3.1(b).

“Series ME Reserves” means any cash reserves established by the Managing General Partner of the Series ME with respect to the Series ME to provide for the proper conduct of the business of the Series ME, including reserves for future capital expenditures and anticipated credit needs of the Series ME, or otherwise comply with applicable law or any agreement or other obligation of the Series ME or to which any Series ME Assets are subject.

“Series ME Revenue Entitlement” means the Chicago Connectivity Revenue Entitlement, the Series ME Phase I Revenue Entitlement, the Series ME Phase II Revenue Entitlement and the Series ME Phase III Revenue Entitlement, collectively.

“Series ME Tariff Term Sheets” means the Chicago Connectivity Term Sheet, the Mainline Expansion Phase I Term Sheet, the Mainline Expansion Phase II Term Sheet and the Mainline Expansion Phase III Term Sheet, collectively.

“Southern Access” means a 42-inch liquids pipeline from Superior, Wisconsin to Flanagan, Illinois.

“Stockbridge Terminal” means that certain terminal operated by the Partnership located in Stockbridge, Michigan.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

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“Supermajority Interest” means, with respect to a Series, one or more Partners of such Series holding Partnership Interests in such Series that in the aggregate exceed seventy-five percent (75%) of all Percentage Interests owned by Partners of such Series.

“Tag Pro Rata Share” means with respect to any Partner that holds Series EA or Series ME Partnership Interests, a fraction (expressed as a percentage), the numerator of which equals such Partner’s Series EA or Series ME Percentage Interest, as applicable, and the denominator of which equals (i) in a situation where the Tag Pro Rata Share is being calculated with respect to all Partners that hold Series EA or Series ME Partnership Interests, 100% and (ii) in a situation where the Tag Pro Rata Share is being calculated with respect to a particular group of Partners that hold less than 100% of the Series EA or Series ME Partnership Interests, the total Series EA or Series ME Percentage Interests held by all the Partners of such group.

“Third Party” means, with respect to any Partner, any Person that is not a Permitted Transferee with respect to such Partner.

“Transfer” means, with respect to any Partnership Interest, a transaction (i) by which a General Partner assigns its General Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or merger or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or merger or otherwise.

Section 1.2          Additional Defined Terms.

Each of the terms set forth below has the meaning set forth in the section of this Agreement set forth opposite such term in the following table:

Term	Section
Additional Series AC Capital Contributions	Section 5.2(f)
Additional Series EA Capital Contributions	Section 5.6(a)
Additional Series ME Capital Contributions	Section 5.8(a)
Additional Series L3R Capital Contributions	Section 5.10(a)
Alberta Clipper Revised Tariff Structure	Section 10.2(a)
Claims	Section 7.15(a)
Control Option	Section 10.1(b)
Damages	Section 7.15(a)
Default Series EA Capital Contribution	Section 5.6(e)
Default Series ME Capital Contribution	Section 5.8(e)
Default Series L3R Capital Contribution	Section 5.10(e)
Defaulting Series EA Partner	Section 5.6(e)
Defaulting Series EA Partner Obligation	Section 5.6(e)(ii)(B)

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Defaulting Series ME Partner	Section 5.8(e)
Defaulting Series ME Partner Obligation	Section 5.8(e)(ii)(B)
Defaulting Series L3R Partner	Section 5.10(e)
Defaulting Series L3R Partner Obligation	Section 5.10(e)(ii)(B)
EA Call Option	Section 4.10(a)
EA Call Option Closing Date	Section 4.10(b)
EA Call Option Deadline	Section 4.10(a)
EA Call Option Interest	Section 4.10(b)
EA Call Option Notice	Section 4.10(b)
EA Offered Interests	Section 4.5(a)
EA Offering Partner	Section 4.5(a)
EA ROFR Closing Period	Section 4.5(d)
EA ROFR Expiration Date	Section 4.5(b)
EA ROFR Notice	Section 4.5(a)
EA ROFR Notice Date	Section 4.5(a)
EA ROFR Offer Price	Section 4.5(a)
EA ROFR Proportionate Share	Section 4.5(b)
Eastern Access Revised Tariff Structure	Section 10.3(a)
EECI	Preamble
EECI EA Sub	Preamble
EECI ME Sub	Preamble
EECI L3R Sub	Preamble
EEM Board	Section 4.10(a)
Enbridge Partners	Preamble
Fundamental Change	Section 10.1(a)
Indemnified Series	Section 7.16
Indemnifying Series	Section 7.16
Initial Series AC Capital Contribution	Section 5.2(a)
Initial Series EA Capital Contribution	Section 5.5(a)
Initial Series ME Capital Contribution	Section 5.7(a)
Initial Series L3R Capital Contribution	Section 5.9(a)
L3R Revised Tariff Structure	Section 10.5(a)
L3R Call Option	Section 4.12(a)
L3R Call Option Closing Date	Section 4.12(b)
L3R Call Option Deadline	Section 4.12(a)
L3R Call Option Interest	Section 4.12(b)
L3R Call Option Notice	Section 4.12(b)
L3R Offered Interests	Section 4.7(a)
L3R Offering Partner	Section 4.7(a)
L3R ROFR Closing Period	Section 4.7(d)
L3R ROFR Expiration Date	Section 4.7(b)
L3R ROFR Notice	Section 4.7(a)
L3R ROFR Notice Date	Section 4.7(a)
L3R ROFR Offer Price	Section 4.7(a)
L3R ROFR Proportionate Share	Section 4.7(b)
L3R Revised Tariff Structure	Section 10.5

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Lakehead GP	Preamble
Lending Series EA Partner	Section 5.6(e)(ii)
Lending Series ME Partner	Section 5.8(e)(ii)
Lending Series L3R Partner	Section 5.10(e)(ii)
Mainline Expansion Revised Tariff Structure	Section 10.4(a)
Managing General Partner	Section 7.22
Maximum Permitted Delegation	Section 10.1(a)
ME Call Option	Section 4.12(a)
ME Call Option Closing Date	Section 4.12(b)
ME Call Option Deadline	Section 4.12(a)
ME Call Option Interest	Section 4.12(b)
ME Call Option Notice	Section 4.12(b)
ME Offered Interests	Section 4.6(a)
ME Offering Partner	Section 4.6(a)
ME ROFR Closing Period	Section 4.6(d)
ME ROFR Expiration Date	Section 4.6(b)
ME ROFR Notice	Section 4.6(a)
ME ROFR Notice Date	Section 4.6(a)
ME ROFR Offer Price	Section 4.6(a)
ME ROFR Proportionate Share	Section 4.6(b)
Non-Defaulting Series EA Partner	Section 5.6(e)
Non-Defaulting Series ME Partner	Section 5.8(e)
Non-Defaulting Series L3R Partner	Section 5.10(e)
Option Purchase Agreement	Section 5.5(c)
Option Committee	Section 4.10(a)
Partnership Representative	Section 9.4(b)
Primary Obligor	Section 3.7(c)
Prior Agreement	Preamble
Proportionate Share of Shared Liabilities	Section 3.7(d)
ROFR Asset Closing Period	Section 4.9(d)
ROFR Asset Expiration Date	Section 4.9(b)
ROFR Asset Notice	Section 4.9(a)
ROFR Asset Notice Date	Section 4.9(a)
ROFR Asset Offer Price	Section 4.9(a)
ROFR Holder	Section 4.5(a)
ROFR Offered Asset	Section 4.9(a)
Series AC	Section 3.1(a)
Series AC Distribution	Section 6.2(a)
Series EA	Section 3.1(a)
Series EA Annual Budget	Section 7.7(a)
Series EA Capital Contribution Notice	Section 5.6(a)
Series EA Distribution	Section 6.3(a)
Series EA Monthly Capital Requirement	Section 5.6(b)
Series EA Prior Budget	Section 7.7(c)
Series EA Remainder Amount	Section 6.3(a)(ii)
Series Indemnified Damages	Section 7.16

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Series LH	Section 3.1(a)
Series LH Distribution	Section 6.6(a)
Series ME	Section 3.1(a)
Series ME Annual Budget	Section 7.8(a)
Series ME Capital Contribution Notice	Section 5.8(a)
Series ME Distribution	Section 6.4(a)
Series ME Monthly Capital Requirement	Section 5.8(b)
Series ME Prior Budget	Section 7.8(c)
Series ME Remainder Amount	Section 6.4(a)(ii)
Series L3R	Section 3.5(a)
Series L3R Annual Budget	Section 7.9(a)
Series L3R Capital Contribution Notice	Section 5.9(a)
Series L3R Distribution	Section 6.5(a)
Series L3R Monthly Capital Requirement	Section 5.8(b)
Series L3R Prior Budget	Section 7.9(c)
Series L3R Remainder Amount	Section 6.5(a)(ii)
Shared Assets	Exhibit F
Springing Guarantee	Section 7.3(g)
Tag-Along Notice	Section 4.8(a)
Tag-Along Right	Section 4.8(a)
Tag-Along Transferee	Section 4.8(a)
Tag Offerees	Section 4.8(a)
Third Party Asset Offer	Section 4.9(a)
Third Party Offer	Section 4.5(a)
Transferor	Section 4.8(a)
Wisconsin GP	Preamble

Section 1.3          Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II
ORGANIZATION

Section 2.1          Continuation.

Lakehead GP, Wisconsin GP, EECI, EECI EA Sub, EECI ME Sub, and Enbridge Partners hereby continue the Partnership as a limited partnership under the Delaware Act, and together with EECI L3R Sub, enter into this Agreement, which amends and restates the Prior Agreement in its entirety. This Agreement shall be effective as of the date set forth in the introductory paragraph of this Agreement. Except as modified in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership or any Series shall be governed by the Delaware Act.

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Section 2.2           Name.

The name of the Partnership shall continue to be “Enbridge Energy, Limited Partnership.” Subject to applicable law, the Partnership’s business may be conducted under any other name or names as determined by the Managing General Partner of the Partnership generally, including the name of such Managing General Partner. Each Series’ business shall be conducted under the name of the Partnership on behalf of such Series, the name of such Series or, subject to applicable law, any other name or names as determined by the Managing General Partner of such Series, including the name of such Managing General Partner. The words “Limited Partnership,” “LP” or similar words or letters shall be included in the Partnership’s or any Series’ name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. Without the consent of any Partner being required, the Managing General Partner of the Partnership generally may amend this Agreement and the Certificate of Limited Partnership to change the name of the Partnership at any time and from time to time and shall promptly notify the Partners of such change.

Section 2.3           Principal Office; Registered Office.

(a)          The principal office of the Partnership and each Series shall be at 1100 Louisiana, Suite 3300, Houston, Texas 77002 or such other place as the Managing General Partner of the Partnership generally may from time to time designate. The Partnership and each Series may maintain offices at such other places as the Managing General Partner of the Partnership generally or such Series, as applicable, deems advisable.

(b)          The address of the Partnership’s registered office in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801, and the Partnership’s registered agent for service of process on the Partnership in the State of Delaware shall be The Corporation Trust Company. Without the consent of any Partner being required, the Managing General Partner of the Partnership generally may amend this Agreement and the Certificate of Limited Partnership to change the address of the Partnership’s registered office or the Partnership’s registered agent for service of process at any time and from time to time and shall promptly notify the Partners of such change.

Section 2.4           Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership and each Series shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

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Section 2.5          Powers.

The Partnership and each Series shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership or any Series.

Section 2.6          Term.

The term of the Partnership shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XI. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act. Each Series shall have a perpetual existence until the earlier of the dissolution of the Partnership or the termination of such Series in accordance with the provisions of Article XI.

Section 2.7          Title to Partnership Assets.

Subject to applicable law, record title to any or all of the assets of any Series may be held in the name of the Partnership, such Series, the Managing General Partner of such Series or one or more nominees, as the Managing General Partner of such Series may determine. Each Managing General Partner hereby declares and warrants that the assets of any Series for which record title is held in the name of such Managing General Partner or one or more nominees shall be held in trust by such Managing General Partner or such nominee for the use and benefit of the applicable Series in accordance with the provisions of this Agreement.

ARTICLE III
ESTABLISHMENT AND DESIGNATION OF SERIES

Section 3.1           Establishment and Designation of Series.

(a)          Prior to the Series L3R Closing Date, the partnership interests in the Partnership were divided into four series referred to as the “Series AC,” the “Series EA,” the “Series ME” and the “Series LH.” As of the Series L3R Closing Date, the Partners hereby establish a fifth series of partnership interests in the Partnership referred to as the “Series L3R.” Each Series shall constitute a separate series of partnership interests in accordance with Section 17-218 of the Delaware Act, having separate rights, powers, duties and obligations as set forth herein, with each such Series comprised of both General Partner Interests and Limited Partner Interests, as set forth in Article V.

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(b)          Each Series shall be separate and distinct from each other Series, and separate and distinct records shall be maintained for each Series. The records maintained for each Series shall account for the assets and Liabilities associated with such Series separately from the assets and Liabilities associated with any other Series or the Partnership generally. Records maintained for a Series that reasonably identify its assets, including by specific listing, category, type, quantity, computational or allocational formula or procedure (including a percentage or share of any asset or assets) or by any other method where the identity of such assets is objectively determinable, will be deemed to account for the assets associated with such Series separately from the assets associated with any other Series. Except for the Intercompany Obligations and the Springing Guarantees or as may be expressly agreed to by a Series or the Partnership generally, no Liability of a Series shall be a Liability of any other Series or the Partnership generally. To the fullest extent permitted by applicable law, except for the Intercompany Obligations and the Springing Guarantees or as may be expressly agreed to by a Series or the Partnership generally, all of the Liabilities incurred, contracted for or otherwise now or hereafter existing with respect to a particular Series shall be enforceable against the assets of such Series only or a General Partner associated with such Series and not against the assets of any other Series or of the Partnership generally or any General Partner not associated with such Series, and, except for the Intercompany Obligations and the Springing Guarantees or as may be expressly agreed to by a Series or the Partnership generally, none of the Liabilities incurred, contracted for or otherwise existing with respect to any other Series shall be enforceable against the assets of such Series. The Certificate of Limited Partnership shall contain a notice of the limitation of liabilities of the Series and of the Partnership generally in conformity with Section 17-218 of the Delaware Act.

(c)          Each Series shall have the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests and sue and be sued.

Section 3.2            Series AC.

(a)          The following shall constitute the Series AC Assets:

(i)          the Exclusive Series AC Assets;

(ii)         all rights and interests of the Series AC set forth in Exhibit F with respect to the Shared Assets; and

(iii)        all other assets identified as Series AC Assets on the Series AC Records.

(b)          The following shall constitute the Series AC Liabilities (without duplication):

(i)          all Liabilities associated with or arising from the ownership or operation of the Exclusive Series AC Assets, including the B1 Promissory Note and the C1 Promissory Note;

(ii)         the Series AC’s Proportionate Share of Shared Liabilities;

(iii)        the Intercompany Preliminary AC Construction Cost Payable;

(iv)        the Intercompany Obligations;

(v)         the Springing Guarantees; and

(vi)        all other Liabilities identified as Series AC Liabilities on the Series AC Records.

(c)          The Partners hereby acknowledge and agree that all Series AC Assets are available to satisfy the claims of all creditors in respect of any Series AC Liability, in each case, without priority of claims among such creditors, except as may be expressly set forth in the documents evidencing the obligations owed to any such creditor.

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Section 3.3          Series EA.

(a)          The following shall constitute the Series EA Assets:

(i)          the Exclusive Series EA Assets;

(ii)         all rights and interests of the Series EA set forth in Exhibit F with respect to the Shared Assets; and

(iii)        all other assets identified as Series EA Assets on the Series EA Records.

(b)          The following shall constitute the Series EA Liabilities (without duplication):

(i)          all Liabilities associated with or arising from the ownership or operation of the Exclusive Series EA Assets;

(ii)         the Series EA’s Proportionate Share of Shared Liabilities;

(iii)        the Intercompany Obligations;

(iv)        the Intercompany Preliminary EA Construction Cost Payable;

(v)         the Springing Guarantees; and

(vi)        all other Liabilities identified as Series EA Liabilities on the Series EA Records.

(c)          The Partners hereby acknowledge and agree that all Series EA Assets are available to satisfy the claims of all creditors in respect of any Series EA Liability, in each case, without priority of claims among such creditors, except as may be expressly set forth in the documents evidencing the obligations owed to any such creditor.

Section 3.4          Series ME.

(a)          The following shall constitute the Series ME Assets:

(i)          the Exclusive Series ME Assets;

(ii)         all rights and interests of the Series ME set forth in Exhibit F with respect to the Shared Assets; and

(iii)        all other assets identified as Series ME Assets on the Series ME Records.

(b)          The following shall constitute the Series ME Liabilities (without duplication):

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(i)          all Liabilities associated with or arising from the ownership or operation of the Exclusive Series ME Assets;

(ii)         the Series ME’s Proportionate Share of Shared Liabilities;

(iii)        the Intercompany Obligations;

(iv)        the Intercompany Preliminary ME Construction Cost Payable;

(v)         the Springing Guarantees; and

(vi)        all other Liabilities identified as Series ME Liabilities on the Series ME Records.

(c)          The Partners hereby acknowledge and agree that all Series ME Assets are available to satisfy the claims of all creditors in respect of any Series ME Liability, in each case, without priority of claims among such creditors, except as may be expressly set forth in the documents evidencing the obligations owed to any such creditor.

Section 3.5          Series L3R.

(a)          The following shall constitute the Series L3R Assets:

(i)          the Exclusive Series L3R Assets;

(ii)         all rights and interests of the Series L3R set forth in Exhibit F with respect to the Shared Assets; and

(iii)        all other assets identified as Series L3R Assets on the Series L3R Records.

(b)          The following shall constitute the Series L3R Liabilities (without duplication):

(i)          all Liabilities associated with or arising from the ownership or operation of the Exclusive Series L3R Assets;

(ii)         the Series L3R’s Proportionate Share of Shared Liabilities;

(iii)        the Intercompany Obligations;

(iv)        the Intercompany Preliminary L3R Construction Cost Payable;

(v)         the L3R Additional True-Up Amount;

(vi)        the Springing Guarantees; and

(vii)       all other Liabilities identified as Series L3R Liabilities on the Series L3R Records.

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(c)          The Partners hereby acknowledge and agree that all Series L3R Assets are available to satisfy the claims of all creditors in respect of any Series L3R Liability, in each case, without priority of claims among such creditors, except as may be expressly set forth in the documents evidencing the obligations owed to any such creditor.

Section 3.6           Series LH.

(a)          The following shall constitute the Series LH Assets:

(i)          all assets and rights of the Partnership that are not associated with any other Series;

(ii)         all rights and interests of the Series LH set forth in Exhibit F with respect to the Shared Assets; and

(iii)        all other assets identified as Series LH Assets on the Series LH Records.

(b)          The following shall constitute the Series LH Liabilities (without duplication):

(i)          all Liabilities of the Partnership that are not associated with any other Series;

(ii)         the Series LH’s Proportionate Share of Shared Liabilities;

(iii)        the Intercompany Obligations;

(iv)        the Springing Guarantees; and

(v)         all other Liabilities identified as Series LH Liabilities on the Series LH Records.

(c)          The Partners hereby acknowledge and agree that all Series LH Assets are available to satisfy the claims of all creditors in respect of any Series LH Liability, in each case, without priority of claims among such creditors, except as may be expressly set forth in the documents evidencing the obligations owed to any such creditor.

Section 3.7           Allocation Among Series.

(a)          The Partnership may acquire assets only to the extent that they are acquired by the Partnership with respect to one or more particular Series and not with respect to the Partnership generally. To the extent commercially feasible, all Liabilities (other than any Intercompany Obligations or Springing Guarantees) contractually created or incurred or amended by any Series following the Series AC Closing Date shall be made expressly non-recourse to (i) the Partnership generally and any other Series and (ii) the Partners of the Partnership generally or any Series (in their respective capacities as such).

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(b)          The Managing General Partner of the Partnership generally shall establish procedures designed to ensure that, to the extent commercially feasible, all contracts of a Series (other than contracts relating to any Intercompany Obligations or Springing Guarantees) entered into or amended after the Series AC Closing Date, (i) expressly acknowledge the separateness of the Partnership generally and each Series, (ii) notify the contract counterparty of the identity of the obligor or obligors thereunder (and if more than one obligor, the obligation of each obligor, which obligation may be joint and several or may be several depending on the facts and circumstances) and (iii) are properly executed and delivered by a duly authorized Person on behalf of the Partnership generally and/or such Series, as applicable.

(c)          The Partners (in their respective capacities as such) on the one hand, and Enbridge Partners (on behalf of itself and each Material Subsidiary of Enbridge Partners) on the other hand, acknowledge and agree that, for so long as any Existing Indebtedness (or refinancing thereof) requires, all Intercompany Obligations currently or hereafter existing are expressly recourse to the Partnership generally and to each Series, and expressly non-recourse to the Partners of the Partnership generally and to the Partners of each Series (in the case of Partners, in their respective capacities as such). The Managing General Partner of the Partnership generally shall designate each Intercompany Obligation as the primary obligation of the applicable Series (the “Primary Obligor”) with respect to which the Intercompany Obligation was incurred. The Series AC will be the Primary Obligor with respect to the Intercompany Preliminary AC Construction Cost Payable and Facility B1 and Facility C1 and any refinancing thereof, including the Series AC Long-Term Debt Financing; the Series EA will be the Primary Obligor with respect to the Intercompany Preliminary EA Construction Cost Payable; the Series ME will be the Primary Obligor with respect to the Intercompany Preliminary ME Construction Cost Payable; the Series L3R will be the Primary Obligor with respect to the Intercompany Preliminary L3R Construction Cost Payable and the L3R Additional True-Up Amount; and the Series LH will be the Primary Obligor with respect to all other Intercompany Obligations. As among each Series of the Partnership and the Partnership generally, the Primary Obligor with respect to an Intercompany Obligation shall have the primary responsibility for administering and discharging such obligation and shall have primary liability to the creditors or other obligees associated with such obligation.

(d)          The Managing General Partner of the Partnership generally shall determine the portion of the Liabilities associated with or arising from the use, ownership or operation of the Shared Assets to be designated as Series AC Liabilities, Series EA Liabilities, Series ME Liabilities, Series L3R Liabilities or Series LH Liabilities (with respect to each Series, its “Proportionate Share of Shared Liabilities”) based on the following criteria (and the Managing General Partners of the Series AC, Series EA, Series ME, Series L3R and the Series LH shall maintain the Series AC Records, the Series EA Records, the Series ME Records, the Series L3R Records and the Series LH Records, respectively, in a manner consistent with such determination):

(i)          the relative use by the Series AC, Series EA, Series ME, Series L3R and Series LH of the Shared Asset to which the Liability relates;

(ii)         the relative benefit to the Series AC, Series EA, Series ME, Series L3R and Series LH of the Shared Asset to which the Liability relates; and

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(iii)        if applicable, the relative fault of the Series AC, Series EA, Series ME, Series L3R and Series LH with respect to the activities or events giving rise to the Liability related to such Shared Asset.

Section 3.8           No Transfer or Sale.

The Partners acknowledge and agree that neither the establishment of the Series AC, Series EA, Series ME, Series L3R and Series LH, nor the designation of their respective assets as set forth in this Article III shall constitute a sale, transfer or other disposition of any asset of the Partnership.

ARTICLE IV
TRANSFER OF PARTNERSHIP INTERESTS;
RIGHT OF FIRST REFUSAL; TAG-ALONG RIGHTS

Section 4.1            Transfers Generally.

(a)          Transfers of Partnership Interests may only be made in strict compliance with all applicable terms of this Agreement, and any purported Transfer of Partnership Interests that does not so comply with all applicable provisions of this Agreement shall, to the fullest extent permitted by law, be null and void and of no force or effect, and no Managing General Partner acting on behalf of the Partnership generally or any Series shall recognize or be bound by any such purported Transfer or effect any such purported Transfer on the transfer books of the Partnership generally or any Series. The Partners agree that the restrictions contained in this Article IV are fair and reasonable and in the best interests of the Partnership, each Series and the Partners.

(b)          Notwithstanding anything herein to the contrary, no Transfer by a Partner of all or any part of its Partnership Interest to another Person shall be permitted unless (i) the transferee agrees in writing to assume the rights and duties of such Partner under this Agreement and to be bound by the provisions of this Agreement and (ii) such transferee shall be admitted to the Partnership as a Partner with respect to the Partnership generally or a Series, as applicable, pursuant to Section 4.1(c) immediately prior to the transferor ceasing to be a Partner with respect to the transferred portion of the Partnership Interest, and the business of the Partnership and each Series shall continue without dissolution or termination, respectively.

(c)          To effect the admission of any Partner to the Partnership generally or any Series, the Managing General Partner of the Partnership generally and each applicable Series shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Partnership and the applicable Series to reflect such admission and, if necessary, notwithstanding Sections 12.1 or 12.2, to prepare and adopt as soon as practicable an amendment to this Agreement and, if required by law, the Managing General Partner of the Partnership generally shall prepare and file an amendment to the Certificate of Limited Partnership. The transferee shall be admitted to the Partnership with respect to the Partnership generally or the applicable Series, as the case may be, as a general partner or limited partner, as applicable, upon satisfaction of the requirements of Section 4.1(b) and this Section 4.1(c), without the consent of any other Partner being required.

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(d)          No Partner shall have any right to withdraw from the Partnership or any Series; provided, however, that when a transferee of a Partner’s Partnership Interest is admitted to the Partnership or any Series in accordance with Section 4.1(c) with respect to the Partnership Interest so transferred, the transferring Partner shall cease to be a Partner with respect to the Partnership Interest so transferred.

Section 4.2           General Restrictions on Transfers of Partnership Interests.

(a)          Notwithstanding the other provisions of this Article IV, no Transfer of any Partnership Interests shall be made if such Transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such Transfer, (ii) terminate the existence or qualification of the Partnership or any Series under the laws of the State of Delaware or (iii) cause the Partnership or any Series to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b)          The Managing General Partner of the Partnership generally may impose restrictions on the Transfer of Partnership Interests if it receives an opinion of counsel that such restrictions are necessary to avoid a significant risk of the Partnership or any Series becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. Notwithstanding Sections 12.1 and 12.2, the Managing General Partner of the Partnership generally may impose such restrictions by amending this Agreement.

(c)          For so long as the Partnership is a partnership for U.S. federal income tax purposes, in no event may any Transfer of any Partnership Interests by any Partner be made if such Transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or if such Transfer would otherwise result in the Partnership or any Series being treated as a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code and the regulations promulgated thereunder.

Section 4.3           Additional Restrictions on Transfers of Partnership Interests.

(a)          Series EA, Series ME and Series L3R Partnership Interests. No Transfer of a Series EA, Series ME or Series L3R Partnership Interest may be made unless (i) such Transfer complies with the provisions of Section 4.1 and Section 4.2 and (ii) unless such Transfer is to a Permitted Transferee of the transferring Partner, such Transfer is made in accordance with Sections 4.5, 4.6, 4.7 or 4.8, as applicable.

(b)          Series AC and Series LH Partnership Interests. No Transfer of a Series AC or Series LH Partnership Interest may be made unless such Transfer complies with the provisions of Section 4.1 and Section 4.2.

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Section 4.4           Reserved.

Section 4.5           Series EA Right of First Refusal.

(a)          If any Partner receives a bona fide written offer from a Third Party (a “Third Party Offer”) for the Transfer of all or a part of such Partner’s (and its respective Permitted Transferees) Partnership Interests in Series EA and such Partner (the “EA Offering Partner”) desires to accept and is otherwise permitted to effect such proposed Transfer pursuant to this Article IV, such EA Offering Partner shall deliver written notice of such Third Party Offer (the “EA ROFR Notice”) to the Managing General Partner of the Partnership generally as soon as reasonably practicable, but in no event less than 35 days prior to the date of the proposed Transfer. The date that the EA ROFR Notice is received by the Managing General Partner of the Partnership generally shall constitute the “EA ROFR Notice Date.” Within five Business Days following the EA ROFR Notice Date, the Managing General Partner of the Partnership generally shall send a copy of the EA ROFR Notice along with a letter indicating the EA ROFR Notice Date to EECI and Enbridge Partners (each, a “ROFR Holder” and collectively, the “ROFR Holders”). The EA ROFR Notice shall set forth the identity of the Third Party (including, (x) if such information is not publicly available, information about the identity of the Third Party, (y) the identity of Affiliates of the Third Party and (z) if the Third Party is making the Third Party Offer as a nominee of another Person, the identity of such other Person and its Affiliates), the amount and the Partnership Interests to be sold (the “EA Offered Interests”), the proposed purchase price for the EA Offered Interests (the “EA ROFR Offer Price”), all details of the payment terms and all other material terms and conditions, including the nature of the representations and warranties to be made and the indemnities to be given, in connection with the proposed Transfer. The EA ROFR Offer Price shall be expressed in U.S. dollars, whether or not the form of consideration in the Third Party Offer is wholly or partially cash or cash equivalents.

(b)          Each ROFR Holder shall have the right, but not the obligation, to purchase up to that amount of the EA Offered Interests equal to the product of (i) the amount of the EA Offered Interests and (ii) a fraction (the “EA ROFR Proportionate Share”), the numerator of which shall be the Series EA Percentage Interest of such ROFR Holder and the denominator of which shall be the sum of the Series EA Percentage Interests held by the ROFR Holders. Within 25 days after the EA ROFR Notice Date, each ROFR Holder may deliver a written notice to the EA Offering Partner, the Managing General Partner of the Partnership generally and the other EA ROFR Holder of its election to purchase such EA Offered Interests. Any ROFR Holder whose written notice has not been received by the Managing General Partner of the Partnership generally within such 25-day period shall be deemed to have elected not to exercise its right of first refusal in connection with such Transfer. To the extent a ROFR Holder does not elect to purchase its full EA ROFR Proportionate Share of such EA Offered Interests, the other ROFR Holder, if it has elected to purchase its full EA ROFR Proportionate Share, shall be entitled, by delivering written notice to the EA Offering Partner and the Managing General Partner of the Partnership generally within five Business Days following the end of such 25-day period (such fifth Business Day, the “EA ROFR Expiration Date”), to purchase up to all of the remaining EA Offered Interests. The delivery of a notice of election under this Section 4.5(b) shall constitute an irrevocable commitment to purchase such EA Offered Interests. If the ROFR Holders shall have elected to purchase all but not less than all of the EA Offered Interests, the Managing General Partner of the Partnership generally shall thereafter set a reasonable place and time for the closing of the purchase and sale of the EA Offered Interests, which shall be not less than 10 days nor more than 60 days after the EA ROFR Expiration Date (subject to extension to the extent necessary to pursue any required regulatory or Partner approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act) unless otherwise agreed by all of the parties to such transaction.

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(c)          The purchase price and terms and conditions for the purchase of the EA Offered Interests pursuant to this Section 4.5 shall be the purchase price and terms and conditions set forth in the applicable Third Party Offer (or the cash equivalent thereof); provided that the purchase price shall be the EA ROFR Offer Price and shall be payable in immediately available U.S. dollars; and provided further that the EA Offering Partner shall at a minimum make customary representations and warranties concerning (i) such EA Offering Partner’s valid title to and ownership of the EA Offered Interests, free and clear of all liens, claims and encumbrances (excluding those arising hereunder and under applicable securities laws), (ii) such EA Offering Partner’s authority, power and right to enter into and consummate the sale of the EA Offered Interests, (iii) the absence of any violation, default or acceleration of any agreement or obligation to which such EA Offering Partner is subject or by which its assets are bound as a result of the sale of the EA Offered Interests and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such EA Offering Partner in connection with the sale of the EA Offered Interests. The EA Offering Partner and participating ROFR Holders shall use commercially reasonable efforts to close the purchase of the EA Offered Interests as soon as reasonably practicable following the EA ROFR Expiration Date and shall each execute and deliver such instruments and documents and take such actions, including obtaining all applicable approvals and consents and making all applicable notifications and filings, as the other parties may reasonably request in order more effectively to implement the purchase and sale of the EA Offered Interests hereunder.

(d)          Notwithstanding the foregoing, if (i) the ROFR Holders (A) shall have elected to purchase less than all of the EA Offered Interests or (B) shall not have elected to purchase any of the EA Offered Interests on or prior to the EA ROFR Expiration Date, and the EA Offering Partner has fully complied with the provisions of this Section 4.5, then the EA Offering Partner may sell all, but not less than all, of the EA Offered Interests within 90 days after the EA ROFR Expiration Date (subject to extension for a reasonable amount of time to the extent necessary to obtain any required regulatory or Partner approvals, including to allow for the expiration of all waiting periods under the HSR Act) or (ii) if the ROFR Holders fail to consummate the closing of the purchase and sale of the Offered Interests within the time period provided in the last sentence of Section 4.5(b) (such period, the “EA ROFR Closing Period”) and the EA Offering Partner has fully complied with the provisions of this Section 4.5, then the EA Offering Partner may sell all, but not less than all, of the EA Offered Interests within 90 days after the expiration of the EA ROFR Closing Period to the Third Party, in each case subject to the provisions of Section 4.2. Any such sale shall not be at less than the purchase price or upon terms and conditions more favorable in any material respect, individually or in the aggregate, to the purchaser than those specified in the Third Party Offer. If the EA Offered Interests are not so transferred within the applicable time periods specified in this Section 4.5(d), the EA Offering Partner may not sell any of the EA Offered Interests without again complying in full with the provisions of this Article IV.

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(e)          Each of EECI and Enbridge Partners shall be entitled to assign any rights it has to purchase EA Offered Interests pursuant to this Section 4.5 to any of its Permitted Transferees.

(f)          This Section 4.5 shall not apply to any Transfer or proposed Transfer of Partnership Interests to a Permitted Transferee.

Section 4.6           Series ME Right of First Refusal.

(a)          If any Partner receives a Third Party Offer for the Transfer of all or a part of such Partner’s (and its respective Permitted Transferees) Partnership Interests in Series ME and such Partner (the “ME Offering Partner”) desires to accept and is otherwise permitted to effect such proposed Transfer pursuant to this Article IV, such ME Offering Partner shall deliver written notice of such Third Party Offer (the “ME ROFR Notice”) to the Managing General Partner of the Partnership generally as soon as reasonably practicable, but in no event less than 35 days prior to the date of the proposed Transfer. The date that the ME ROFR Notice is received by the Managing General Partner of the Partnership generally shall constitute the “ME ROFR Notice Date.” Within five Business Days following the ME ROFR Notice Date, the Managing General Partner of the Partnership generally shall send a copy of the ME ROFR Notice along with a letter indicating the ME ROFR Notice Date to the ROFR Holders. The ME ROFR Notice shall set forth the identity of the Third Party (including, (x) if such information is not publicly available, information about the identity of the Third Party, (y) the identity of Affiliates of the Third Party and (z) if the Third Party is making the Third Party Offer as a nominee of another Person, the identity of such other Person and its Affiliates), the amount and the Partnership Interests to be sold (the “ME Offered Interests”), the proposed purchase price for the ME Offered Interests (the “ME ROFR Offer Price”), all details of the payment terms and all other material terms and conditions, including the nature of the representations and warranties to be made and the indemnities to be given, in connection with the proposed Transfer. The ME ROFR Offer Price shall be expressed in U.S. dollars, whether or not the form of consideration in the Third Party Offer is wholly or partially cash or cash equivalents.

(b)          Each ROFR Holder shall have the right, but not the obligation, to purchase up to that amount of the ME Offered Interests equal to the product of (i) the amount of the ME Offered Interests and (ii) a fraction (the “ME ROFR Proportionate Share”), the numerator of which shall be the Series ME Percentage Interest of such ROFR Holder and the denominator of which shall be the sum of the Series ME Percentage Interests held by the ROFR Holders. Within 25 days after the ME ROFR Notice Date, each ROFR Holder may deliver a written notice to the ME Offering Partner, the Managing General Partner of the Partnership generally and the other ME ROFR Holder of its election to purchase such ME Offered Interests. Any ROFR Holder whose written notice has not been received by the Managing General Partner of the Partnership generally within such 25-day period shall be deemed to have elected not to exercise its right of first refusal in connection with such Transfer. To the extent a ROFR Holder does not elect to purchase its full ME ROFR Proportionate Share of such ME Offered Interests, the other ROFR Holder, if it has elected to purchase its full ME ROFR Proportionate Share, shall be entitled, by delivering written notice to the ME Offering Partner and the Managing General Partner of the Partnership generally within five Business Days following the end of such 25-day period (such fifth Business Day, the “ME ROFR Expiration Date”), to purchase up to all of the remaining ME Offered Interests. The delivery of a notice of election under this Section 4.6(b) shall constitute an irrevocable commitment to purchase such ME Offered Interests. If the ROFR Holders shall have elected to purchase all but not less than all of the ME Offered Interests, the Managing General Partner of the Partnership generally shall thereafter set a reasonable place and time for the closing of the purchase and sale of the ME Offered Interests, which shall be not less than 10 days nor more than 60 days after the ME ROFR Expiration Date (subject to extension to the extent necessary to pursue any required regulatory or Partner approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act) unless otherwise agreed by all of the parties to such transaction.

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(c)          The purchase price and terms and conditions for the purchase of the ME Offered Interests pursuant to this Section 4.6 shall be the purchase price and terms and conditions set forth in the applicable Third Party Offer (or the cash equivalent thereof); provided that the purchase price shall be the ME ROFR Offer Price and shall be payable in immediately available U.S. dollars; and provided further that the ME Offering Partner shall at a minimum make customary representations and warranties concerning (i) such ME Offering Partner’s valid title to and ownership of the ME Offered Interests, free and clear of all liens, claims and encumbrances (excluding those arising hereunder and under applicable securities laws), (ii) such ME Offering Partner’s authority, power and right to enter into and consummate the sale of the ME Offered Interests, (iii) the absence of any violation, default or acceleration of any agreement or obligation to which such ME Offering Partner is subject or by which its assets are bound as a result of the sale of the ME Offered Interests and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such ME Offering Partner in connection with the sale of the ME Offered Interests. The ME Offering Partner and participating ROFR Holders shall use commercially reasonable efforts to close the purchase of the ME Offered Interests as soon as reasonably practicable following the ME ROFR Expiration Date and shall each execute and deliver such instruments and documents and take such actions, including obtaining all applicable approvals and consents and making all applicable notifications and filings, as the other parties may reasonably request in order more effectively to implement the purchase and sale of the ME Offered Interests hereunder.

(d)          Notwithstanding the foregoing, if (i) the ROFR Holders (A) shall have elected to purchase less than all of the ME Offered Interests or (B) shall not have elected to purchase any of the ME Offered Interests on or prior to the ME ROFR Expiration Date, and the ME Offering Partner has fully complied with the provisions of this Section 4.6, then the ME Offering Partner may sell all, but not less than all, of the ME Offered Interests within 90 days after the ME ROFR Expiration Date (subject to extension for a reasonable amount of time to the extent necessary to obtain any required regulatory or Partner approvals, including to allow for the expiration of all waiting periods under the HSR Act) or (ii) if the ROFR Holders fail to consummate the closing of the purchase and sale of the Offered Interests within the time period provided in the last sentence of Section 4.6(b) (such period, the “ME ROFR Closing Period”) and the ME Offering Partner has fully complied with the provisions of this Section 4.6, then the ME Offering Partner may sell all, but not less than all, of the ME Offered Interests within 90 days after the expiration of the ME ROFR Closing Period to the Third Party, in each case subject to the provisions of Section 4.2. Any such sale shall not be at less than the purchase price or upon terms and conditions more favorable in any material respect, individually or in the aggregate, to the purchaser than those specified in the Third Party Offer. If the ME Offered Interests are not so transferred within the applicable time periods specified in this Section 4.6(d), the ME Offering Partner may not sell any of the ME Offered Interests without again complying in full with the provisions of this Article IV.

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(e)          Each of EECI and Enbridge Partners shall be entitled to assign any rights it has to purchase ME Offered Interests pursuant to this Section 4.6 to any of its Permitted Transferees.

(f)          This Section 4.6 shall not apply to any Transfer or proposed Transfer of Partnership Interests to a Permitted Transferee.

Section 4.7           Series L3R Right of First Refusal.

(a)          If any Partner receives a Third Party Offer for the Transfer of all or a part of such Partner’s (and its respective Permitted Transferees) Partnership Interests in Series L3R and such Partner (the “L3R Offering Partner”) desires to accept and is otherwise permitted to effect such proposed Transfer pursuant to this Article IV, such L3R Offering Partner shall deliver written notice of such Third Party Offer (the “L3R ROFR Notice”) to the Managing General Partner of the Partnership generally as soon as reasonably practicable, but in no event less than 35 days prior to the date of the proposed Transfer. The date that the L3R ROFR Notice is received by the Managing General Partner of the Partnership generally shall constitute the “L3R ROFR Notice Date.” Within five Business Days following the L3R ROFR Notice Date, the Managing General Partner of the Partnership generally shall send a copy of the L3R ROFR Notice along with a letter indicating the L3R ROFR Notice Date to the ROFR Holders. The L3R ROFR Notice shall set forth the identity of the Third Party (including, (x) if such information is not publicly available, information about the identity of the Third Party, (y) the identity of Affiliates of the Third Party and (z) if the Third Party is making the Third Party Offer as a nominee of another Person, the identity of such other Person and its Affiliates), the amount and the Partnership Interests to be sold (the “L3R Offered Interests”), the proposed purchase price for the L3R Offered Interests (the “L3R ROFR Offer Price”), all details of the payment terms and all other material terms and conditions, including the nature of the representations and warranties to be made and the indemnities to be given, in connection with the proposed Transfer. The L3R ROFR Offer Price shall be expressed in U.S. dollars, whether or not the form of consideration in the Third Party Offer is wholly or partially cash or cash equivalents.

(b)          Each ROFR Holder shall have the right, but not the obligation, to purchase up to that amount of the L3R Offered Interests equal to the product of (i) the amount of the L3R Offered Interests and (ii) a fraction (the “L3R ROFR Proportionate Share”), the numerator of which shall be the Series L3R Percentage Interest of such ROFR Holder and the denominator of which shall be the sum of the Series L3R Percentage Interests held by the ROFR Holders. Within 25 days after the L3R ROFR Notice Date, each ROFR Holder may deliver a written notice to the L3R Offering Partner, the Managing General Partner of the Partnership generally and the other L3R ROFR Holder of its election to purchase such L3R Offered Interests. Any ROFR Holder whose written notice has not been received by the Managing General Partner of the Partnership generally within such 25-day period shall be deemed to have elected not to exercise its right of first refusal in connection with such Transfer. To the extent a ROFR Holder does not elect to purchase its full L3R ROFR Proportionate Share of such L3R Offered Interests, the other ROFR Holder, if it has elected to purchase its full L3R ROFR Proportionate Share, shall be entitled, by delivering written notice to the L3R Offering Partner and the Managing General Partner of the Partnership generally within five Business Days following the end of such 25-day period (such fifth Business Day, the “L3R ROFR Expiration Date”), to purchase up to all of the remaining L3R Offered Interests. The delivery of a notice of election under this Section 4.7(b) shall constitute an irrevocable commitment to purchase such L3R Offered Interests. If the ROFR Holders shall have elected to purchase all but not less than all of the L3R Offered Interests, the Managing General Partner of the Partnership generally shall thereafter set a reasonable place and time for the closing of the purchase and sale of the L3R Offered Interests, which shall be not less than 10 days nor more than 60 days after the L3R ROFR Expiration Date (subject to extension to the extent necessary to pursue any required regulatory or Partner approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act) unless otherwise agreed by all of the parties to such transaction.

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(c)          The purchase price and terms and conditions for the purchase of the L3R Offered Interests pursuant to this Section 4.7 shall be the purchase price and terms and conditions set forth in the applicable Third Party Offer (or the cash equivalent thereof); provided that the purchase price shall be the L3R ROFR Offer Price and shall be payable in immediately available U.S. dollars; and provided further that the L3R Offering Partner shall at a minimum make customary representations and warranties concerning (i) such L3R Offering Partner’s valid title to and ownership of the L3R Offered Interests, free and clear of all liens, claims and encumbrances (excluding those arising hereunder and under applicable securities laws), (ii) such L3R Offering Partner’s authority, power and right to enter into and consummate the sale of the L3R Offered Interests, (iii) the absence of any violation, default or acceleration of any agreement or obligation to which such L3R Offering Partner is subject or by which its assets are bound as a result of the sale of the L3R Offered Interests and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such L3R Offering Partner in connection with the sale of the L3R Offered Interests. The L3R Offering Partner and participating ROFR Holders shall use commercially reasonable efforts to close the purchase of the L3R Offered Interests as soon as reasonably practicable following the L3R ROFR Expiration Date and shall each execute and deliver such instruments and documents and take such actions, including obtaining all applicable approvals and consents and making all applicable notifications and filings, as the other parties may reasonably request in order more effectively to implement the purchase and sale of the L3R Offered Interests hereunder.

(d)          Notwithstanding the foregoing, if (i) the ROFR Holders (A) shall have elected to purchase less than all of the L3R Offered Interests or (B) shall not have elected to purchase any of the L3R Offered Interests on or prior to the L3R ROFR Expiration Date, and the L3R Offering Partner has fully complied with the provisions of this Section 4.7, then the L3R Offering Partner may sell all, but not less than all, of the L3R Offered Interests within 90 days after the L3R ROFR Expiration Date (subject to extension for a reasonable amount of time to the extent necessary to obtain any required regulatory or Partner approvals, including to allow for the expiration of all waiting periods under the HSR Act) or (ii) if the ROFR Holders fail to consummate the closing of the purchase and sale of the Offered Interests within the time period provided in the last sentence of Section 4.6(b) (such period, the “L3R ROFR Closing Period”) and the L3R Offering Partner has fully complied with the provisions of this Section 4.7, then the L3R Offering Partner may sell all, but not less than all, of the L3R Offered Interests within 90 days after the expiration of the L3R ROFR Closing Period to the Third Party, in each case subject to the provisions of Section 4.2. Any such sale shall not be at less than the purchase price or upon terms and conditions more favorable in any material respect, individually or in the aggregate, to the purchaser than those specified in the Third Party Offer. If the L3R Offered Interests are not so transferred within the applicable time periods specified in this Section 4.7(d), the L3R Offering Partner may not sell any of the L3R Offered Interests without again complying in full with the provisions of this Article IV.7

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(e)          Each of EECI and Enbridge Partners shall be entitled to assign any rights it has to purchase L3R Offered Interests pursuant to this Section 4.7 to any of its Permitted Transferees.

(f)          This Section 4.7 shall not apply to any Transfer or proposed Transfer of Partnership Interests to a Permitted Transferee.

Section 4.8           Tag-Along Rights.

(a)          If a Series EA Partner, Series ME Partner or Series L3R Partner (the “Transferor”) proposes to Transfer all or a part of its Partnership Interests in Series EA, Series ME or Series L3R to a Third Party (the “Tag-Along Transferee”), then such Transferor shall send written notice of such proposed Transfer (the “Tag-Along Notice”) to the other Partners of the Series of Partnership Interests which such Transferor proposes to Transfer (the “Tag Offerees”) at least 30 days prior to effecting such Transfer. Such Tag-Along Notice may be combined with an EA ROFR Notice, ME ROFR Notice or L3R ROFR Notice and may be conditioned upon the ROFR Holders not exercising the right of first refusal contained in Section 4.5, Section 4.6 or Section 4.7. The Tag-Along Notice shall set forth the identity of the Tag-Along Transferee (including, if such information is not publicly available, information about the identity of the Tag-Along Transferee and its Affiliates), the amount and the Partnership Interests to be Transferred, the proposed purchase price expressed in U.S. dollars (whether or not the form of consideration is wholly or partially cash or cash equivalents), all details of the payment terms, the time and place for the closing and all other material terms and conditions, including the nature of the representations and warranties to be made and the indemnities to be given, in connection with the proposed Transfer. Each of the Tag Offerees shall then have the irrevocable right (a “Tag-Along Right”), exercisable by delivery of an irrevocable notice to the Transferor at any time within 20 days after receipt of the Tag-Along Notice, to participate in such Transfer by selling to the Tag-Along Transferee a pro rata portion of such Tag Offeree’s Partnership Interests in Series EA, Series ME or Series L3R, as applicable, based on the respective Tag Pro Rata Share of the Transferor and the other Tag Offerees that exercise their Tag-Along Right, on the same terms (including with respect to representations, warranties and indemnification) as the Transferor; provided, however, that (i) any representations and warranties relating specifically to any such Tag Offeree shall only be made by such Tag Offeree; (ii) any indemnification provided by the Transferor and any such Tag Offeree (other than with respect to the representations referenced in the foregoing subsection (i)) shall be based on the Percentage Interest being sold by each party in the proposed sale, either on a several, not joint, basis or solely with recourse to an escrow (such escrow not to exceed 25% of the proceeds received by the Tag Offerees that exercise their Tag-Along Right without the consent of such Tag Offerees) established for the benefit of the proposed purchaser (each party’s contributions to such escrow to be on a pro rata basis in accordance with the proceeds received from such sale), it being understood and agreed that any such indemnification obligation of any such Tag Offeree shall in no event exceed the net proceeds to such Tag Offeree from such proposed Transfer; and (iii) the form of consideration to be received by the Transferor in connection with the proposed sale shall be the same as that received by such Tag Offeree.

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(b)          If any Tag Offeree has exercised its Tag-Along Rights and the Tag-Along Transferee is unwilling to purchase all of the Partnership Interests proposed to be Transferred by the Transferor and each exercising Tag Offeree, then the Transferor and the exercising Tag Offerees shall reduce, on a pro rata basis, based on their respective Tag Pro Rata Share, the amount of such Partnership Interests that each otherwise would have sold so as to permit the Transferor and the exercising Tag Offerees to sell the portion of Partnership Interests (determined in accordance with such Tag Pro Rata Share) that the proposed Tag-Along Transferee is willing to purchase.

(c)          Each Tag Offeree and the Transferor shall sell to the Tag-Along Transferee all of the Partnership Interests proposed to be Transferred by them, at not less than the purchase price payable in immediately available U.S. dollars and upon terms and conditions, if any, not more favorable in any material respect, individually and in the aggregate, to the Tag-Along Transferee than those in the Tag-Along Notice at the time and place provided for the closing in the Tag-Along Notice, or at such other time and place as the Tag Offerees, the Transferor and the Tag-Along Transferees shall agree.

(d)          The Transferor shall have the right to require the Managing General Partner of the applicable Series and the Managing General Partner of the Partnership generally to cooperate fully with potential acquirors of its Partnership Interests by taking all customary and other actions reasonably required by the Transferor or such potential acquirors, including making the records and assets of each Series and the Partnership generally reasonably available for inspection by such potential acquirors and making the officers and employees who manage the business of the Partnership and the Series reasonably available for interviews; provided that the potential acquirer has entered into a customary confidentiality agreement with the Partnership and the applicable Series. Neither the Managing General Partner of any Series nor the Managing General Partner of the Partnership generally shall be required to disclose to any potential acquirer (i) any information that such Managing General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which such Managing General Partner reasonably believes (A) could damage the Partnership or any Series or their respective businesses or (B) that the Partnership or any Series is required by law or by agreement to keep confidential.

Section 4.9           Transfers of Certain Partnership Assets—ROFR.

(a)          If the Partnership or any Series receives a bona fide written offer from a Third Party (a “Third Party Asset Offer”) for the transfer of any Series asset or group of related assets with a fair market value in excess of $5.0 million, and the Managing General Partner of the Series associated with such assets desires to accept and is otherwise permitted to effect such proposed transfer pursuant to this Section 4.9, such Managing General Partner shall deliver written notice of such Third Party Asset Offer (the “ROFR Asset Notice”) to EECI no less than 30 days prior to the date of the proposed transfer. The date that the ROFR Asset Notice is received by EECI shall constitute the “ROFR Asset Notice Date.” The ROFR Asset Notice shall set forth the identity of the Third Party (including, if such information is not publicly available, information about the identity of the Third Party and its Affiliates), a description of the Series asset or group of related assets to be transferred (the “ROFR Offered Asset”), the proposed purchase price for the ROFR Offered Asset (the “ROFR Asset Offer Price”), all details of the payment terms and all other material terms and conditions, including the nature of the representations and warranties to be made and the indemnities to be given, in connection with the proposed transfer. The ROFR Asset Offer Price shall be expressed in U.S. dollars, whether or not the form of consideration in the Third Party Asset Offer is wholly or partially cash or cash equivalents.

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(b)          For so long as EECI or any of its Affiliates is a holder of a Partnership Interest, EECI shall have the right, but not the obligation, to purchase the ROFR Offered Asset. Within 25 days after the ROFR Asset Notice Date (such 25th day, the “ROFR Asset Expiration Date”), EECI may deliver a written notice to the Managing General Partner of the applicable Series of its election to purchase such ROFR Offered Asset. The delivery of a notice of election under this Section 4.9 shall constitute an irrevocable commitment to purchase such ROFR Offered Asset. Such Managing General Partner shall thereafter set a reasonable place and time for the closing of the purchase and sale of the ROFR Offered Asset, which shall be not less than 10 days nor more than 60 days after the ROFR Asset Expiration Date (subject to extension to the extent necessary to pursue any required regulatory or Partner approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act) unless otherwise agreed by all of the parties to such transaction.

(c)          The purchase price and terms and conditions for the purchase of the ROFR Offered Asset pursuant to this Section 4.9 shall be the purchase price and terms and conditions set forth in the applicable Third Party Asset Offer; provided that the purchase price shall be the ROFR Asset Offer Price and shall be payable in immediately available U.S. dollars; and provided further that the applicable Series shall at a minimum make customary representations and warranties concerning (i) the Series’ valid title to and ownership of the ROFR Offered Asset, free and clear of all liens, claims and encumbrances (excluding those arising hereunder and under applicable securities laws), (ii) the Series’ authority, power and right to enter into and consummate the sale of the ROFR Offered Asset, (iii) the absence of any violation, default or acceleration of any agreement to which the Series is subject or by which its assets are bound as a result of the agreement to sell and the sale of the ROFR Offered Asset and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by the Series in connection with the sale of the ROFR Offered Asset. The Managing General Partner of such Series and EECI shall use commercially reasonable efforts to close the purchase of the ROFR Offered Asset as soon as reasonably practicable following the giving of the ROFR Asset Notice and shall execute and deliver such instruments and documents and take such actions, including obtaining all applicable approvals and consents and making all applicable notifications and filings, as the other party may reasonably request in order more effectively to implement the purchase and sale of the ROFR Offered Asset hereunder.

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(d)          If (i) EECI shall not have elected to purchase the ROFR Offered Asset on or prior to the ROFR Asset Expiration Date and the Series has fully complied with the provisions of this Section 4.9, then the Series may sell the ROFR Offered Asset within 90 days after the ROFR Asset Expiration Date (subject to extension for a reasonable amount of time to the extent necessary to obtain any required regulatory or Partner approvals, including to allow for the expiration of all waiting periods under the HSR Act) or (ii) EECI fails to consummate the closing of the purchase and sale of the ROFR Offered Asset within the time period provided in the last sentence of Section 4.9(b) (such period, the “ROFR Asset Closing Period”) and the Series has fully complied with the provisions of this Section 4.9, then EECI shall not have the right to purchase the ROFR Offered Asset, and the Series may sell the ROFR Offered Asset within 90 days after the expiration of the ROFR Asset Closing Period, in each case subject to the provisions of Section 7.3, Section 7.4 and Section 7.5, as applicable. Any such sale shall not be at less than the purchase price or upon terms and conditions more favorable in any material respect, individually or in the aggregate, to the purchaser than those specified in the Third Party Asset Offer. If the ROFR Offered Asset is not so transferred within the applicable time periods specified in this Section 4.9(d), the Series may not sell the ROFR Offered Asset without again complying in full with the provisions of this Section 4.9.

(e)          EECI shall be entitled to assign any rights it has to purchase a ROFR Offered Asset pursuant to this Section 4.9 to any of its Permitted Transferees.

(f)          This Section 4.9 shall not apply to any transfer or proposed transfer of assets to a Permitted Transferee.

Section 4.10          EA Call Option.

(a)          From time to time prior to the twelve-month anniversary of the Eastern Access Final In-Service Date (the “EA Call Option Deadline”), Enbridge Partners shall have the right to purchase, and EECI shall have the obligation to sell (the “EA Call Option”), a portion of the Series EA Limited Partner Interests held by EECI that represents, in the aggregate, up to fifteen percent (15%) of the total outstanding Series EA Partnership Interests in accordance with this Section 4.10. In considering whether to exercise the EA Call Option, the Board of Directors of Enbridge Energy Management, L.L.C. (the “EEM Board”) shall establish a committee of independent directors (an “Option Committee”) to make a recommendation to the EEM Board, on behalf of Enbridge Partners, whether to exercise the EA Call Option and the portion of Series EA Limited Partner Interests held by EECI that Enbridge Partners will purchase if the EA Call Option is exercised (not to exceed, in the aggregate, fifteen (15%) of the total outstanding Series EA Partnership Interests). The general partner of Enbridge Partners and the Managing General Partner of the Partnership and of each Series shall provide the Option Committee with all of the information that the Option Committee may reasonably request that is relevant to its determination.

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(b)          If the EEM Board determines to exercise all or a portion of the EA Call Option following receipt of the Option Committee’s recommendation, Enbridge Partners shall deliver to the Partnership and to EECI, prior to the EA Call Option Deadline, written notice (each, an “EA Call Option Notice”) of such determination. Each EA Call Option Notice shall state (i) the portion of the Series EA Limited Partner Interests held by EECI proposed to be purchased (not to exceed, in the aggregate, fifteen percent (15%) of the total outstanding Series EA Partnership Interests) (an “EA Call Option Interest”) and the corresponding amount of consideration to be paid, calculated in accordance with Section 4.10(c), (ii) the proposed date of purchase and (iii) other proposed material terms and conditions of such sale. Upon receipt of each EA Call Option Notice, EECI agrees to promptly take all necessary and desirable actions in connection with the exercise of the EA Call Option reasonably requested by Enbridge Partners, including the execution of such agreements and such instruments and other actions reasonably necessary to consummate the purchase and sale of the EA Call Option Interest hereunder. Each date on which the purchase and sale of an EA Call Option Interest is consummated is referred to as an “EA Call Option Closing Date.” Such agreements and instruments shall contain customary representations and warranties concerning (i) EECI’s valid title to and ownership of the EA Call Option Interest, free and clear of all liens, claims and encumbrances (excluding those arising under this Agreement and applicable securities laws), (ii) EECI’s authority, power and right to enter into and consummate the sale of the EA Call Option Interest, (iii) the absence of any violation, default or acceleration of any agreement to which EECI is subject or by which its Partnership Interests are bound as a result of the agreement to sell and the sale of the EA Call Option Interest, and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by EECI in connection with the sale of the EA Call Option Interest. EECI shall execute and deliver such instruments and documents and take such actions, including obtaining all applicable approvals and consents and making all applicable notifications and filings, as Enbridge Partners may reasonably request, but neither the failure of EECI to execute or deliver any such documentation nor the failure of EECI to comply with all required actions shall affect the validity of a purchase and sale pursuant to this Section 4.10.

(c)          The purchase price to be paid by Enbridge Partners to EECI for the purchase of an EA Call Option Interest shall equal the capital contributed by EECI in respect of such EA Call Option Interest, plus the product of (i) the AFUDC attributable to the Eastern Access Project, less depreciation attributable to the Eastern Access Project, in each case, for the period from the Series EA Closing Date through the applicable EA Call Option Closing Date, and (ii) the quotient, expressed as a percentage, obtained by dividing the EA Call Option Interest by the total outstanding Series EA Partnership Interests. For illustrative purposes, an example of this calculation methodology is attached hereto as Exhibit G.

(d)          If and to the extent that any distributions accruing on an EA Call Option Interest that are attributable to the operations of the Series EA prior to the applicable EA Call Option Closing Date are declared or paid on or after such EA Call Option Closing Date, EECI shall be entitled to receive, and the Partnership shall pay to EECI, subject to the Delaware Act, (i) with respect to a Quarter ending prior to the Quarter in which the EA Call Option Closing Date occurs for which distributions on the Series EA Partnership Interests have not been declared and/or paid as of the EA Call Option Closing Date, an amount equal to the distributions attributable to the EA Call Option Interest with respect to such Quarter and (ii) with respect to a Quarter in which the EA Call Option Closing Date occurs, an amount equal to the product of (x) the distributions attributable to the EA Call Option Interest with respect to such Quarter and (y) the quotient obtained by dividing the number of days the EA Call Option Interest was held by EECI during such Quarter by the total number of days in such Quarter.

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Section 4.11          Reserved.

Section 4.12          ME Call Option.

(a)          From time to time, on and after January 1, 2019 and prior to January 1, 2022 (the “ME Call Option Deadline”), Enbridge Partners shall have the right to purchase, and EECI shall have the obligation to sell (the “ME Call Option”), a portion of the Series ME Limited Partner Interests held by EECI that represents, in the aggregate, up to fifteen percent (15%) of the total outstanding Series ME Partnership Interests in accordance with this Section 4.12. In considering whether to exercise the ME Call Option, the EEM Board shall establish an Option Committee to make a recommendation to the EEM Board, on behalf of Enbridge Partners, whether to exercise the ME Call Option and the portion of Series ME Limited Partner Interests held by EECI that Enbridge Partners will purchase if the ME Call Option is exercised (not to exceed, in the aggregate, fifteen (15%) of the total outstanding Series ME Partnership Interests). The general partner of Enbridge Partners and the Managing General Partner of the Partnership generally and of each Series shall provide the Option Committee with all of the information that the Option Committee may reasonably request that is relevant to its determination.

(b)          If the EEM Board determines to exercise all or a portion of the ME Call Option following receipt of the Option Committee’s recommendation, Enbridge Partners shall deliver to the Partnership and to EECI, prior to the ME Call Option Deadline, written notice (each, a “ME Call Option Notice”) of such determination. Each ME Call Option Notice shall state (i) the portion of the Series ME Limited Partner Interests held by EECI proposed to be purchased (not to exceed, in the aggregate, fifteen percent (15%) of the total outstanding Series ME Partnership Interests) (a “ME Call Option Interest”) and the corresponding amount of consideration to be paid, calculated in accordance with Section 4.12(c), (ii) the proposed date of purchase and (iii) other proposed material terms and conditions of such sale. Upon receipt of each ME Call Option Notice, EECI agrees to promptly take all necessary and desirable actions in connection with the exercise of the ME Call Option reasonably requested by Enbridge Partners, including the execution of such agreements and such instruments and other actions reasonably necessary to consummate the purchase and sale of the ME Call Option Interest hereunder. Each date on which the purchase and sale of a ME Call Option Interest is consummated is referred to as a “ME Call Option Closing Date.” Such agreements and instruments shall contain customary representations and warranties concerning (i) EECI’s valid title to and ownership of the ME Call Option Interest, free and clear of all liens, claims and encumbrances (excluding those arising under this Agreement and applicable securities laws), (ii) EECI’s authority, power and right to enter into and consummate the sale of the ME Call Option Interest, (iii) the absence of any violation, default or acceleration of any agreement to which EECI is subject or by which its Partnership Interests are bound as a result of the agreement to sell and the sale of the ME Call Option Interest, and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by EECI in connection with the sale of the ME Call Option Interest. EECI shall execute and deliver such instruments and documents and take such actions, including obtaining all applicable approvals and consents and making all applicable notifications and filings, as Enbridge Partners may reasonably request, but neither the failure of EECI to execute or deliver any such documentation nor the failure of EECI to comply with all required actions shall affect the validity of a purchase and sale pursuant to this Section 4.12.

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(c)          The purchase price to be paid by Enbridge Partners to EECI for the purchase of a ME Call Option Interest shall equal the capital contributed by EECI in respect of such ME Call Option Interest, plus the product of (i) the AFUDC attributable to the Mainline Expansion Project, less depreciation attributable to the Mainline Expansion Project, in each case, for the period from the Series ME Closing Date through the applicable ME Call Option Closing Date, and (ii) the quotient, expressed as a percentage, obtained by dividing the ME Call Option Interest by the total outstanding Series ME Partnership Interests. For illustrative purposes, an example of this calculation methodology is attached hereto as Exhibit G.

(d)          If and to the extent that any distributions accruing on a ME Call Option Interest that are attributable to the operations of the Series ME prior to the applicable ME Call Option Closing Date are declared or paid on or after such ME Call Option Closing Date, EECI shall be entitled to receive, and the Partnership shall pay to EECI, subject to the Delaware Act, (i) with respect to a Quarter ending prior to the Quarter in which the ME Call Option Closing Date occurs for which distributions on the Series ME Partnership Interests have not been declared and/or paid as of the ME Call Option Closing Date, an amount equal to the distributions attributable to the ME Call Option Interest with respect to such Quarter and (ii) with respect to a Quarter in which the ME Call Option Closing Date occurs, an amount equal to the product of (x) the distributions attributable to the ME Call Option Interest with respect to such Quarter and (y) the quotient obtained by dividing the number of days the ME Call Option Interest was held by EECI during such Quarter by the total number of days in such Quarter.

Section 4.13          Reserved.

Section 4.14          L3R Call Option.

(a)          From time to time prior to the four-year anniversary of the L3R In-Service Date (the “L3R Call Option Deadline”), Enbridge Partners shall have the right to purchase, and EECI shall have the obligation to sell (the “L3R Call Option”), a portion of the Series L3R Limited Partner Interests held by EECI that represents, in the aggregate, up to thirty-nine percent (39%) of the total outstanding Series L3R Partnership Interests in accordance with this Section 4.14. In considering whether to exercise the EA Call Option, the EEM Board shall establish an Option Committee to make a recommendation to the EEM Board, on behalf of Enbridge Partners, whether to exercise the L3R Call Option and the portion of Series L3R Limited Partner Interests held by EECI that Enbridge Partners will purchase if the L3R Call Option is exercised (not to exceed, in the aggregate, thirty-nine (39%) of the total outstanding Series L3R Partnership Interests). The general partner of Enbridge Partners and the Managing General Partner of the Partnership and of each Series shall provide the Option Committee with all of the information that the Option Committee may reasonably request that is relevant to its determination.

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(b)           If the EEM Board determines to exercise all or a portion of the L3R Call Option following receipt of the Option Committee’s recommendation, Enbridge Partners shall deliver to the Partnership and to EECI, prior to the L3R Call Option Deadline, written notice (each, an “L3R Call Option Notice”) of such determination. Each L3R Call Option Notice shall state (i) the portion of the Series L3R Limited Partner Interests held by EECI proposed to be purchased (not to exceed, in the aggregate, thirty-nine percent (39%) of the total outstanding Series L3R Partnership Interests) (an “L3R Call Option Interest”) and the corresponding amount of consideration to be paid, calculated in accordance with Section 4.14(c), (ii) the proposed date of purchase and (iii) other proposed material terms and conditions of such sale. Upon receipt of each L3R Call Option Notice, EECI agrees to promptly take all necessary and desirable actions in connection with the exercise of the L3R Call Option reasonably requested by Enbridge Partners, including the execution of such agreements and such instruments and other actions reasonably necessary to consummate the purchase and sale of the L3R Call Option Interest hereunder. Each date on which the purchase and sale of an L3R Call Option Interest is consummated is referred to as an “L3R Call Option Closing Date.” Such agreements and instruments shall contain customary representations and warranties concerning (i) EECI’s valid title to and ownership of the L3R Call Option Interest, free and clear of all liens, claims and encumbrances (excluding those arising under this Agreement and applicable securities laws), (ii) EECI’s authority, power and right to enter into and consummate the sale of the L3R Call Option Interest, (iii) the absence of any violation, default or acceleration of any agreement to which EECI is subject or by which its Partnership Interests are bound as a result of the agreement to sell and the sale of the L3R Call Option Interest, and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by EECI in connection with the sale of the L3R Call Option Interest. EECI shall execute and deliver such instruments and documents and take such actions, including obtaining all applicable approvals and consents and making all applicable notifications and filings, as Enbridge Partners may reasonably request, but neither the failure of EECI to execute or deliver any such documentation nor the failure of EECI to comply with all required actions shall affect the validity of a purchase and sale pursuant to this Section 4.14.

(c)          The purchase price to be paid by Enbridge Partners to EECI for the purchase of an L3R Call Option Interest shall equal the capital contributed by EECI in respect of such L3R Call Option Interest, plus the product of (i) the AFUDC attributable to the Line 3 Replacement Project, less depreciation attributable to the Line 3 Replacement Project, in each case, through the applicable L3R Call Option Closing Date, and (ii) the quotient, expressed as a percentage, obtained by dividing the L3R Call Option Interest by the total outstanding Series L3R Partnership Interests. For illustrative purposes, an example of this calculation methodology is attached hereto as Exhibit G.

(d)          If and to the extent that any distributions accruing on an L3R Call Option Interest that are attributable to the operations of the Series L3R prior to the applicable L3R Call Option Closing Date are declared or paid on or after such L3R Call Option Closing Date, EECI shall be entitled to receive, and the Partnership shall pay to EECI, subject to the Delaware Act, (i) with respect to a Quarter ending prior to the Quarter in which the L3R Call Option Closing Date occurs for which distributions on the Series L3R Partnership Interests have not been declared and/or paid as of the L3R Call Option Closing Date, an amount equal to the distributions attributable to the L3R Call Option Interest with respect to such Quarter and (ii) with respect to a Quarter in which the L3R Call Option Closing Date occurs, an amount equal to the product of (x) the distributions attributable to the L3R Call Option Interest with respect to such Quarter and (y) the quotient obtained by dividing the number of days the L3R Call Option Interest was held by EECI during such Quarter by the total number of days in such Quarter.

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Section 4.15          Specific Performance.

Each Partner acknowledges that it shall be inadequate or impossible, or both, to measure in money the damage to the Partnership, any Series or the Partners, if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article IV, that every such restriction and obligation is material, and that in the event of any such failure, the Partnership, the Series and the Partners shall not have an adequate remedy at law or in damages. Therefore, each Partner consents to the issuance of an injunction or the enforcement of other equitable remedies against such Partner at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article IV and to prevent any transfer of Partnership Interests or ROFR Offered Assets in contravention of any terms of this Article IV, and waives any defenses thereto, including the defenses of: (i) failure of consideration; (ii) breach of any other provision of this Agreement and (iii) availability of relief in damages.

ARTICLE V
CAPITAL CONTRIBUTIONS; PARTNERSHIP INTERESTS;
FUTURE CAPITAL REQUIREMENTS

Section 5.1           Series LH Partnership Interests and Capital Contributions.

The Percentage Interests of each Series LH General Partner and Series LH Limited Partner as of the date of this Agreement are as set forth on Exhibit A. Any Series LH Limited Partner, with the consent of the Managing General Partner of the Series LH, may, but shall not be obligated to, make additional Capital Contributions to the Series LH. Upon any such additional Capital Contribution, each Series LH General Partner and any other Series LH Limited Partner shall be obligated to make an additional Capital Contribution to the Series LH in an amount necessary to maintain its Series LH Percentage Interest.

Section 5.2           Series AC Capital Contributions, AC Debt Financing and Partnership Interests.

(a)          On the Series AC Closing Date, each of the Series AC Partners made its respective Capital Contribution (each, an “Initial Series AC Capital Contribution”) to the Series AC in immediately available U.S. dollars in the amounts set forth opposite its name on Exhibit A to the Fifth A&R Agreement in return for the Series AC Percentage Interest and type of Series AC Partnership Interest set forth opposite its name on Exhibit A to the Fifth A&R Agreement, and each such Series AC Partner was admitted as a Partner of the Series AC in the capacity set forth opposite its name on Exhibit A to the Fifth A&R Agreement.

(b)          On the Series AC Closing Date, the Series AC (i) borrowed under Facility B1 an amount equal to 66.67% of 45% of the Preliminary Alberta Clipper Construction Costs and (ii) borrowed under Facility C1 an amount equal to 33.33% of 45% of the Preliminary Alberta Clipper Construction Costs.

(c)          On the Series AC Closing Date, the Managing General Partner of Series AC applied the proceeds of the Initial Series AC Capital Contributions and the Initial AC Debt Financing to repay the Intercompany Preliminary AC Construction Cost Payable.

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(d)          On March 15, 2010, the B1 Facility and C1 Facility were refinanced with the proceeds of the B1 Promissory Note and the C1 Promissory Note.

(e)          On January 2, 2015, EECI and EECI AC Sub contributed to Enbridge Partners all of the Series AC Partnership Interests owned by EECI and EECI AC Sub.

(f)          Any Series AC Limited Partner, with the consent of the Managing General Partner of the Series AC, may, but shall not be obligated to, make additional Capital Contributions to the Series AC (“Additional Series AC Capital Contributions”). Upon any such Additional Series AC Capital Contribution, each Series AC General Partner and any other Series AC Limited Partner shall be obligated to make an additional Capital Contribution to the Series AC in an amount necessary to maintain its Series AC Percentage Interest. The Percentage Interests of each Series AC General Partner and Series AC Limited Partner as of the date of this Agreement are as set forth on Exhibit A.

Section 5.3           Reserved.

Section 5.4           Reserved.

Section 5.5           Initial Series EA Capital Contributions.

(a)          On the Series EA Closing Date, each of the Series EA Partners made its respective Capital Contribution (each, an “Initial Series EA Capital Contribution”) to the Series EA in immediately available U.S. dollars in the amounts set forth opposite its name on Exhibit A to the Fifth A&R Agreement in return for the Series EA Percentage Interest and type of Series EA Partnership Interest set forth opposite its name on Exhibit A to the Fifth A&R Agreement and each such Series EA Partner was admitted as a Partner of the Series EA in the capacity set forth opposite its name on Exhibit A to the Fifth A&R Agreement.

(b)          On the Series EA Closing Date, the Managing General Partner of Series EA applied the proceeds of the Initial Series EA Capital Contributions to repay the Intercompany Preliminary EA Construction Cost Payable.

(c)          On June 28, 2013, EECI and Enbridge Partners entered into that certain Option Interests Purchase Agreement (the “Option Purchase Agreement”), whereby Enbridge Partners sold to EECI a portion of the Series EA Limited Partner Interests owned by Enbridge Partners representing, in the aggregate, 15% of the total outstanding Series EA Limited Partner Interests in accordance with Section 4.10 of the Fifth A&R Agreement. The Percentage Interests of each Series EA General Partner and Series EA Limited Partner as of the date of this Agreement are as set forth on Exhibit A.

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Section 5.6           Additional Series EA Capital Contributions.

(a)          (i) Except as otherwise provided in Section 5.6(a)(ii), each Series EA Partner hereby agrees to make additional Capital Contributions to the Series EA (the “Additional Series EA Capital Contributions”) in proportion to such Series EA Partner’s Series EA Percentage Interest at such times and in such amounts as the Managing General Partner of the Series EA shall specify in a notice delivered to the Series EA Partners pursuant to Section 5.6(b) or Section 5.6(c) (“Series EA Capital Contribution Notice”); provided that, except as a result of the operation of Section 5.6(a)(ii), in no event shall any Series EA Partner be required to make, in the aggregate, Capital Contributions in excess of such Series EA Partner’s respective Maximum Commitment with respect to Series EA set forth on Exhibit A. All Additional Series EA Capital Contributions shall be contributed to the Series EA in immediately available U.S. dollars on the date specified in the applicable Series EA Capital Contribution Notice. No Series EA Partner shall be required to make any Additional Series EA Capital Contribution, or to otherwise contribute any amount, to the Series EA unless such Additional Series EA Capital Contribution is reflected on the Series EA Annual Budget for such fiscal year or is otherwise approved by the Managing General Partner of the Series EA and a Supermajority Interest of Series EA Partnership Interests.

(ii) Commencing with and including the date on which the Series EA Capital Contribution Notice is delivered to the Series EA Partners in August 2015 and continuing through the earlier of (A) the first date after the date on which the Series EA Distribution is paid with respect to the Quarter ending March 31, 2016 on which Enbridge Partners has made Additional Series EA Capital Contributions pursuant to this Section 5.6(a)(ii) in excess of its Pro Rata portion in an amount equal to the Series EA Abatement Amount determined as of the date immediately following the date on which the Series EA Distribution for the Quarter ending March 31, 2016 is paid and (B) December 31, 2016, with respect to each Series EA Capital Contribution Notice, Enbridge Partners shall contribute an amount equal to its Pro Rata portion of any Additional Series EA Capital Contribution plus the Series EA Contribution Offset Amount, and EECI shall contribute an amount equal to its Pro Rata portion of such Additional Series EA Capital Contribution less the Series EA Contribution Offset Amount; provided that (1) Enbridge Partners’ contribution with respect to any such Series EA Capital Contribution Notice shall in no event exceed 100.0% of the Additional Series EA Capital Contributions specified in such Series EA Capital Contribution Notice and (2) EECI’s contribution with respect to any such Series EA Capital Contribution Notice shall in no event be less than zero.

(b)          On the 12th day of each month beginning prior to the Eastern Access Final In-Service Date, the Managing General Partner of the Series EA shall deliver a Series EA Capital Contribution Notice to each of the Series EA Partners setting forth (i) the estimated cash construction costs related to the Eastern Access Project for such month, adjusted for the difference between (A) the actual construction costs related to the Eastern Access Project for the immediately preceding month and (B) the estimated construction costs set forth in the Series EA Capital Contribution Notice for the immediately preceding month (the “Series EA Monthly Capital Requirement”), (ii) the amount of the required Additional Series EA Capital Contribution to be made by such Series EA Partner, which, except as provided in Section 5.6(a)(ii), shall be an amount equal to such Series EA Partner’s Pro Rata portion of the Series EA Monthly Capital Requirement, (iii) that such Additional Series EA Capital Contribution is due on the 15th day of such month and (iv) the Person or the account to which such Additional Series EA Capital Contribution is to be made.

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(c)          From time to time following the Eastern Access Final In-Service Date, the Managing General Partner of the Series EA may deliver to the Series EA Partners a Series EA Capital Contribution Notice related to amounts that the Managing General Partner of the Series EA determines are necessary to fund the Series EA’s operations and establish reasonable reserves in respect of the Series EA’s expenses. Such notice shall set forth (i) the manner in which, and the expected date on which, such Additional Series EA Capital Contribution is to be applied, (ii) the amount of the required Additional Series EA Capital Contribution to be made by such Series EA Partner, which, except as provided in Section 5.6(a)(ii), shall be an amount equal to such Series EA Partner’s Pro Rata portion of the total amount of such Additional Series EA Capital Contribution, (iii) the date on which such Additional Series EA Capital Contribution is due, which shall not be less than 10 Business Days from the date such notice is delivered and (iv) the Person or the account to which such Additional Series EA Capital Contribution is to be made.

(d)          Each Series EA Partner agrees that payment of its required Additional Series EA Capital Contributions under this Agreement is an obligation of such Series EA Partner, that any default by any Series EA Partner would cause injury to the Series EA and to the other Series EA Partners and that the amount of damages caused by any such default would be difficult to calculate.

(e)          If a Series EA Partner fails to fund all or any portion of its required Additional Series EA Capital Contribution set forth in a Series EA Capital Contribution Notice and fails to cure such default within five Business Days after the due date set forth in such Series EA Capital Contribution Notice (the “Default Series EA Capital Contribution”), the Series EA Partner failing to make such contribution (the “Defaulting Series EA Partner”) will be in default. Upon the occurrence of any such default, the Managing General Partner of Series EA shall promptly notify the Defaulting Series EA Partner and the other Series EA Partners not in default (each a “Non-Defaulting Series EA Partner”) of the occurrence of such default. As long as a Default Series EA Capital Contribution remains unpaid or arrangements for the payment thereof have not been agreed to by the Series EA Partners, any Non-Defaulting Series EA Partner may advance to the Series EA the entire amount of the Defaulting Series EA Partner’s Capital Contribution that has not been contributed, with each Non-Defaulting Series EA Partner electing to participate in such advance making its share of such advance in proportion to its Series EA Percentage Interest (without taking into account the Series EA Percentage Interest of the Defaulting Series EA Partner). Each Non-Defaulting Series EA Partner who makes such an advance on behalf of a Defaulting Series EA Partner will have the right to elect the extent to which such advance will (x) constitute a loan to the Defaulting Series EA Partner and/or (y) be treated as a Capital Contribution by such Non-Defaulting Series EA Partner and result in an immediate adjustment of the Series EA Percentage Interests of the Defaulting Series EA Partner and the Non-Defaulting Series EA Partner making such election in accordance with Section 5.6(e)(i); provided, however, that if the advancing Non-Defaulting Series EA Partner does not notify the Managing General Partner of the Series EA of its election to have all, or any portion of, such advance treated as a loan to the Defaulting Series EA Partner, in writing, at the time the advance is made, then such advance shall be deemed a Capital Contribution and will automatically result in an immediate adjustment of the Series EA Percentage Interests.

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(i)          To the extent that one or more Non-Defaulting Series EA Partners do not elect to have an advance made pursuant to this Section 5.6(e) treated as a loan to the Defaulting Series EA Partner, or affirmatively elects to have such advance treated as a Capital Contribution, the Managing General Partner of the Series EA will automatically adjust the Series EA Percentage Interest of (A) each such Non-Defaulting Series EA Partner to equal the percentage obtained by dividing (x) the Series EA Capital Account of each such Non-Defaulting Series EA Partner (including any Capital Contribution made by such Non-Defaulting Series EA Partner under this Section 5.6(e) multiplied by three) by (y) the sum of the Series EA Capital Accounts of all Series EA Partners (including all Capital Contributions made under this Section 5.6(e) multiplied by three) and (B) such Defaulting Series EA Partner to equal the amount of (x) such Defaulting Series EA Partner’s Series EA Percentage Interest immediately prior to the occurrence of such default less (y) the aggregate increases to the Series EA Percentage Interests of Non-Defaulting Series EA Partners pursuant to clause (A). Notwithstanding the foregoing, the Defaulting Series EA Partner will have the right to re-acquire the interest in question from any advancing Non-Defaulting Series EA Partner within 30 days following the date on which such Series EA Percentage Interest adjustment is made by paying the entire amount advanced by such Non-Defaulting Series EA Partner in return for such adjustment, plus interest thereon at a rate equal to the lesser of (A) the maximum, lawful interest rate, compounded monthly, that is then-currently permitted under applicable law, (B) 12% per annum or (C) in the case of an advance from EECI or its Affiliates to Enbridge Partners or its Subsidiaries, the rate that would be charged Enbridge Partners by unrelated lenders on a comparable loan, whereupon the Series EA Percentage Interests of each Series EA Partner shall be adjusted to equal the Percentage Interest such Series EA Partner would have had in the absence of a default by such Defaulting Series EA Partner.

(ii)         To the extent one or more Non-Defaulting Series EA Partners (each, a “Lending Series EA Partner”) elects to have an advance made pursuant to this Section 5.6(e) constitute a loan to the Defaulting Series EA Partner, such advance will have the following results (except to the extent otherwise agreed by the Lending Series EA Partner and the Defaulting Series EA Partner, each in their sole discretion):

(A)          the sum advanced will constitute a loan from the Lending Series EA Partner to the Defaulting Series EA Partner and an Additional Series EA Capital Contribution of that sum to the Series EA by the Defaulting Series EA Partner pursuant to the applicable provisions of this Agreement;

(B)          the principal balance of the loan together with all accrued unpaid interest thereon and all costs and expenses associated therewith (collectively, the “Defaulting Series EA Partner Obligation”) will be due and payable in whole no later than the tenth Business Day after the day written demand requesting payment of the Defaulting Series EA Partner Obligation is made by the Lending Series EA Partner to the Defaulting Series EA Partner; provided, however, that the Defaulting Series EA Partner may prepay the Defaulting Series EA Partner Obligation in whole or in part at any time prior to the date due;

(C)          the amount lent will bear interest at the rate that is the lesser of (A) the maximum, lawful interest rate, compounded monthly, that is then-currently permitted under applicable law, (B) 12% per annum or (C) in the case of an advance from EECI or its Affiliates to Enbridge Partners or its Subsidiaries, the rate that would be charged Enbridge Partners by unrelated lenders on a comparable loan;

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(D)          the Lending Series EA Partner will have the right, in addition to the other rights and remedies granted to it pursuant to this Agreement, to take any action available to it at law or in equity that the Lending Series EA Partner may deem appropriate to obtain payment from the Defaulting Series EA Partner of the Defaulting Series EA Partner Obligation; and

(E)          initially, a loan by a Lending Series EA Partner to a Defaulting Series EA Partner as contemplated by this Section 5.6(e)(ii) will not be considered a Capital Contribution by such Lending Series EA Partner and will not increase the Capital Account balance of such Lending Series EA Partner. Notwithstanding the foregoing, if the principal and interest of any such loan have not been repaid within one year from the date of the loan, a Lending Series EA Partner, at any time thereafter by giving written notice to the Managing General Partner of the Series EA and the Defaulting Series EA Partner, may elect to have an amount equal to the unpaid principal and interest balance of such loan transferred from such Defaulting Series EA Partner’s Capital Account to such Lending Series EA Partner’s Capital Account and increase such Lending Series EA Partner’s Capital Account with a corresponding decrease in such Defaulting Series EA Partner’s Capital Account. Upon such transfer, the loan will be treated as a Capital Contribution and the Series EA Percentage Interest for (A) such Lending Series EA Partner will be automatically adjusted to equal the percentage obtained by dividing (x) the Capital Account of such Lending Series EA Partner (including any Capital Contribution made by such Lending Series EA Partner under this Section 5.6(e)(ii)(E) on behalf of the Defaulting Series EA Partner multiplied by three) by (y) the sum of the Series EA Capital Accounts of all Series EA Partners (including all Capital Contributions made under this Section 5.6(e)(ii)(E) on behalf of the Defaulting Series EA Partner multiplied by three) and (B) such Defaulting Series EA Partner will be automatically adjusted to equal the amount of (x) such Defaulting Series EA Partner’s Series EA Percentage Interest immediately prior to such election by the Lending Series EA Partner less (y) the increase to the Series EA Percentage Interest of Lending Series EA Partner pursuant to clause (A).

(f)          Notwithstanding the rights of Non-Defaulting Series EA Partners described in Section 5.6(e), the Managing General Partner of the Series EA, by a vote of a Supermajority Interest of Series EA Partnership Interests (without taking into account the Series EA Partnership Interests of the Defaulting Series EA Partner), will have the right to exercise any rights and remedies available at law or in equity.

Section 5.7           Initial Series ME Capital Contributions.

(a)          On the Series ME Closing Date, each of the Series ME Partners made its respective Capital Contribution (each, an “Initial Series ME Capital Contribution”) to the Series ME in immediately available U.S. dollars in the amounts set forth opposite its name on Exhibit A to the Fifth A&R Agreement in return for the Series ME Percentage Interest and type of Series ME Partnership Interest set forth opposite its name on Exhibit A to the Fifth A&R Agreement, and each such Series ME Partner was admitted as a Partner of the Series ME in the capacity set forth opposite its name on Exhibit A to the Fifth A&R Agreement.

(b)          On the Series ME Closing Date, the Managing General Partner of Series ME applied the proceeds of the Initial Series ME Capital Contributions to repay the Intercompany Preliminary ME Construction Cost Payable.

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(c)          On June 28, 2013, EECI and Enbridge Partners entered into the Option Purchase Agreement whereby Enbridge Partners sold to EECI a portion of the Series ME Limited Partner Interests owned by Enbridge Partners representing, in the aggregate, 15% of the total outstanding Series ME Limited Partner Interests in accordance with Section 4.12 of the Fifth A&R Agreement. The Percentage Interests of each Series ME General Partner and Series ME Limited Partner as of the date of this Agreement are as set forth on Exhibit A.

Section 5.8           Additional Series ME Capital Contributions.

(a)          (i) Except as otherwise provided in Section 5.8(a)(ii), each Series ME Partner hereby agrees to make additional Capital Contributions to the Series ME (the “Additional Series ME Capital Contributions”) in proportion to such Series ME Partner’s Series ME Percentage Interest at such times and in such amounts as the Managing General Partner of the Series ME shall specify in a notice delivered to the Series ME Partners pursuant to Section 5.8(b) or Section 5.8(c) (“Series ME Capital Contribution Notice”); provided that, except as a result of the operation of Section 5.8(a)(ii), in no event shall any Series ME Partner be required to make, in the aggregate, Capital Contributions in excess of such Series ME Partner’s respective Maximum Commitment with respect to Series ME set forth on Exhibit A. All Additional Series ME Capital Contributions shall be contributed to the Series ME in immediately available U.S. dollars on the date specified in the applicable Series ME Capital Contribution Notice. No Series ME Partner shall be required to make any Additional Series ME Capital Contribution, or to otherwise contribute any amount, to the Series ME unless such Additional Series ME Capital Contribution is reflected on the Series ME Annual Budget for such fiscal year or is otherwise approved by the Managing General Partner of the Series ME and a Supermajority Interest of Series ME Partnership Interests.

(ii) Commencing with and including the date on which the Series ME Capital Contribution Notice is delivered to the Series ME Partners in August 2015 and continuing through the earlier of (A) the first date after the date on which the Series ME Distribution is paid with respect to the Quarter ending March 31, 2016 on which Enbridge Partners has made Additional Series ME Capital Contributions pursuant to this Section 5.8(a)(ii) in excess of its Pro Rata portion in an amount equal to the Series ME Abatement Amount determined as of the date immediately following the date on which the Series ME Distribution for the Quarter ending March 31, 2016 is paid and (B) December 31, 2016, with respect to each Series ME Capital Contribution Notice, Enbridge Partners shall contribute its Pro Rata portion of any Additional Series ME Capital Contribution plus the Series ME Contribution Offset Amount, and EECI shall contribute an amount equal to its Pro Rata portion of such Additional Series ME Capital Contribution less the Series ME Contribution Offset Amount; provided, that (1) Enbridge Partners’ contribution with respect to any such Series ME Capital Contribution Notice shall in no event exceed 100.0% of the Additional Series ME Capital Contributions specified in such Series ME Capital Contribution Notice and (2) EECI’s contribution with respect to any such Series ME Capital Contribution Notice shall in no event be less than zero.

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(b)          On the 12th day of each month beginning prior to the Mainline Expansion Final In-Service Date, the Managing General Partner of the Series ME shall deliver a Series ME Capital Contribution Notice to each of the Series ME Partners setting forth (i) the estimated cash construction costs related to the Mainline Expansion Project for such month, adjusted for the difference between (A) the actual construction costs related to the Mainline Expansion Project for the immediately preceding month and (B) the estimated construction costs set forth in the Series ME Capital Contribution Notice for the immediately preceding month (the “Series ME Monthly Capital Requirement”), (ii) the amount of the required Additional Series ME Capital Contribution to be made by such Series ME Partner, which, except as provided in Section 5.8(a)(ii), shall be an amount equal to such Series ME Partner’s Pro Rata portion of the Series ME Monthly Capital Requirement, (iii) that such Additional Series ME Capital Contribution is due on the 15th day of such month and (iv) the Person or the account to which such Additional Series ME Capital Contribution is to be made.

(c)          From time to time following the Mainline Expansion Final In-Service Date, the Managing General Partner of the Series ME may deliver to the Series ME Partners a Series ME Capital Contribution Notice related to amounts that the Managing General Partner of the Series ME determines are necessary to fund the Series ME’s operations and establish reasonable reserves in respect of the Series ME’s expenses. Such notice shall set forth (i) the manner in which, and the expected date on which, such Additional Series ME Capital Contribution is to be applied, (ii) the amount of the required Additional Series ME Capital Contribution to be made by such Series ME Partner, which, except as provided in Section 5.8(a)(ii), shall be an amount equal to such Series ME Partner’s Pro Rata portion of the total amount of such Additional Series ME Capital Contribution, (iii) the date on which such Additional Series ME Capital Contribution is due, which shall not be less than 10 Business Days from the date such notice is delivered and (iv) the Person or the account to which such Additional Series ME Capital Contribution is to be made.

(d)          Each Series ME Partner agrees that payment of its required Additional Series ME Capital Contributions under this Agreement is an obligation of such Series ME Partner, that any default by any Series ME Partner would cause injury to the Series ME and to the other Series ME Partners and that the amount of damages caused by any such default would be difficult to calculate.

(e)          If a Series ME Partner fails to fund all or any portion of its required Additional Series ME Capital Contribution set forth in a Series ME Capital Contribution Notice and fails to cure such default within five Business Days after the due date set forth in such Series ME Capital Contribution Notice (the “Default Series ME Capital Contribution”), the Series ME Partner failing to make such contribution (the “Defaulting Series ME Partner”) will be in default. Upon the occurrence of any such default, the Managing General Partner of Series ME shall promptly notify the Defaulting Series ME Partner and the other Series ME Partners not in default (each a “Non-Defaulting Series ME Partner”) of the occurrence of such default. As long as a Default Series ME Capital Contribution remains unpaid or arrangements for the payment thereof have not been agreed to by the Series ME Partners, any Non-Defaulting Series ME Partner may advance to the Series ME the entire amount of the Defaulting Series ME Partner’s Capital Contribution that has not been contributed, with each Non-Defaulting Series ME Partner electing to participate in such advance making its share of such advance in proportion to its Series ME Percentage Interest (without taking into account the Series ME Percentage Interest of the Defaulting Series ME Partner). Each Non-Defaulting Series ME Partner who makes such an advance on behalf of a Defaulting Series ME Partner will have the right to elect the extent to which such advance will (x) constitute a loan to the Defaulting Series ME Partner and/or (y) be treated as a Capital Contribution by such Non-Defaulting Series ME Partner and result in an immediate adjustment of the Series ME Percentage Interests of the Defaulting Series ME Partner and the Non-Defaulting Series ME Partner making such election in accordance with Section 5.8(e)(i); provided, however, that if the advancing Non-Defaulting Series ME Partner does not notify the Managing General Partner of the Series ME of its election to have all, or any portion of, such advance treated as a loan to the Defaulting Series ME Partner, in writing, at the time the advance is made, then such advance shall be deemed a Capital Contribution and will automatically result in an immediate adjustment of the Series ME Percentage Interests.

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(i)          To the extent that one or more Non-Defaulting Series ME Partners do not elect to have an advance made pursuant to this Section 5.8(e) treated as a loan to the Defaulting Series ME Partner, or affirmatively elects to have such advance treated as a Capital Contribution, the Managing General Partner of the Series ME will automatically adjust the Series ME Percentage Interest of (A) each such Non-Defaulting Series ME Partner to equal the percentage obtained by dividing (x) the Series ME Capital Account of each such Non-Defaulting Series ME Partner (including any Capital Contribution made by such Non-Defaulting Series ME Partner under this Section 5.8(e) multiplied by three) by (y) the sum of the Series ME Capital Accounts of all Series ME Partners (including all Capital Contributions made under this Section 5.8(e) multiplied by three) and (B) such Defaulting Series ME Partner to equal the amount of (x) such Defaulting Series ME Partner’s Series ME Percentage Interest immediately prior to the occurrence of such default less (y) the aggregate increases to the Series ME Percentage Interests of Non-Defaulting Series ME Partners pursuant to clause (A). Notwithstanding the foregoing, the Defaulting Series ME Partner will have the right to re-acquire the interest in question from any advancing Non-Defaulting Series ME Partner within 30 days following the date on which such Series ME Percentage Interest adjustment is made by paying the entire amount advanced by such Non-Defaulting Series ME Partner in return for such adjustment, plus interest thereon at a rate equal to the lesser of (A) the maximum, lawful interest rate, compounded monthly, that is then-currently permitted under applicable law, (B) 12% per annum or (C) in the case of an advance from EECI or its Affiliates to Enbridge Partners or its Subsidiaries, the rate that would be charged Enbridge Partners by unrelated lenders on a comparable loan, whereupon the Series ME Percentage Interests of each Series ME Partner shall be adjusted to equal the Percentage Interest such Series ME Partner would have had in the absence of a default by such Defaulting Series ME Partner.

(ii)          To the extent one or more Non-Defaulting Series ME Partners (each, a “Lending Series ME Partner”) elects to have an advance made pursuant to this Section 5.8(e) constitute a loan to the Defaulting Series ME Partner, such advance will have the following results (except to the extent otherwise agreed by the Lending Series ME Partner and the Defaulting Series ME Partner, each in their sole discretion):

(A)          the sum advanced will constitute a loan from the Lending Series ME Partner to the Defaulting Series ME Partner and an Additional Series ME Capital Contribution of that sum to the Series ME by the Defaulting Series ME Partner pursuant to the applicable provisions of this Agreement;

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(B)          the principal balance of the loan together with all accrued unpaid interest thereon and all costs and expenses associated therewith (collectively, the “Defaulting Series ME Partner Obligation”) will be due and payable in whole no later than the tenth Business Day after the day written demand requesting payment of the Defaulting Series ME Partner Obligation is made by the Lending Series ME Partner to the Defaulting Series ME Partner; provided, however, that the Defaulting Series ME Partner may prepay the Defaulting Series ME Partner Obligation in whole or in part at any time prior to the date due;

(C)          the amount lent will bear interest at the rate that is the lesser of (A) the maximum, lawful interest rate, compounded monthly, that is then-currently permitted under applicable law, (B) 12% per annum or (C) in the case of an advance from EECI or its Affiliates to Enbridge Partners or its Subsidiaries, the rate that would be charged Enbridge Partners by unrelated lenders on a comparable loan;

(D)          the Lending Series ME Partner will have the right, in addition to the other rights and remedies granted to it pursuant to this Agreement, to take any action available to it at law or in equity that the Lending Series ME Partner may deem appropriate to obtain payment from the Defaulting Series ME Partner of the Defaulting Series ME Partner Obligation; and

(E)          initially, a loan by a Lending Series ME Partner to a Defaulting Series ME Partner as contemplated by this Section 5.8(e)(ii) will not be considered a Capital Contribution by such Lending Series ME Partner and will not increase the Capital Account balance of such Lending Series ME Partner. Notwithstanding the foregoing, if the principal and interest of any such loan have not been repaid within one year from the date of the loan, a Lending Series ME Partner, at any time thereafter by giving written notice to the Managing General Partner of the Series ME and the Defaulting Series ME Partner, may elect to have an amount equal to the unpaid principal and interest balance of such loan transferred from such Defaulting Series ME Partner’s Capital Account to such Lending Series ME Partner’s Capital Account and increase such Lending Series ME Partner’s Capital Account with a corresponding decrease in such Defaulting Series ME Partner’s Capital Account. Upon such transfer, the loan will be treated as a Capital Contribution and the Series ME Percentage Interest for (A) such Lending Series ME Partner will be automatically adjusted to equal the percentage obtained by dividing (x) the Capital Account of such Lending Series ME Partner (including any Capital Contribution made by such Lending Series ME Partner under this Section 5.8(e)(ii)(E) on behalf of the Defaulting Series ME Partner multiplied by three) by (y) the sum of the Series ME Capital Accounts of all Series ME Partners (including all Capital Contributions made under this Section 5.8(e)(ii)(E) on behalf of the Defaulting Series ME Partner multiplied by three) and (B) such Defaulting Series ME Partner will be automatically adjusted to equal the amount of (x) such Defaulting Series ME Partner’s Series ME Percentage Interest immediately prior to such election by the Lending Series ME Partner less (y) the increase to the Series ME Percentage Interest of Lending Series ME Partner pursuant to clause (A).

(f)          Notwithstanding the rights of Non-Defaulting Series ME Partners described in Section 5.8(e), the Managing General Partner of the Series ME, by a vote of a Supermajority Interest of Series ME Partnership Interests (without taking into account the Series ME Partnership Interests of the Defaulting Series ME Partner), will have the right to exercise any rights and remedies available at law or in equity.

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Section 5.9           Initial Series L3R Capital Contributions.

(a)          On the Series L3R Closing Date, each of the Series L3R Partners made its respective Capital Contribution (each, an “Initial Series L3R Capital Contribution”) to the Series L3R in the amounts set forth opposite its name on Exhibit A in return for the Series L3R Percentage Interest and type of Series L3R Partnership Interest set forth opposite its name on Exhibit A, and each such Series L3R Partner was admitted as a Partner of the Series L3R in the capacity set forth opposite its name on Exhibit A.

(b)          On the Series L3R Closing Date, the Managing General Partner of Series L3R applied the proceeds of the Initial Series L3R Capital Contributions to (i) repay the Intercompany Preliminary L3R Construction Cost Payable and (ii) pay to Enbridge Partners the L3R Additional True-Up Amount.

Section 5.10          Additional Series L3R Capital Contributions.

(a)          Each Series L3R Partner hereby agrees to make additional Capital Contributions to the Series L3R (the “Additional Series L3R Capital Contributions”) in proportion to such Series L3R Partner’s Series L3R Percentage Interest at such times and in such amounts as the Managing General Partner of the Series L3R shall specify in a notice delivered to the Series L3R Partners pursuant to Section 5.10(b) or Section 5.10(c) (“Series L3R Capital Contribution Notice”); provided that in no event shall any Series L3R Partner be required to make, in the aggregate, Capital Contributions in excess of such Series L3R Partner’s respective Maximum Commitment with respect to Series L3R set forth on Exhibit A. All Additional Series L3R Capital Contributions shall be contributed to the Series L3R in immediately available U.S. dollars on the date specified in the applicable Series L3R Capital Contribution Notice. No Series L3R Partner shall be required to make any Additional Series L3R Capital Contribution, or to otherwise contribute any amount, to the Series L3R unless such Additional Series L3R Capital Contribution is reflected on the Series L3R Annual Budget for such fiscal year or is otherwise approved by the Managing General Partner of the Series L3R and a Supermajority Interest of Series L3R Partnership Interests.

(b)          On the 12th day of each month beginning prior to the L3R In-Service Date, the Managing General Partner of the Series L3R shall deliver a Series L3R Capital Contribution Notice to each of the Series L3R Partners setting forth (i) the estimated cash construction costs related to the Line 3 Replacement Project for such month, adjusted for the difference between (A) the actual construction costs related to the Line 3 Replacement Project for the immediately preceding month and (B) the estimated construction costs set forth in the Series L3R Capital Contribution Notice for the immediately preceding month (the “Series L3R Monthly Capital Requirement”), (ii) the amount of the required Additional Series L3R Capital Contribution to be made by such Series L3R Partner, which shall be an amount equal to such Series L3R Partner’s Pro Rata portion of the Series L3R Monthly Capital Requirement, (iii) that such Additional Series L3R Capital Contribution is due on the 15th day of such month and (iv) the Person or the account to which such Additional Series L3R Capital Contribution is to be made.

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(c)          From time to time following the L3R In-Service Date, the Managing General Partner of the Series L3R may deliver to the Series L3R Partners a Series L3R Capital Contribution Notice related to amounts that the Managing General Partner of the Series L3R determines are necessary to fund the Series L3R’s operations and establish reasonable reserves in respect of the Series L3R’s expenses. Such notice shall set forth (i) the manner in which, and the expected date on which, such Additional Series L3R Capital Contribution is to be applied, (ii) the amount of the required Additional Series L3R Capital Contribution to be made by such Series L3R Partner, which shall be an amount equal to such Series L3R Partner’s Pro Rata portion of the total amount of such Additional Series L3R Capital Contribution, (iii) the date on which such Additional Series L3R Capital Contribution is due, which shall not be less than 10 Business Days from the date such notice is delivered and (iv) the Person or the account to which such Additional Series L3R Capital Contribution is to be made.

(d)          Each Series L3R Partner agrees that payment of its required Additional Series L3R Capital Contributions under this Agreement is an obligation of such Series L3R Partner, that any default by any Series L3R Partner would cause injury to the Series L3R and to the other Series L3R Partners and that the amount of damages caused by any such default would be difficult to calculate.

(e)          If a Series L3R Partner fails to fund all or any portion of its required Additional Series L3R Capital Contribution set forth in a Series L3R Capital Contribution Notice and fails to cure such default within five Business Days after the due date set forth in such Series L3R Capital Contribution Notice (the “Default Series L3R Capital Contribution”), the Series L3R Partner failing to make such contribution (the “Defaulting Series L3R Partner”) will be in default. Upon the occurrence of any such default, the Managing General Partner of Series L3R shall promptly notify the Defaulting Series L3R Partner and the other Series L3R Partners not in default (each a “Non-Defaulting Series L3R Partner”) of the occurrence of such default. As long as a Default Series L3R Capital Contribution remains unpaid or arrangements for the payment thereof have not been agreed to by the Series L3R Partners, any Non-Defaulting Series L3R Partner may advance to the Series L3R the entire amount of the Defaulting Series L3R Partner’s Capital Contribution that has not been contributed, with each Non-Defaulting Series L3R Partner electing to participate in such advance making its share of such advance in proportion to its Series L3R Percentage Interest (without taking into account the Series L3R Percentage Interest of the Defaulting Series L3R Partner). Each Non-Defaulting Series L3R Partner who makes such an advance on behalf of a Defaulting Series L3R Partner will have the right to elect the extent to which such advance will (x) constitute a loan to the Defaulting Series L3R Partner and/or (y) be treated as a Capital Contribution by such Non-Defaulting Series L3R Partner and result in an immediate adjustment of the Series L3R Percentage Interests of the Defaulting Series L3R Partner and the Non-Defaulting Series L3R Partner making such election in accordance with Section 5.10(e)(i); provided, however, that if the advancing Non-Defaulting Series L3R Partner does not notify the Managing General Partner of the Series L3R of its election to have all, or any portion of, such advance treated as a loan to the Defaulting Series L3R Partner, in writing, at the time the advance is made, then such advance shall be deemed a Capital Contribution and will automatically result in an immediate adjustment of the Series L3R Percentage Interests.

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(i)          To the extent that one or more Non-Defaulting Series L3R Partners do not elect to have an advance made pursuant to this Section 5.10(e) treated as a loan to the Defaulting Series L3R Partner, or affirmatively elects to have such advance treated as a Capital Contribution, the Managing General Partner of the Series L3R will automatically adjust the Series L3R Percentage Interest of (A) each such Non-Defaulting Series L3R Partner to equal the percentage obtained by dividing (x) the Series L3R Capital Account of each such Non-Defaulting Series L3R Partner (including any Capital Contribution made by such Non-Defaulting Series L3R Partner under this Section 5.10(e) multiplied by three) by (y) the sum of the Series L3R Capital Accounts of all Series L3R Partners (including all Capital Contributions made under this Section 5.10(e) multiplied by three) and (B) such Defaulting Series L3R Partner to equal the amount of (x) such Defaulting Series L3R Partner’s Series L3R Percentage Interest immediately prior to the occurrence of such default less (y) the aggregate increases to the Series L3R Percentage Interests of Non-Defaulting Series L3R Partners pursuant to clause (A). Notwithstanding the foregoing, the Defaulting Series L3R Partner will have the right to re-acquire the interest in question from any advancing Non-Defaulting Series L3R Partner within 30 days following the date on which such Series L3R Percentage Interest adjustment is made by paying the entire amount advanced by such Non-Defaulting Series L3R Partner in return for such adjustment, plus interest thereon at a rate equal to the lesser of (A) the maximum, lawful interest rate, compounded monthly, that is then-currently permitted under applicable law, (B) 12% per annum or (C) in the case of an advance from EECI or its Affiliates to Enbridge Partners or its Subsidiaries, the rate that would be charged Enbridge Partners by unrelated lenders on a comparable loan, whereupon the Series L3R Percentage Interests of each Series L3R Partner shall be adjusted to equal the Percentage Interest such Series L3R Partner would have had in the absence of a default by such Defaulting Series L3R Partner.

(ii)          To the extent one or more Non-Defaulting Series L3R Partners (each, a “Lending Series L3R Partner”) elects to have an advance made pursuant to this Section 5.10(e) constitute a loan to the Defaulting Series L3R Partner, such advance will have the following results (except to the extent otherwise agreed by the Lending Series L3R Partner and the Defaulting Series L3R Partner, each in their sole discretion):

(A)          the sum advanced will constitute a loan from the Lending Series L3R Partner to the Defaulting Series L3R Partner and an Additional Series L3R Capital Contribution of that sum to the Series L3R by the Defaulting Series L3R Partner pursuant to the applicable provisions of this Agreement;

(B)          the principal balance of the loan together with all accrued unpaid interest thereon and all costs and expenses associated therewith (collectively, the “Defaulting Series L3R Partner Obligation”) will be due and payable in whole no later than the tenth Business Day after the day written demand requesting payment of the Defaulting Series L3R Partner Obligation is made by the Lending Series L3R Partner to the Defaulting Series L3R Partner; provided, however, that the Defaulting Series L3R Partner may prepay the Defaulting Series L3R Partner Obligation in whole or in part at any time prior to the date due;

(C)          the amount lent will bear interest at the rate that is the lesser of (A) the maximum, lawful interest rate, compounded monthly, that is then-currently permitted under applicable law, (B) 12% per annum or (C) in the case of an advance from EECI or its Affiliates to Enbridge Partners or its Subsidiaries, the rate that would be charged Enbridge Partners by unrelated lenders on a comparable loan;

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(D)          the Lending Series L3R Partner will have the right, in addition to the other rights and remedies granted to it pursuant to this Agreement, to take any action available to it at law or in equity that the Lending Series L3R Partner may deem appropriate to obtain payment from the Defaulting Series L3R Partner of the Defaulting Series L3R Partner Obligation; and

(E)          initially, a loan by a Lending Series L3R Partner to a Defaulting Series L3R Partner as contemplated by this Section 5.10(e)(ii) will not be considered a Capital Contribution by such Lending Series L3R Partner and will not increase the Capital Account balance of such Lending Series L3R Partner. Notwithstanding the foregoing, if the principal and interest of any such loan have not been repaid within one year from the date of the loan, a Lending Series L3R Partner, at any time thereafter by giving written notice to the Managing General Partner of the Series L3R and the Defaulting Series L3R Partner, may elect to have an amount equal to the unpaid principal and interest balance of such loan transferred from such Defaulting Series L3R Partner’s Capital Account to such Lending Series L3R Partner’s Capital Account and increase such Lending Series L3R Partner’s Capital Account with a corresponding decrease in such Defaulting Series L3R Partner’s Capital Account. Upon such transfer, the loan will be treated as a Capital Contribution and the Series L3R Percentage Interest for (A) such Lending Series L3R Partner will be automatically adjusted to equal the percentage obtained by dividing (x) the Capital Account of such Lending Series L3R Partner (including any Capital Contribution made by such Lending Series L3R Partner under this Section 5.10(e)(ii)(E) on behalf of the Defaulting Series L3R Partner multiplied by three) by (y) the sum of the Series L3R Capital Accounts of all Series L3R Partners (including all Capital Contributions made under this Section 5.10(e)(ii)(E) on behalf of the Defaulting Series L3R Partner multiplied by three) and (B) such Defaulting Series L3R Partner will be automatically adjusted to equal the amount of (x) such Defaulting Series L3R Partner’s Series L3R Percentage Interest immediately prior to such election by the Lending Series L3R Partner less (y) the increase to the Series L3R Percentage Interest of Lending Series L3R Partner pursuant to clause (A).

(f)          Notwithstanding the rights of Non-Defaulting Series L3R Partners described in Section 5.10(e), the Managing General Partner of the Series L3R, by a vote of a Supermajority Interest of Series L3R Partnership Interests (without taking into account the Series L3R Partnership Interests of the Defaulting Series L3R Partner), will have the right to exercise any rights and remedies available at law or in equity.

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Section 5.11          Interest and Withdrawal of Capital Contributions.

No interest shall be paid by the Partnership or any Series on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Partnership or the termination of any Series may be considered as such by law and then only to the extent expressly provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to Profits, Losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 5.12          Capital Accounts.

(a)          A separate Capital Account shall be established and maintained for each Partner in accordance with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv). A Partner that owns a Partnership Interest in more than one Series shall have a single Capital Account that reflects all such Partnership Interests; provided, however, that Series Capital Accounts shall be maintained for each Partner in accordance with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv). A Partner’s Capital Account balance shall be the sum of the balances of each of such Partner’s Series Capital Accounts.

(b)          Each Series Capital Account for each Partner shall be increased by (i) the amount of money contributed by that Partner to the Partnership with respect to a Series, (ii) the Book Value of property contributed by that Partner to the Partnership with respect to a Series (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to that Partner of Profits and any other items of income and gain attributable to a Series, and shall be decreased by (iv) the amount of money of a Series distributed to that Partner, (v) the Book Value of property of a Series distributed to that Partner (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code), and (vi) allocations to that Partner of Losses and any other items of loss and deduction attributable to a Series.

(c)          The Partners’ Series Capital Accounts shall also be maintained and adjusted as permitted by the provisions of Treasury Regulation § 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treasury Regulation §§ 1.704-1(b)(2)(iv) and 1.704-1(b)(4).

(d)          Whenever the fair market value of property of a Series is required to be determined pursuant to this Section 5.12, the Managing General Partner of such Series shall establish the fair market value in a notice to the Partners of such Series.

(e)          On a Transfer of all or part of a Partner’s Partnership Interest, each applicable Series Capital Account of the transferor that is attributable to the transferred Partnership Interests shall carry over to the transferee Partner in accordance with the provisions of Treasury Regulation § 1.704-1(b)(2)(iv)(1).

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ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

Section 6.1           Allocations for Capital Account Purposes.

(a)          Allocations. For purposes of maintaining the Series Capital Accounts pursuant to Section 5.12 and in determining the rights of the Partners among themselves with respect to each Series, after making all of the allocations under Sections 6.1(b) and 6.1(c), Profits and Losses and items thereof with respect to a Series shall be allocated among the Partners of such Series in each taxable year (or portion thereof) as provided herein below.

(i)          Series AC. Each item of income, gain, loss, deduction and credit attributable to Series AC Assets and Series AC Liabilities shall be allocated to the Series AC Partners in accordance with their respective Series AC Percentage Interests.

(ii)          Series EA. Each item of income, gain, loss, deduction and credit attributable to Series EA Assets and Series EA Liabilities shall be allocated to the Series EA Partners in accordance with their respective Series EA Percentage Interests.

(iii)          Series ME. Each item of income, gain, loss, deduction and credit attributable to Series ME Assets and Series ME Liabilities shall be allocated to the Series ME Partners in accordance with their respective Series ME Percentage Interests.

(iv)          Series L3R. Each item of income, gain, loss, deduction and credit attributable to Series L3R Assets and Series L3R Liabilities shall be allocated to the Series L3R Partners in accordance with their respective Series L3R Percentage Interests.

(v)          Series LH. Each item of income, gain, loss, deduction and credit attributable to Series LH Assets and Series LH Liabilities shall be allocated to the Series LH Partners in accordance with their respective Series LH Percentage Interests.

(vi)          Notwithstanding Sections 6.1(a)(i), 6.1(a)(ii), 6.1(a)(iii), 6.1(a)(iv) and 6.1(a)(v) in the event of the dissolution and liquidation of the Partnership or the termination of a Series, allocations of Profit and Loss, and items thereof in connection with the liquidation shall be made in accordance with Section 11.3(a).

Losses and other items of deduction and loss specially allocated to a Partner with respect to a Series shall not exceed the maximum amount of Losses and items of deduction and loss that can be allocated without causing such Partner to have a deficit in its Adjusted Capital Account for such Series at the end of any taxable year or other period. In the event that some but not all of the Partners would have a deficit in their Adjusted Capital Accounts for such Series as a consequence of an allocation pursuant to this Section 6.1, the limitation set forth in the preceding sentence shall be applied on a Partner by Partner basis, and Losses or items of deduction and loss not allocable to any Partner as a result of such limitation shall be allocated to the other Partners of such Series in accordance with and to the extent of the relative positive balances in such Partners’ Adjusted Capital Accounts attributable to such Series. Any excess Losses or other items of deduction and loss remaining shall be allocated, Pro Rata, to the Partners of any other Series whose Adjusted Capital Accounts for such other Series have positive balances to the extent of such positive balances.

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(b)          Special Allocations. Notwithstanding any other provisions of this Section 6.1, the following special allocations shall be made on a Series by Series basis in the following order for each taxable period:

(i)          Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Minimum Gain attributable to a Series during any taxable year, each Partner of such Series shall be allocated items of income and gain attributable to such Series for such year (and, if necessary, subsequent taxable years) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), (g)(2) and (j)(2)(i). For purposes of this Section 6.1(b), each Partner’s Adjusted Capital Account balance for such Series shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1 with respect to such taxable year. This Section 6.1(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)          Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(b)(i) above), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Series during any taxable year, any Partner with a share of such Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable year shall be allocated items of income and gain attributable to such Series for such year (and, if necessary, subsequent taxable years) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) and (j)(2)(ii). For purposes of this Section 6.1(b), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1, other than Section 6.1(b)(i) above, with respect to such taxable year. This Section 6.1(b)(ii) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)          Except as provided in Sections 6.1(b)(i) and 6.1(b)(ii) above, in the event any Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) attributable to a Series, items of income and gain of such Series shall be allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the deficit balance, if any, in its Adjusted Capital Account attributable to such Series created by such adjustment, allocation or distribution as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Sections 6.1(b)(i), 6.1(b)(ii), 6.1(b)(iv) or 6.1(b)(v). This Section 6.1(b)(iii) is intended to constitute a qualified income offset described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv)          After giving effect to the allocations in Sections 6.1(b)(i), 6.1(b)(ii) and 6.1(b)(iii):

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(A)          in the event that the Series LH Partners become obligated to make payments to the Series AC Partners, Series EA Partners, Series ME Partners or Series L3R Partners pursuant to Section 6.2(c), Section 6.3(c), Section 6.4(c) or Section 6.5(c), items of Partnership gross income and gain shall be allocated to the Series LH Partners in accordance with their respective Series LH Percentage Interests until the aggregate amounts of items allocated to the Series LH Partners pursuant to this Section 6.1(b)(iv) for such taxable year and all prior taxable years equals the cumulative amount of payments made by the Series LH Partners to the Series AC Partners, Series EA Partners, Series ME Partners or Series L3R Partners, as applicable, pursuant to Section 6.2(c), Section 6.3(c), Section 6.4(c) or Section 6.5(c) for such taxable year and all prior taxable years;

(B)          in the event that the Series AC Partners become obligated to make payments to the Series LH Partners pursuant to Section 6.6(c), items of Partnership gross income and gain shall be allocated to the Series AC Partners in accordance with their respective Series AC Percentage Interests until the aggregate amounts of items allocated to the Series AC Partners pursuant to this Section 6.1(b)(iv) for such taxable year and all prior taxable years equals the cumulative amount of payments made by the Series AC Partners to the Series LH Partners pursuant to Section 6.6(c) for such taxable year and all prior taxable years;

(C)          in the event that the Series EA Partners become obligated to make payments to the Series LH Partners pursuant to Section 6.6(d), items of Partnership gross income and gain shall be allocated to the Series EA Partners in accordance with their respective Series EA Percentage Interests until the aggregate amounts of items allocated to the Series EA Partners pursuant to this Section 6.1(b)(iv) for such taxable year and all prior taxable years equals the cumulative amount of payments made by the Series EA Partners to the Series LH Partners pursuant to Section 6.6(d) for such taxable year and all prior taxable years;

(D)          in the event that the Series ME Partners become obligated to make payments to the Series LH Partners pursuant to Section 6.6(e), items of Partnership gross income and gain shall be allocated to the Series ME Partners in accordance with their respective Series ME Percentage Interests until the aggregate amounts of items allocated to the Series ME Partners pursuant to this Section 6.1(b)(iv) for such taxable year and all prior taxable years equals the cumulative amount of payments made by the Series ME Partners to the Series LH Partners pursuant to Section 6.6(e) for such taxable year and all prior taxable years; and

(E)          in the event that the Series L3R Partners become obligated to make payments to the Series LH Partners pursuant to Section 6.6(f), items of Partnership gross income and gain shall be allocated to the Series L3R Partners in accordance with their respective Series L3R Percentage Interests until the aggregate amounts of items allocated to the Series L3R Partners pursuant to this Section 6.1(b)(iv) for such taxable year and all prior taxable years equals the cumulative amount of payments made by the Series L3R Partners to the Series LH Partners pursuant to Section 6.6(f) for such taxable year and all prior taxable years.

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(v)          In the event any Partner has a deficit balance in its Adjusted Capital Account attributable to a Series at the end of any taxable year, such Partner shall be allocated items of gross income and gain of such Series in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 6.1(b)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account for such Series after all other allocations provided in this Section 6.1(b) (other than Section 6.1(b)(iii)) have been tentatively made as if Section 6.1(b)(iii) and this Section 6.1(b)(v) were not in this Agreement.

(vi)          Nonrecourse Deductions attributable to a Series for any taxable year shall be allocated to the Partners of such Series in accordance with their Percentage Interests for such Series.

(vii)          Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for any taxable year shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss. This Section 6.1(b)(vii) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

(viii)          To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as a result of a distribution in liquidation of a Partner’s Partnership Interest in a Series, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be allocated to the Partners in a manner consistent with the manner in which their Series Capital Accounts are required to be adjusted pursuant to such provisions.

(c)          Curative Allocation. The Regulatory Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations attributable to a Series shall be offset either with other Regulatory Allocations attributable to such Series, or with special allocations of other items of income, gain, loss or deduction attributable to such Series pursuant to this Section 6.1(c). Therefore, notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), but subject to the Code and the Treasury Regulations, the Managing General Partner of the applicable Series shall make such offsetting special allocations of income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner’s applicable Series Capital Account balance is, to the extent possible, equal to the balance such Partner would have had if the Regulatory Allocations were not part of this Agreement. In exercising its discretion under this Section 6.1(c), the Managing General Partner of the applicable Series shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

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(d)          Income Tax Allocations.

(i)          Except as otherwise provided in this Section 6.1, each item of income, gain, loss and deduction of a Series shall be allocated among the Partners of such Series for U.S. federal income tax purposes in the same manner as such items are allocated under Sections 6.1(a), 6.1(b) and 6.1(c).

(ii)          For U.S. federal income tax purposes, income, gain, loss and deduction with respect to property contributed to a Series by a Partner or the Book Value of which is adjusted pursuant to clause (b) or (d) of the definition of Book Value shall be allocated among the Partners of such Series in a manner that takes into account the variation between the adjusted tax basis of such property and its Book Value, as required by Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(4)(i), using the remedial allocation method permitted by Treasury Regulation Section 1.704-3(d).

(iii)          All items of income, gain, loss, deduction and credit allocated to the Partners in accordance with the provisions hereof and basis allocations recognized by a Series for U.S. federal income tax purposes shall be determined without regard to any election under Code Section 754 that may be made by the Series.

(iv)          If any deductions for depreciation or cost recovery are recaptured as ordinary income upon the sale or other disposition of property of a Series, the ordinary income character of the gain from such sale or disposition shall be allocated among the Partners of such Series in the same ratio as the deductions giving rise to such ordinary income character were allocated.

Section 6.2           Requirement and Characterization of Series AC Distributions; Distributions to Series AC Partners.

(a)          Within 45 days following the end of each Quarter, the Partnership in respect of the Series AC shall distribute Pro Rata to the Series AC Partners as of the last day of such Quarter an amount in cash equal to the Series AC Distribution Amount (if such amount is greater than zero) with respect to such Quarter (the “Series AC Distribution”). Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the Series AC shall make any distribution to any Series AC Partner on account of its Series AC Partnership Interest if such distribution would violate the Delaware Act or any other applicable law.

(b)          Notwithstanding Section 6.2(a), in the event of the dissolution and liquidation of the Partnership or the termination of the Series AC, all cash receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 11.3.

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(c)          If, for any Quarter (including the Quarter in which the liquidation of the Series AC is completed), the cash that is distributed by the Partnership to the Series AC Partners is less than the Series AC Distribution Amount for such Quarter, then the Series LH Partners shall promptly pay to the Series AC Partners Pro Rata in cash an amount equal to such shortfall. Such payment obligation shall be allocated Pro Rata among the Series LH Partners.

Section 6.3           Requirement and Characterization of Series EA Distributions; Distributions to Series EA Partners.

(a)          Within 45 days following the end of each Quarter commencing with the Quarter in which the Eastern Access First In-Service Date occurs, the Partnership in respect of the Series EA shall distribute an amount in cash equal to the Series EA Distribution Amount (if such amount is greater than zero) with respect to such Quarter (the “Series EA Distribution”) as follows:

(i)          so long as Enbridge Partners is a Series EA Limited Partner, commencing with and including the Series EA Distribution made with respect to the Quarter ending June 30, 2015 and continuing through and including the Series EA Distribution made with respect to the Quarter ending March 31, 2016, to the Series EA General Partner Pro Rata and the remainder to Enbridge Partners;

(ii)          so long as EECI is a Series EA Limited Partner, and if the Series EA Contribution Offset Amount is greater than zero (such amount, as reduced by Series EA Distribution Amounts distributed to EECI in excess of its Pro Rata portion pursuant to this Section 6.3(a)(ii), the “Series EA Remainder Amount”), commencing with and including the Series EA Distribution made with respect to the Quarter ending March 31, 2017 and continuing each consecutive Quarter thereafter until EECI has received aggregate Series EA Distribution Amounts in excess of its Pro Rata portion in an amount equal to the Series EA Remainder Amount as of the date immediately preceding the date on which the Series EA Distribution for the Quarter ending March 31, 2017 is made, to the Series EA General Partner Pro Rata, to Enbridge Partners Pro Rata less the Series EA Remainder Amount, and to EECI Pro Rata plus the Series EA Remainder Amount; provided, however, that in no event shall EECI be entitled to Series EA Distribution Amounts in excess of its Pro Rata portion pursuant to this Section 6.3(a)(ii) with respect to any Quarter to the extent such excess would be greater than (A) 25.0% of the Series EA Contribution Offset Amount determined as of the date immediately preceding the date on which the Series EA Distribution for the Quarter ending March 31, 2017 is made or (B) 50.0% of Enbridge Partners’ Pro Rata portion of any Series EA Distribution Amount; and

(iii)          for any Quarter during any period not described in clause (i) or (ii) of this Section 6.3(a), Pro Rata to the Series EA Partners as of the last day of such Quarter.

(b)          Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership or the termination of the Series EA, all cash receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 11.3.

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(c)          If, for any Quarter (including the Quarter in which the liquidation of the Series EA is completed), the cash that is distributed by the Partnership to the Series EA Partners is less than the Series EA Distribution Amount for such Quarter, then the Series LH Partners shall promptly pay to the Series EA Partners Pro Rata in cash an amount equal to such shortfall. Such payment obligation shall be allocated Pro Rata among the Series LH Partners.

(d)          Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the Series EA shall make any distribution to any Series EA Partner on account of its Series EA Partnership Interest if such distribution would violate the Delaware Act or any other applicable law.

Section 6.4           Requirement and Characterization of Series ME Distributions; Distributions to Series ME Partners.

(a)          Within 45 days following the end of each Quarter commencing with the Quarter in which the Mainline Expansion First In-Service Date occurs, the Partnership in respect of the Series ME shall distribute an amount in cash equal to the Series ME Distribution Amount (if such amount is greater than zero) with respect to such Quarter (the “Series ME Distribution”) as follows:

(i)          so long as Enbridge Partners is a Series ME Limited Partner, commencing with and including the Series ME Distribution made with respect to the Quarter ending June 30, 2015 and continuing through and including the Series ME Distribution made with respect to the Quarter ending March 31, 2016, to the Series ME General Partner Pro Rata and the remainder to Enbridge Partners;

(ii)          so long as EECI is a Series ME Limited Partner, and if the Series ME Contribution Offset Amount is greater than zero (such amount, as reduced by Series ME Distribution Amounts distributed to EECI in excess of its Pro Rata portion pursuant to this Section 6.4(a)(ii), the “Series ME Remainder Amount”), commencing with and including the Series ME Distribution made with respect to the Quarter ending March 31, 2017 and continuing each consecutive Quarter thereafter until EECI has received aggregate Series ME Distribution Amounts in excess of its Pro Rata portion in an amount equal to the Series ME Remainder Amount as of the date immediately preceding the date on which the Series ME Distribution for the Quarter ending March 31, 2017 is made, to the Series ME General Partner Pro Rata, to Enbridge Partners Pro Rata less the Series ME Remainder Amount, and to EECI Pro Rata plus the Series ME Remainder Amount; provided, however, that in no event shall EECI be entitled to Series ME Distribution Amounts in excess of its Pro Rata portion pursuant to this Section 6.4(a)(ii) with respect to any Quarter to the extent such excess would be greater than (A) 25.0% of the Series ME Contribution Offset Amount determined as of the date immediately preceding the date on which the Series ME Distribution for the Quarter ending March 31, 2017 is made or (B) 50.0% of Enbridge Partners’ Pro Rata portion of any Series ME Distribution Amount; and

(iii)          for any Quarter during any period not described in clause (i) or (ii) of this Section 6.4(a), Pro Rata to the Series ME Partners as of the last day of such Quarter.

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(b)          Notwithstanding Section 6.4(a), in the event of the dissolution and liquidation of the Partnership or the termination of the Series ME, all cash receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 11.3.

(c)          If, for any Quarter (including the Quarter in which the liquidation of the Series ME is completed), the cash that is distributed by the Partnership to the Series ME Partners is less than the Series ME Distribution Amount for such Quarter, then the Series LH Partners shall promptly pay to the Series ME Partners Pro Rata in cash an amount equal to such shortfall. Such payment obligation shall be allocated Pro Rata among the Series LH Partners.

(d)          Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the Series ME shall make any distribution to any Series ME Partner on account of its Series ME Partnership Interest if such distribution would violate the Delaware Act or any other applicable law.

Section 6.5           Requirement and Characterization of Series L3R Distributions; Distributions to Series L3R Partners.

(a)          Within 45 days following the end of each Quarter commencing with the Quarter in which the L3R In-Service Date occurs, the Partnership in respect of the Series L3R shall distribute Pro Rata to the Series L3R Partners as of the last day of such Quarter an amount in cash equal to the Series L3R Distribution Amount (if such amount is greater than zero) with respect to such Quarter (the “Series L3R Distribution”). Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the Series L3R shall make any distribution to any Series L3R Partner on account of its Series L3R Partnership Interest if such distribution would violate the Delaware Act or any other applicable law.

(b)          Notwithstanding Section 6.5(a), in the event of the dissolution and liquidation of the Partnership or the termination of the Series L3R, all cash receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 11.3.

(c)          If, for any Quarter (including the Quarter in which the liquidation of the Series L3R is completed), the cash that is distributed by the Partnership to the Series L3R Partners is less than the Series L3R Distribution Amount for such Quarter, then the Series LH Partners shall promptly pay to the Series L3R Partners Pro Rata in cash an amount equal to such shortfall. Such payment obligation shall be allocated Pro Rata among the Series LH Partners.

Section 6.6           Distributions to Series LH Partners.

(a)          On the date that the Series AC Distribution, the Series EA Distribution, the Series ME Distribution and the Series L3R Distribution is made pursuant to Section 6.2(a), Section 6.3(a), Section 6.4(a) and Section 6.5(a), as applicable, the Managing General Partner of the Series LH may, in its sole discretion, cause the Partnership in respect of the Series LH to distribute Pro Rata to the Series LH Partners any cash that is not otherwise required under this Agreement to be distributed to the Partners of any other Series or properly reserved by any other Series in accordance with this Agreement (the “Series LH Distribution”). Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the Series LH shall make any distribution to any Series LH Partner on account of its Series LH Partnership Interest if such distribution would violate the Delaware Act or other applicable law.

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(b)          Notwithstanding Section 6.6(a), in the event of the dissolution and liquidation of the Partnership or the termination of the Series LH, all cash receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 11.3.

(c)          If, for any Quarter (including the Quarter in which the liquidation of the Series LH is completed), the Series AC Distribution Amount is less than zero, then the Series AC Partners shall promptly pay to the Series LH Partners Pro Rata in cash an amount equal to the aggregate amount by which the Series AC Distribution Amount was less than zero. Such payment obligation shall be allocated Pro Rata among the Series AC Partners.

(d)          If, for any Quarter (including the Quarter in which the liquidation of the Series LH is completed), the Series EA Distribution Amount is less than zero, then the Series EA Partners shall promptly pay to the Series LH Partners Pro Rata in cash an amount equal to the aggregate amount by which the Series EA Distribution Amount was less than zero. Such payment obligation shall be allocated Pro Rata among the Series EA Partners.

(e)          If, for any Quarter (including the Quarter in which the liquidation of the Series LH is completed), the Series ME Distribution Amount is less than zero, then the Series ME Partners shall promptly pay to the Series LH Partners Pro Rata in cash an amount equal to the aggregate amount by which the Series ME Distribution Amount was less than zero. Such payment obligation shall be allocated Pro Rata among the Series ME Partners.

(f)          If, for any Quarter (including the Quarter in which the liquidation of the Series LH is completed), the Series L3R Distribution Amount is less than zero, then the Series L3R Partners shall promptly pay to the Series LH Partners Pro Rata in cash an amount equal to the aggregate amount by which the Series L3R Distribution Amount was less than zero. Such payment obligation shall be allocated Pro Rata among the Series L3R Partners.

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS; LIMITED PARTNERS

Section 7.1           Management.

(a)          The Managing General Partner of the Partnership generally shall conduct, direct and manage all activities of the Partnership generally, and the Managing General Partner of each Series shall conduct, direct and manage all activities of the Series for which it serves as Managing General Partner. Except as otherwise expressly provided in this Agreement, (i) all management powers over the business and affairs of the Partnership generally shall be exclusively vested in the Managing General Partner of the Partnership generally, and no Limited Partner or other General Partner shall have any management power over the business and affairs of (or authority to bind) the Partnership generally and (ii) all management powers over the business and affairs of each Series shall be exclusively vested in the Managing General Partner of such Series, and no Limited Partner or other General Partner shall have any management power over the business and affairs of (or authority to bind) such Series. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to a Managing General Partner under any other provision of this Agreement, each Managing General Partner, subject to any approval required by Section 7.4, Section 7.5, Section 7.6 or any other provision of this Agreement, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership generally or the applicable Series, as the case may be, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

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(i)          the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

(ii)          the making of regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership and each Series (other than in connection with the matters set forth in Section 9.3);

(iii)          the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the applicable Series or the merger or other combination of the Partnership with or into another Person;

(iv)          the use of the assets of the applicable Series (including cash on hand) for any purpose consistent with the terms of this Agreement;

(v)          the negotiation, execution and performance of any contracts, conveyances or other instruments on behalf of the Partnership generally or the applicable Series;

(vi)          the distribution of cash or property of the applicable Series;

(vii)          the maintenance of separate or joint insurance policies for the benefit of the Partnership, any Series, any Partners or any Indemnitees;

(viii)          the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships subject to the restrictions set forth in Section 2.4;

(ix)          the control of any matters affecting the rights and obligations of the Partnership or the applicable Series, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation; and

(x)          the indemnification of any Person against liabilities and contingencies to the extent permitted by law.

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Section 7.2           Certificate of Limited Partnership.

The Managing General Partner of the Partnership generally has caused an amendment to and restatement of the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act, which contains a notice of the limitation of liabilities of the Series in conformity with Section 17-218 of the Delaware Act. To the extent the Managing General Partner of the Partnership generally determines such action to be necessary or appropriate, the Managing General Partner of the Partnership generally shall file amendments to and restatements of the Certificate of Limited Partnership and do all necessary things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property.

Section 7.3           Reserved.

Section 7.4           Actions Requiring the Approval of the Series EA Partners.

Notwithstanding any other provision of this Agreement to the contrary, and in addition to the requirements of Section 7.5 and Section 7.6, none of the Partnership, any Series, any Managing General Partner nor any other Partner shall cause or commit the Partnership or any Series to take any of the following actions without the prior written consent or vote of a Supermajority Interest of Series EA Partnership Interests:

(a)          approve the Series EA Annual Budget as provided for in Section 7.7;

(b)          request or otherwise require any additional Series EA Capital Contributions, pursuant to Section 5.6 or otherwise, that are not reflected in the approved Series EA Annual Budget;

(c)          establish any Series EA Reserves;

(d)          with respect to the Series EA, make any expenditure or series of related expenditures in excess of $1,000,000 that are not (i) reflected in the approved Series EA Annual Budget or (ii) required to address an emergency;

(e)          the issuance, incurrence or assumption of any Indebtedness by the Series EA other than (i) Indebtedness reflected in the approved Series EA Annual Budget, (ii) an Intercompany Obligation permitted by Section 7.4(f) or (iii) a Springing Guarantee permitted by Section 7.4(g);

(f)          the issuance, incurrence or assumption of any Indebtedness by the Partnership generally or any Series (other than the Series EA) unless such Indebtedness is (i) (x) (A) by its terms, expressly non-recourse to any Series EA Assets and the Series EA Partners or (B) an Intercompany Obligation and (y) after giving effect to the issuance, incurrence or assumption of such Indebtedness, the aggregate principal amount of Indebtedness of the Partnership and all Series (excluding (A) short term Indebtedness incurred in connection with the construction of projects that have not yet been placed into service and (B) Indebtedness of the Series EA) does not exceed 45% of the total capitalization of the Partnership as a whole, (ii) incurred in connection with the refinancing of Existing Indebtedness for which the Partnership is the direct obligor (other than Existing Indebtedness that is an Intercompany Obligation), (iii) an Intercompany Obligation permitted by Section 7.4(e) or (iv) a Springing Guarantee permitted by Section 7.4(g);

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(g)          any guarantee of Indebtedness of another Person by the Partnership generally or any Series other than a Springing Guarantee;

(h)          any material modification of any material contract related to the Series EA Assets or to which the Series EA is a party (excluding this Agreement);

(i)          any material modification to the Series EA Tariff Term Sheets or the Eastern Access Surcharge;

(j)          any merger, consolidation, conversion, business combination or reorganization of the Partnership or any Subsidiary of the Partnership that owns any Series EA Assets (other than any conversion pursuant to Section 12.11(c));

(k)          any direct or indirect sale, exchange or other transfer of (i) any Series EA Assets or (ii) any assets of the Partnership generally or any Series (other than the Series EA) in excess of $25,000,000, in each case, other than sales, exchanges or other transfers as a result of the exercise of remedies pursuant to Existing Indebtedness;

(l)          any issuance of any additional Partnership Interests of the Partnership generally or any Series;

(m)          except as otherwise provided in Section 4.1(c), the admission of any Person as a new Partner of the Partnership generally or of any Series (whether by Transfer of existing Partnership Interests, merger or issuance of additional Partnership Interests);

(n)          except as otherwise provided in Section 4.1(c), any withdrawal or removal of any General Partner or admission of any new General Partner of the Partnership generally or any Series;

(o)          the amendment of any provision of this Agreement relating to the Series EA or any other amendment of this Agreement that would have an adverse effect on the Series EA, the Series EA Assets or the Series EA Partners;

(p)          the entry into or termination of any activity or business, or the acquisition or divestiture of any asset or business, that would cause the Partnership or any Series to be taxed as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes;

(q)          the voluntary dissolution or liquidation of the Partnership or voluntary termination of any Series; or

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(r)          the commencement of a voluntary case with respect to, or the consent to the entry of an order for relief in an involuntary case against, the Partnership or any Series under any bankruptcy laws.

Section 7.5           Actions Requiring the Approval of the Series ME Partners.

Notwithstanding any other provision of this Agreement to the contrary, and in addition to the requirements of Section 7.4 and Section 7.6, none of the Partnership, any Series, any Managing General Partner nor any other Partner shall cause or commit the Partnership or any Series to take any of the following actions without the prior written consent or vote of a Supermajority Interest of Series ME Partnership Interests:

(a)          approve the Series ME Annual Budget as provided for in Section 7.8;

(b)          request or otherwise require any additional Series ME Capital Contributions, pursuant to Section 5.8 or otherwise, that are not reflected in the approved Series ME Annual Budget;

(c)          establish any Series ME Reserves;

(d)          with respect to the Series ME, make any expenditure or series of related expenditures in excess of $1,000,000 that are not (i) reflected in the approved Series ME Annual Budget or (ii) required to address an emergency;

(e)          the issuance, incurrence or assumption of any Indebtedness by the Series ME other than (i) Indebtedness reflected in the approved Series ME Annual Budget, (ii) an Intercompany Obligation permitted by Section 7.5(f) or (iii) a Springing Guarantee permitted by Section 7.5(g);

(f)          the issuance, incurrence or assumption of any Indebtedness by the Partnership generally or any Series (other than the Series ME) unless such Indebtedness is (i) (x) (A) by its terms, expressly non-recourse to any Series ME Assets and the Series ME Partners or (B) an Intercompany Obligation and (y) after giving effect to the issuance, incurrence or assumption of such Indebtedness, the aggregate principal amount of Indebtedness of the Partnership and all Series (excluding (A) short term Indebtedness incurred in connection with the construction of projects that have not yet been placed into service and (B) Indebtedness of the Series ME) does not exceed 45% of the total capitalization of the Partnership as a whole, (ii) incurred in connection with the refinancing of Existing Indebtedness for which the Partnership is the direct obligor (other than Existing Indebtedness that is an Intercompany Obligation), (iii) an Intercompany Obligation permitted by Section 7.5(e) or (iv) a Springing Guarantee permitted by Section 7.5(g);

(g)          any guarantee of Indebtedness of another Person by the Partnership generally or any Series other than a Springing Guarantee;

(h)          any material modification of any material contract related to the Series ME Assets or to which the Series ME is a party (excluding this Agreement);

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(i)          any material modification to the Series ME Tariff Term Sheets or the Mainline Expansion Surcharge;

(j)          any merger, consolidation, conversion, business combination or reorganization of the Partnership or any Subsidiary of the Partnership that owns any Series ME Assets (other than any conversion pursuant to Section 12.11(c));

(k)          any direct or indirect sale, exchange or other transfer of (i) any Series ME Assets or (ii) any assets of the Partnership generally or any Series (other than the Series ME) in excess of $25,000,000, in each case, other than sales, exchanges or other transfers as a result of the exercise of remedies pursuant to Existing Indebtedness;

(l)          any issuance of any additional Partnership Interests of the Partnership generally or any Series;

(m)          except as otherwise provided in Section 4.1(c), the admission of any Person as a new Partner of the Partnership generally or of any Series (whether by Transfer of existing Partnership Interests, merger or issuance of additional Partnership Interests);

(n)          except as otherwise provided in Section 4.1(c), any withdrawal or removal of any General Partner or admission of any new General Partner of the Partnership generally or any Series;

(o)          the amendment of any provision of this Agreement relating to the Series ME or any other amendment of this Agreement that would have an adverse effect on the Series ME, the Series ME Assets or the Series ME Partners;

(p)          the entry into or termination of any activity or business, or the acquisition or divestiture of any asset or business, that would cause the Partnership or any Series to be taxed as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes;

(q)          the voluntary dissolution or liquidation of the Partnership or voluntary termination of any Series; or

(r)          the commencement of a voluntary case with respect to, or the consent to the entry of an order for relief in an involuntary case against, the Partnership or any Series under any bankruptcy laws.

Section 7.6           Actions Requiring the Approval of the Series L3R Partners.

Notwithstanding any other provision of this Agreement to the contrary, and in addition to the requirements of Section 7.4 and Section 7.5, none of the Partnership, any Series, any Managing General Partner nor any other Partner shall cause or commit the Partnership or any Series to take any of the following actions without the prior written consent or vote of a Supermajority Interest of Series L3R Partnership Interests:

(a)          approve the Series L3R Annual Budget as provided for in Section 7.9;

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(b)          request or otherwise require any additional Series L3R Capital Contributions, pursuant to Section 5.10 or otherwise, that are not reflected in the approved Series L3R Annual Budget;

(c)          establish any Series L3R Reserves;

(d)          with respect to the Series L3R, make any expenditure or series of related expenditures in excess of $1,000,000 that are not (i) reflected in the approved Series L3R Annual Budget or (ii) required to address an emergency;

(e)          the issuance, incurrence or assumption of any Indebtedness by the Series L3R other than (i) Indebtedness reflected in the approved Series L3R Annual Budget, (ii) an Intercompany Obligation permitted by Section 7.6(f) or (iii) a Springing Guarantee permitted by Section 7.6(g);

(f)          the issuance, incurrence or assumption of any Indebtedness by the Partnership generally or any Series (other than the Series L3R) unless such Indebtedness is (i) (x) (A) by its terms, expressly non-recourse to any Series L3R Assets and the Series L3R Partners or (B) an Intercompany Obligation and (y) after giving effect to the issuance, incurrence or assumption of such Indebtedness, the aggregate principal amount of Indebtedness of the Partnership and all Series (excluding (A) short term Indebtedness incurred in connection with the construction of projects that have not yet been placed into service and (B) Indebtedness of the Series L3R) does not exceed 45% of the total capitalization of the Partnership as a whole, (ii) incurred in connection with the refinancing of Existing Indebtedness for which the Partnership is the direct obligor (other than Existing Indebtedness that is an Intercompany Obligation), (iii) an Intercompany Obligation permitted by Section 7.6(e) or (iv) a Springing Guarantee permitted by Section 7.6(g);

(g)          any guarantee of Indebtedness of another Person by the Partnership generally or any Series other than a Springing Guarantee;

(h)          any material modification of any material contract related to the Series L3R Assets or to which the Series L3R is a party (excluding this Agreement);

(i)          any material modification to the L3R Support Letters or the L3R Surcharge;

(j)          any merger, consolidation, conversion, business combination or reorganization of the Partnership or any Subsidiary of the Partnership that owns any Series L3R Assets (other than any conversion pursuant to Section 12.11(c));

(k)          any direct or indirect sale, exchange or other transfer of (i) any Series L3R Assets or (ii) any assets of the Partnership generally or any Series (other than the Series L3R) in excess of $25,000,000, in each case, other than sales, exchanges or other transfers as a result of the exercise of remedies pursuant to Existing Indebtedness;

(l)          any issuance of any additional Partnership Interests of the Partnership generally or any Series;

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(m)          except as otherwise provided in Section 4.1(c), the admission of any Person as a new Partner of the Partnership generally or of any Series (whether by Transfer of existing Partnership Interests, merger or issuance of additional Partnership Interests);

(n)          except as otherwise provided in Section 4.1(c), any withdrawal or removal of any General Partner or admission of any new General Partner of the Partnership generally or any Series;

(o)          the amendment of any provision of this Agreement relating to the Series L3R or any other amendment of this Agreement that would have an adverse effect on the Series L3R, the Series L3R Assets or the Series L3R Partners;

(p)          the entry into or termination of any activity or business, or the acquisition or divestiture of any asset or business, that would cause the Partnership or any Series to be taxed as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes;

(q)          the voluntary dissolution or liquidation of the Partnership or voluntary termination of any Series; or

(r)          the commencement of a voluntary case with respect to, or the consent to the entry of an order for relief in an involuntary case against, the Partnership or any Series under any bankruptcy laws.

Section 7.7           Series EA Annual Budget.

(a)          Fifteen days prior to the beginning of each fiscal year beginning after December 31, 2012, the Managing General Partner of the Series EA shall cause to be prepared and submitted to the Series EA Partners a budget and forecast setting forth the anticipated revenues and expenses for the Series EA for the following fiscal year, including any anticipated Series EA Maintenance Capital Expenditures, operating expenses, revenues, Capital Contributions and distributions (the “Series EA Annual Budget”).

(b)          After the Series EA Annual Budget has been approved by a Supermajority Interest of Series EA Partnership Interests, the Managing General Partner of the Series EA shall implement the Series EA Annual Budget and shall be authorized to make the expenditures and incur the obligations provided for therein. The Series EA Annual Budget may be revised at any time during a fiscal year subject to the approval of a Supermajority Interest of Series EA Partnership Interests.

(c)          If a Supermajority Interest of Series EA Partnership Interests fails to adopt on or before December 31 of any year a Series EA Annual Budget that has been properly submitted for approval by the Managing General Partner of the Series EA, then a Supermajority Interest of Series EA Partnership Interests shall be deemed to have approved as the Series EA Annual Budget for the next calendar year the last Series EA Annual Budget that was approved by a Supermajority Interest of Series EA Partnership Interests (the “Series EA Prior Budget”) adjusted as follows: (i) all operating expense items (including Series EA Maintenance Capital Expenditures) set forth in the Series EA Prior Budget shall be increased by 5% from the Series EA Prior Budget and (ii) all expenditures related to the construction of the Eastern Access Project set forth in the Series EA Prior Budget shall be replaced with the estimated expenditures related to the construction of the Eastern Access Project for the next calendar year; provided, however, that if a Series EA Annual Budget subsequently is approved by a Supermajority Interest of Series EA Partnership Interests, such subsequently approved Series EA Annual Budget shall be effective for the remainder of the applicable fiscal year.

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Section 7.8           Series ME Annual Budget.

(a)          Fifteen days prior to the beginning of each fiscal year beginning after December 31, 2012, the Managing General Partner of the Series ME shall cause to be prepared and submitted to the Series ME Partners a budget and forecast setting forth the anticipated revenues and expenses for the Series ME for the following fiscal year, including any anticipated Series ME Maintenance Capital Expenditures, operating expenses, revenues, Capital Contributions and distributions (the “Series ME Annual Budget”).

(b)          After the Series ME Annual Budget has been approved by a Supermajority Interest of Series ME Partnership Interests, the Managing General Partner of the Series ME shall implement the Series ME Annual Budget and shall be authorized to make the expenditures and incur the obligations provided for therein. The Series ME Annual Budget may be revised at any time during a fiscal year subject to the approval of a Supermajority Interest of Series ME Partnership Interests.

(c)          If a Supermajority Interest of Series ME Partnership Interests fails to adopt on or before December 31 of any year a Series ME Annual Budget that has been properly submitted for approval by the Managing General Partner of the Series ME, then a Supermajority Interest of Series ME Partnership Interests shall be deemed to have approved as the Series ME Annual Budget for the next calendar year the last Series ME Annual Budget that was approved by a Supermajority Interest of Series ME Partnership Interests (the “Series ME Prior Budget”) adjusted as follows: (i) all operating expense items (including Series ME Maintenance Capital Expenditures) set forth in the Series ME Prior Budget shall be increased by 5% from the Series ME Prior Budget and (ii) all expenditures related to the construction of the Mainline Expansion Project set forth in the Series ME Prior Budget shall be replaced with the estimated expenditures related to the construction of the Mainline Expansion Project for the next calendar year; provided, however, that if a Series ME Annual Budget subsequently is approved by a Supermajority Interest of Series ME Partnership Interests, such subsequently approved Series ME Annual Budget shall be effective for the remainder of the applicable fiscal year.

Section 7.9           Series L3R Annual Budget.

(a)          Fifteen days prior to the beginning of each fiscal year beginning after December 31, 2016, the Managing General Partner of the Series L3R shall cause to be prepared and submitted to the Series L3R Partners a budget and forecast setting forth the anticipated revenues and expenses for the Series L3R for the following fiscal year, including any anticipated Series L3R Maintenance Capital Expenditures, operating expenses, revenues, Capital Contributions and distributions (the “Series L3R Annual Budget”).

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(b)          After the Series L3R Annual Budget has been approved by a Supermajority Interest of Series L3R Partnership Interests, the Managing General Partner of the Series L3R shall implement the Series L3R Annual Budget and shall be authorized to make the expenditures and incur the obligations provided for therein. The Series L3R Annual Budget may be revised at any time during a fiscal year subject to the approval of a Supermajority Interest of Series L3R Partnership Interests.

(c)          If a Supermajority Interest of Series L3R Partnership Interests fails to adopt on or before December 31 of any year a Series L3R Annual Budget that has been properly submitted for approval by the Managing General Partner of the Series L3R, then a Supermajority Interest of Series L3R Partnership Interests shall be deemed to have approved as the Series L3R Annual Budget for the next calendar year the last Series L3R Annual Budget that was approved by a Supermajority Interest of Series L3R Partnership Interests (the “Series L3R Prior Budget”) adjusted as follows: (i) all operating expense items (including Series L3R Maintenance Capital Expenditures) set forth in the Series L3R Prior Budget shall be increased by 5% from the Series L3R Prior Budget and (ii) all expenditures related to the construction of the Line 3 Replacement Project set forth in the Series L3R Prior Budget shall be replaced with the estimated expenditures related to the Line 3 Replacement Project for the next calendar year; provided, however, that if a Series L3R Annual Budget subsequently is approved by a Supermajority Interest of Series L3R Partnership Interests, such subsequently approved Series L3R Annual Budget shall be effective for the remainder of the applicable fiscal year.

Section 7.10          Collection of Series AC Revenue Entitlement.

(a)          The Series AC Revenue Entitlement for each year will be collected on a monthly basis by the Partnership on behalf of the Series AC through the surcharge provided for in Section 3 “Revenue Requirement” of the Series AC Tariff Term Sheet (excluding any reduction attributable to the “Revenue Credit” provided for in Section 13 of the Series AC Tariff Term Sheet that is collected through the base system tolls) that is levied during that year with respect to the projected level of costs and throughput volumes, including the adjustment provided for in Section 4 “Revenue Requirement Adjustment” of the Series AC Tariff Term Sheet for over or under collection that is included in the surcharge levied in the year following the year of such over or under collection, inclusive of carrying charges.

(b)          The Managing General Partner of the Series AC shall cause the Series AC Records to set forth the cumulative amount by which the Series AC Revenue Entitlement exceeds or is less than amounts actually collected, inclusive of carrying charges.

(c)          Neither the Series AC Revenue Entitlement, nor the amount of the Series AC Revenue Entitlement that is collected on behalf of Series AC in any period, will be reduced by any part of the revenue credit to the Alberta Clipper Surcharge specified in Section 13 of the Series AC Tariff Term Sheet.

Section 7.11          Collection of Series EA Revenue Entitlement.

(a)          The Series EA Revenue Entitlement for each year will be collected on a monthly basis by the Partnership on behalf of Series EA through (i) the Eastern Access Surcharge, (ii) the collection of Allowance Oil Revenue applicable to Series EA Assets and (iii) the Qualifying Volume Adjustment. The Series EA Revenue Entitlement will be reduced by the Line 17 IJT Discount.

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(b)          The Managing General Partner of the Series EA shall cause the Series EA Records to set forth the cumulative amount by which the Series EA Revenue Entitlement exceeds or is less than amounts actually collected, inclusive of carrying charges.

(c)          Neither the Series EA Revenue Entitlement, nor the amount of the Series EA Revenue Entitlement that is collected on behalf of Series EA in any period, will be reduced by any part of the revenue credit to the Eastern Access Surcharge specified in such Series EA Tariff Term Sheets.

Section 7.12          Collection of Series ME Revenue Entitlement.

(a)          The Series ME Revenue Entitlement for each year will be collected on a monthly basis by the Partnership on behalf of Series ME through (i) the Mainline Expansion Surcharge and (ii) the collection of Allowance Oil Revenue applicable to Series ME Assets.

(b)          The Managing General Partner of the Series ME shall cause the Series ME Records to set forth the cumulative amount by which the Series ME Revenue Entitlement exceeds or is less than amounts actually collected, inclusive of carrying charges.

(c)          Neither the Series ME Revenue Entitlement, nor the amount of the Series ME Revenue Entitlement that is collected on behalf of Series ME in any period, will be reduced by any part of the revenue credit to the Mainline Expansion Surcharge specified in such Series EA Tariff Term Sheets.

Section 7.13          Collection of Series L3R Revenue Entitlement.

(a)          The Series L3R Revenue Entitlement for each year will be collected on a monthly basis by the Partnership on behalf of Series L3R through (i) the L3R Surcharge and (ii) the collection of Allowance Oil Revenue applicable to Series L3R Assets.

(b)          The Managing General Partner of the Series L3R shall cause the Series L3R Records to set forth the cumulative amount by which the Series L3R Revenue Entitlement exceeds or is less than amounts actually collected, inclusive of carrying charges.

(c)          Neither the Series L3R Revenue Entitlement, nor the amount of the Series L3R Revenue Entitlement that is collected on behalf of Series L3R in any period, will be reduced by any part of the revenue credit to the L3R Surcharge specified in the L3R Surcharge Support Letter.

Section 7.14          Compensation of General Partners.

No General Partner shall be compensated for its services as a General Partner of the Partnership generally or any Series; provided, however, this Section 7.14 shall not prohibit or restrict any reimbursement to which any General Partner is otherwise entitled for expenses it incurs or payments it makes on behalf of the Partnership generally or any Series, including any general and administrative expenses.

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Section 7.15          Indemnification.

(a)          To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each Series shall indemnify and hold harmless all of such Series’ Indemnitees from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts (“Damages”) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (“Claims”), in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its management of the affairs of such Series or by reason of its status as an Indemnitee of such Series, that relates to or arises out of such Series, its property, its business or its affairs; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.15, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 7.15 shall be made only out of the assets of the indemnifying Series, it being agreed that, except as provided in Section 11.7, no Partner shall be personally liable for such indemnification nor shall any Partner have any obligation to contribute or loan any monies or property to such Series to enable it to effectuate such indemnification.

(b)          To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.15(a) in defending any Claim shall, from time to time, be advanced by the indemnifying Series prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by such Series of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.15.

(c)          The indemnification provided by this Section 7.15 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of a Majority in Interest of Partnership Interests, in the case of the Series AC and the Series LH, or a Supermajority Interest of the Partnership Interests, in the case of the Series EA, the Series ME and the Series L3R, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)          Any Series may purchase and maintain (or reimburse such Series’ General Partners or their Affiliates for the cost of) insurance, on behalf of such Series’ General Partners, their Affiliates and such other Persons as such Series’ General Partners shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with such Series’ activities or such Person’s activities on behalf of such Series, regardless of whether such Series would have the power to indemnify such Person against such liability under the provisions of this Agreement.

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(e)          In no event may an Indemnitee subject any Partner to personal liability by reason of the indemnification provisions set forth in this Agreement.

(f)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.15 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement with respect to the indemnifying Series.

(g)          The provisions of this Section 7.15 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(h)          No amendment, modification or repeal of this Section 7.15 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by a Series, nor the obligations of such Series to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.15 as in effect immediately prior to such amendment, modification or repeal with respect to Claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such Claims may arise or be asserted.

(i)          The provisions of this Section 7.15 shall not be construed to limit the power of any Series to indemnify an Indemnitee of such Series to the fullest extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 7.15.

Section 7.16          Interseries Indemnification.

Notwithstanding anything to the contrary set forth in this Agreement, in the event that any Series (the “Indemnified Series”) (a) becomes liable for any Liability of another Series (the “Indemnifying Series”), including any Claim for Damages by a Third Party that relate to or arise out of the actions, obligation, assets, property, business or affairs of the Indemnifying Series or (b) pays or discharges an Intercompany Obligation for which the Indemnifying Series is the Primary Obligor (collectively, “Series Indemnified Damages”), to the fullest extent permitted by law, the Indemnifying Series shall indemnify the Indemnified Series for the amount of the Series Indemnified Damages promptly following their incurrence or payment, as applicable. Any indemnification pursuant to this Section 7.16 shall be made (i) only out of the assets of the Indemnifying Series, it being agreed that, except as provided in Section 11.7, no Partner shall be personally liable for such indemnification nor shall any Partner have any obligation to contribute or loan any monies or property to the Indemnifying Series to enable it to effectuate such indemnification and (ii) only to the extent that the Partners of the Indemnified Series have not received a payment from the Partners of the Indemnifying Series under Sections 6.2, 6.3, 6.4, 6.5 or 6.6 with respect to a shortfall related to the Liability that gave rise to the Series Indemnified Damages.

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Section 7.17          Liability of Indemnitees.

(a)          Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to any Series, any Partner or any other Person who is bound by this Agreement, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)          Subject to its obligations and duties as a Managing General Partner set forth in this Agreement, each Managing General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and such Managing General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by such Managing General Partner in good faith.

(c)          To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, any Series or the Partners, the General Partners and any other Indemnitee acting in connection with the Partnership’s or a Series’ business or affairs shall not be liable to the Partnership, such Series or any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Partner or other Person to the parties hereto otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Partner or other Person.

(d)          Any amendment, modification or repeal of this Section 7.17 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.17 as in effect immediately prior to such amendment, modification or repeal with respect to Claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such Claims may arise or be asserted.

Section 7.18          Limitation of Liability.

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act. A General Partner of a Series shall not be liable for the obligations of the Partnership generally or any other Series solely as a result of its status as a General Partner of a Series, and a General Partner of the Partnership generally shall not be liable for the obligations of any Series solely as a result of its status as a General Partner of the Partnership generally.

Section 7.19          Management of Business.

No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s or any Series’ business, transact any business in the Partnership’s or any Series’ name or have the power to sign documents for or otherwise bind the Partnership or any Series. Any action taken by any Affiliate of a General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of a General Partner or any of its Affiliates shall not be deemed to be participation in the control of the business of the Partnership or any Series by a Limited Partner of the Partnership generally or any Series (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

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Section 7.20          Outside Activities of the Limited Partners.

Notwithstanding any duty otherwise existing at law or in equity, except as otherwise set forth in any other agreement to which a Partner is a party, including the Omnibus Agreement, any Partner of the Partnership generally or any Series shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership or any Series, including business interests and activities in direct competition with the Partnership or any Series.

Section 7.21          Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, (a) any Person dealing with the Partnership shall be entitled to assume that the Managing General Partner of the Partnership generally, and any officer of such Managing General Partner authorized by such Managing General Partner to act on behalf of and in the name of the Partnership, has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership generally, and to enter into any authorized contracts on behalf of the Partnership as a whole and the Partnership generally, and such Person shall be entitled to deal with such Managing General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially and (b) any Person dealing with any Series shall be entitled to assume that the Managing General Partner of such Series, and any officer of such Managing General Partner authorized by such Managing General Partner to act on behalf of and in the name of such Series, has full power and authority to encumber, sell or otherwise use in any manner any and all assets of such Series and to enter into any authorized contracts on behalf of such Series and such Person shall be entitled to deal with such Managing General Partner or any such officer as if it were such Series’ sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of any Managing General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with any Managing General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of such Managing General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership or any Series by the Managing General Partner of the Partnership generally or such Series, respectively, or its respective representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership or such Series and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership or such Series, as applicable.

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Section 7.22          Managing General Partner.

Except as provided for in Section 10.1, Lakehead GP (or its designee) shall serve as the managing general partner (the “Managing General Partner”) of the Partnership generally and of each Series. Except as expressly provided in this Agreement, all management powers over the business and affairs of the Partnership generally or a Series shall be exclusively vested in the Managing General Partner of the Partnership generally or of such Series, as applicable, and no other General Partner nor any Limited Partner shall have any management power over the business and affairs of the Partnership generally or any Series.

Section 7.23          Conflicts of Interest.

Unless otherwise expressly provided herein, (a) whenever a conflict of interest exists or arises between a Managing General Partner or any of its Affiliates, on the one hand, and the Partnership, any Series or any Partner or any Affiliates thereof, on the other hand, or (b) whenever this Agreement or any other agreement contemplated herein provides that a Managing General Partner or any of its Affiliates shall act in a manner that is, or provides terms that are, fair and reasonable to the Partnership or any Partner or any Affiliate thereof, such Managing General Partner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles. In the absence of bad faith by such Managing General Partner, the resolution, action or terms so made, taken or provided by such Managing General Partner shall be permitted and deemed approved by all the Partners and shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty, including any fiduciary duty, or obligation of such Managing General Partner at law or in equity or otherwise, and it shall be presumed in making its decision that the Managing General Partner acted in good faith. In any proceeding challenging such decision, the party bringing the challenge shall have the burden of overcoming such presumption.

Section 7.24          Shared Use of Shared Assets.

The Shared Assets shall be shared between the Series AC, Series EA, Series ME, Series L3R and the Series LH in accordance with the terms set forth in Exhibit F. Exhibit F is hereby incorporated by reference herein and constitutes an integral, non-severable part of this Agreement. The parties hereto hereby agree to be bound by the terms and conditions of Exhibit F.

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ARTICLE VIII
BOOKS, RECORDS AND ACCOUNTING

Section 8.1           Records and Accounting.

The Managing General Partner of the Partnership generally and the Managing General Partner of each Series shall keep or cause to be kept full and true books of account maintained in accordance with generally accepted accounting principles consistently applied and in which shall be entered fully and accurately each transaction of the Partnership generally or such Series, as applicable. Such books of account, together with a copy of this Agreement, and of the Certificate of Limited Partnership, shall at all times be maintained at the principal place of business of the Partnership. The records maintained for each Series shall account for the assets associated with each such Series separately from the other assets of the Partnership, if any, or of any other Series. Upon written request, each Partner associated with a Series shall have the right, at a time during ordinary business hours, as reasonably determined by the Managing General Partner of such Series, to inspect and copy, at the requesting Partner’s expense, the records of such Series for any purpose reasonably related to such Partner’s interest with respect to such Series.

Section 8.2           Fiscal Year.

The fiscal year of the Partnership and of each Series shall be a fiscal year ending December 31.

ARTICLE IX
TAX MATTERS

Section 9.1           Tax Returns.

The Partnership shall timely file all returns of the Partnership that are required for U.S. federal, state and local income tax purposes on the basis of the accrual method and the taxable year or years that it is required by law to adopt, from time to time, as determined by the Managing General Partner of the Partnership generally. In the event the Partnership is required to use a taxable year other than a year ending on December 31, the Managing General Partner of the Partnership generally shall use reasonable efforts to change the taxable year of the Partnership to a year ending on December 31. The tax information reasonably required by Partners for U.S. federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

Section 9.2           Partner Tax Return Information.

The Partnership shall cause to be delivered to each Partner within 75 days after the end of the Partnership’s taxable year an IRS Form K-1 or a good faith estimate of the amounts to be included on such IRS Form K-1 for such Partner and such other information as shall be necessary (including a statement for that year of each Partner’s share of net income, net losses and other items allocated to such Partner) for the preparation and timely filing by the Partners of their U.S. federal, state and local income and other tax returns.

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Section 9.3           Tax Elections.

(a)          If there is a distribution of property of a Series as described in Code Section 734 or a transfer of Partnership Interests as described in Code Section 743, upon request by notice from any Partner of such Series, the Partnership will elect, pursuant to Code Section 754, to adjust the basis of Series property.

(b)          Except as otherwise provided herein, the Managing General Partner of the Partnership generally shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.4           Tax Controversies.

(a)          For all tax years beginning on or before December 31, 2017, subject to the provisions hereof, the Managing General Partner of the Partnership generally is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend funds for professional services and costs associated therewith.

(i)          Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

(ii)          The Tax Matters Partner shall take such action as may be necessary to cause any Partner so requesting to become a “notice partner” within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Partner shall inform each other Partner of all significant matters that may come to its attention in its capacity as Tax Matters Partner by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Partner copies of all significant written communications it may receive in that capacity. Any cost or expense incurred by the Tax Matters Partner in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Partnership.

(iii)          If an audit of any of the Partnership’s tax returns shall occur, the Tax Matters Partner shall not settle or otherwise compromise assertions of the auditing agent that may be adverse to any Partner as compared to the position taken on the Partnership’s tax returns without the prior written consent of each such affected Partner.

(iv)          No Partner shall file a request pursuant to Code Section 6227 for an administrative adjustment of Partnership items for any taxable year, or a petition under Code Sections 6226 or 6228 or other Code sections with respect to any item involving the Partnership, without first notifying the other Partners. Any Partner that enters into a settlement agreement with respect to any Partnership item (within the meaning of Code Section 6231(a)(3)) shall notify the other Partners of such settlement agreement and its terms within 90 days from the date of the settlement.

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(v)          If any Partner intends to file a notice of inconsistent treatment under Code Section 6222(b), such Partner shall give reasonable notice under the circumstances to the other Partners of such intent and the manner in which the Partner’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Partners.

(b)          For all tax years beginning after December 31, 2017, pursuant to Section 6221 et. seq., Subchapter C of Chapter 63 of Subtitle F of the Internal Revenue Code, the Managing General Partner of the Partnership generally is designated as the “partnership representative” (such Partner, the “Partnership Representative”) of the Partnership for purposes of the Code. Subject to the limitations contained in Section 9.4(a), the Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the “partnership representative.”

Section 9.5           Withholding.

The Managing General Partner of the Partnership generally is authorized to take any action that may be required to cause the Partnership or any Series to comply with any withholding requirements established under the Code or any other federal, state or local law, including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership or any Series is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including by reason of Section 1446 of the Code), the Managing General Partner of the Partnership generally or of the applicable Series may treat the amount withheld as a distribution of cash pursuant to Section 6.2, Section 6.3, Section 6.4 Section 6.5 or Section 6.6, as applicable, in the amount of such withholding from such Partner.

Section 9.6           Tax Reimbursement.

If Texas law requires the Partnership or a Series and any Partner both to participate in the filing of a Texas franchise tax combined group report, and if such Partner or any other member of the Partner’s combined group pays the franchise tax liability due in connection with such combined report, the parties agree that the Partnership or the applicable Series shall promptly reimburse such Partner for the franchise tax paid on behalf of the Partnership as a combined group member. The franchise tax paid on behalf of the Partnership with respect to each applicable Series shall equal the excess, if any, of (i) the franchise tax that the combined group including the Partnership pays over (ii) the amount the combined group would have paid if it had computed its franchise tax liability for the report period without the Partnership as a member of the combined group, but in no event more than what the Partnership or each applicable Series would have paid had it filed the franchise tax return not as a member of a group. In such event, the parties agree that such Partner shall be considered as paying such amount on behalf of the Partnership with respect to each applicable Series and the Partnership with respect to each applicable Series shall deduct for U.S. federal income tax purposes 100% of the Texas franchise tax attributable to the Partnership with respect to each applicable Series; provided that in the event that such deduction may not be properly taken by the Partnership with respect to each applicable Series, the Partnership with respect to each applicable Series shall reimburse such Partner for the after-tax cost of such payment of Texas franchise tax paid on the Partnership’s behalf.

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Section 9.7           Tax Partnership.

It is the intention of the Partners that the Partnership be classified as a partnership for U.S. federal tax purposes. Neither the Partnership nor any Partner shall make an election for the Partnership or any Series to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state or local law or to be classified as other than a partnership pursuant to Treasury Regulation Section 301.7701-3 or any similar provision of state or local law.

Section 9.8           Tax Matters Following a Fundamental Change.

Following the occurrence of a Fundamental Change, the following provisions shall take effect and supersede any conflicting provisions of this Article IX:

(a)          Series EA Tax Matters.

(i)          EECI EA Sub shall exercise full and exclusive discretion over all tax matters relating to or affecting the Series EA. For the avoidance of doubt, EECI EA Sub’s right to exercise its discretion shall include matters relating to the Partnership generally, such as Partnership tax elections permitted by the Code, to the extent that such matter affects the Series EA.

(ii)          The Partnership shall cause to be delivered to EECI EA Sub at least 15 Business Days before the due date of any Partnership tax return a copy of the proposed tax return. EECI EA Sub shall have ten Business Days to request changes to any portions of such tax return that affect Series EA, and the Tax Matters Partner shall make all changes to such tax return requested by EECI EA Sub prior to timely filing such return.

(iii)          If an audit of any of the Partnership’s tax returns shall occur, EECI EA Sub shall have the right, at its discretion, to control all decisions with respect to any matter relating to or affecting the Series EA, and the Tax Matters Partner shall act in accordance with EECI EA Sub’s direction. For the avoidance of doubt, EECI EA Sub shall control all decisions with respect to all matters under audit affecting or relating to the Partnership generally to the extent that such matters also affect the Series EA.

(b)          Series ME Tax Matters.

(i)          EECI ME Sub shall exercise full and exclusive discretion over all tax matters relating to or affecting the Series ME. For the avoidance of doubt, EECI ME Sub’s right to exercise its discretion shall include matters relating to the Partnership generally, such as Partnership tax elections permitted by the Code, to the extent that such matter affects the Series ME.

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(ii)          The Partnership shall cause to be delivered to EECI ME Sub at least 15 Business Days before the due date of any Partnership tax return a copy of the proposed tax return. EECI ME Sub shall have ten Business Days to request changes to any portions of such tax return that affect Series ME, and the Tax Matters Partner shall make all changes to such tax return requested by EECI ME Sub prior to timely filing such return.

(iii)          If an audit of any of the Partnership’s tax returns shall occur, EECI ME Sub shall have the right, at its discretion, to control all decisions with respect to any matter relating to or affecting the Series ME, and the Tax Matters Partner shall act in accordance with EECI ME Sub’s direction. For the avoidance of doubt, EECI ME Sub shall control all decisions with respect to all matters under audit affecting or relating to the Partnership generally to the extent that such matters also affect the Series ME.

(c)          Series L3R Tax Matters.

(i)          EECI L3R Sub shall exercise full and exclusive discretion over all tax matters relating to or affecting the Series L3R. For the avoidance of doubt, EECI L3R Sub’s right to exercise its discretion shall include matters relating to the Partnership generally, such as Partnership tax elections permitted by the Code, to the extent that such matter affects the Series L3R.

(ii)          The Partnership shall cause to be delivered to EECI L3R Sub at least 15 Business Days before the due date of any Partnership tax return a copy of the proposed tax return. EECI L3R Sub shall have ten Business Days to request changes to any portions of such tax return that affect Series L3R, and the Tax Matters Partner shall make all changes to such tax return requested by EECI L3R Sub prior to timely filing such return.

(iii)          If an audit of any of the Partnership’s tax returns shall occur, EECI L3R Sub shall have the right, at its discretion, to control all decisions with respect to any matter relating to or affecting the Series L3R, and the Tax Matters Partner shall act in accordance with EECI L3R Sub’s direction. For the avoidance of doubt, EECI L3R Sub shall control all decisions with respect to all matters under audit affecting or relating to the Partnership generally to the extent that such matters also affect the Series L3R.

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ARTICLE X
OTHER EVENTS

Section 10.1          Fundamental Change.

(a)          If, at any time, (i) EECI is removed as the general partner of Enbridge Partners pursuant to Section 13.2 (or equivalent provision) of the Eighth Amended and Restated Agreement of Limited Partnership of Enbridge Partners, as amended, or (ii) Enbridge Partners shall cease to directly or indirectly Control the Partnership generally and each Series (each, a “Fundamental Change”), then (x) the Managing General Partner of Series EA shall, without any further action on its part, be deemed to have automatically and irrevocably delegated to EECI EA Sub (or its designee), (y) the Managing General Partner of Series ME shall, without any further action on its part, be deemed to have automatically and irrevocably delegated to EECI ME Sub (or its designee) and (z) the Managing General Partner of Series L3R shall, without any further action on its part, be deemed to have automatically and irrevocably delegated to EECI L3R Sub (or its designee) in each case, to the fullest extent permitted under this Agreement and Delaware law, all of such Managing General Partner’s power and authority to manage and control the business and affairs of the applicable Series (such delegation being referred to herein as the “Maximum Permitted Delegation”), subject to termination only in the sole discretion of EECI EA Sub, EECI ME Sub or EECI L3R Sub, as applicable. Notwithstanding the delegation provided for in this Section 10.1(a), no Managing General Partner shall be deemed to have withdrawn as a General Partner of the Partnership generally or the applicable Series, and such Managing General Partner shall retain all of its Partnership Interests and Percentage Interests in the Partnership generally and the applicable Series (as the case may be), and none of the foregoing shall be deemed to have been assigned or transferred to EECI EA Sub, EECI ME Sub or EECI L3R Sub (or their designees), as applicable.

(b)          If all or a portion of the Maximum Permitted Delegation is determined to be invalid or unenforceable for any reason following a Fundamental Change, EECI, in its sole discretion, may elect to become the Managing General Partner of the Series EA, the Series ME and the Series L3R by providing five Business Days’ prior written notice of such election to the Managing General Partner of the Partnership generally at any time (such election, the “Control Option”). Upon exercise of the Control Option:

(i)          the Limited Partner Interest of EECI EA Sub in the Series EA shall automatically convert into a General Partner Interest in the Series EA, the Limited Partner Interest of EECI ME Sub in the Series ME shall automatically convert into a General Partner Interest in the Series ME and the Limited Partner Interest of EECI L3R Sub in the Series L3R shall automatically convert into a General Partner Interest in the Series L3R;

(ii)         EECI EA Sub shall automatically become the Managing General Partner of the Series EA, EECI ME Sub shall automatically become the Managing General Partner of the Series ME and EECI L3R Sub shall automatically become the Managing General Partner of the Series L3R in each case, with all rights, powers and obligations of the Managing General Partner of such Series as set forth in this Agreement; and

(iii)        all rights, powers and obligations of the existing Managing General Partner of the Series EA, Series ME and the Series L3R (in its capacity as such) shall immediately terminate.

The exercise of the Control Option pursuant to this Section 10.1(b) shall not affect (A) the status of any Managing General Partner of the Partnership generally or any Series (other than the Series EA, Series ME or the Series L3R) or (B) the Percentage Interest of the Series EA Partners, the Series ME Partners or the Series L3R.

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(c)          In connection with the exercise of the Control Option pursuant to this Section 10.1, each of the Partners agrees to cooperate with respect to such matters and to execute such further assignments, releases, assumptions, amendments of this Agreement and the Certificate of Limited Partnership, notifications and other documents as may be reasonably requested by EECI, EECI EA Sub, EECI ME Sub, EECI L3R Sub or the Managing General Partner of the Series EA, Series ME or Series L3R, as applicable, for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by such provisions and the otherwise continued operations of the Partnership.

Section 10.2          Alberta Clipper Surcharge Expiration.

(a)          Upon the expiration or earlier termination of the Alberta Clipper Surcharge Term, the Series AC Tariff Term Sheet shall be replaced with a revised tariff structure in accordance with Section 2(b) of the Series AC Tariff Term Sheet (the “Alberta Clipper Revised Tariff Structure”).

(b)          If the Alberta Clipper Revised Tariff Structure sets forth an objectively determinable definition of (i) the revenue that the Partnership is entitled to collect in tolls and other charges in respect of the Series AC Assets and (ii) the expenses that the Partnership is entitled to allocate in respect of the Series AC Assets, then the Series AC Revenue Entitlement and Series AC Expenses shall be calculated in accordance with the Alberta Clipper Revised Tariff Structure.

(c)          If the Alberta Clipper Revised Tariff Structure does not set forth an objectively determinable definition of (i) the revenue that the Partnership is entitled to collect in tolls and other charges in respect of the Series AC Assets and (ii) the expenses that the Partnership is entitled to allocate in respect of the Series AC Assets, then Lakehead GP and EECI, on behalf of all Partners of the Partnership generally and each Series, will negotiate in good faith an arrangement to allocate among each Series the total Lakehead System revenue collected by the Partnership following the expiration or earlier termination of the Alberta Clipper Surcharge Term. Such allocation arrangement will be based on the relative economic value of each Series as of the expiration or earlier termination of the Alberta Clipper Surcharge Term. If EECI and Lakehead GP are able to agree on such allocation arrangement, then the Series AC Revenue Entitlement and Series AC Expenses will be calculated in accordance with such arrangement. If EECI and Lakehead GP are unable to agree on such allocation arrangement at least 180 days prior to the expiration or earlier termination of the Alberta Clipper Surcharge Term, then the matter will be submitted to arbitration pursuant to Section 10.2(d).

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(d)          If the Alberta Clipper Revised Tariff Structure does not set forth an objectively determinable definition of (i) the revenue that the Partnership is entitled to collect in tolls and other charges in respect of the Series AC Assets and (ii) the expenses that the Partnership is entitled to allocate in respect of the Series AC Assets, and EECI and Lakehead GP are unable to agree on an allocation arrangement pursuant to Section 10.2(c), such allocation arrangement shall be determined through binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section 10.2(d) and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section 10.2(d) will control the rights and obligations of the parties. Arbitration shall be initiated 180 days prior to the expiration of the Alberta Clipper Surcharge Term. Each of EECI and Lakehead GP shall appoint an arbitrator at least 150 days prior to the expiration of the Alberta Clipper Surcharge Term. If either party fails for any reason to name an arbitrator within such period, the other party shall petition to the American Arbitration Association for appointment of an arbitrator for such party’s account. The two arbitrators so chosen shall select a third arbitrator within 15 days after the second arbitrator has been appointed. Each of EECI and Lakehead GP will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by the party that has failed to appoint an arbitrator in the requisite period. Each of EECI and Lakehead GP will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (a) be neutral Persons who have never been officers, directors or employees of Enbridge Partners, EECI or any of their Affiliates and (b) have not less than seven years experience in the energy industry. The hearing will be conducted in Houston, Texas and commence within 30 days after the selection of the third arbitrator. Within five days after the selection of the third arbitrator, EECI and Lakehead GP shall exchange in writing, signed by the respective parties, their respective proposed allocation arrangements. At the conclusion of the hearing, the arbitrators shall choose either the allocation arrangement of EECI or the allocation arrangement of Lakehead GP, and shall have no power or authority whatsoever to reach any other result. In making their choice, the arbitrators shall choose the allocation arrangement that in their judgment most equitably allocates the total Lakehead System revenues in a manner that best represents the relative economic value of each Series as of the expiration of the Alberta Clipper Surcharge Term. EECI, Lakehead GP and the arbitrators shall proceed diligently and in good faith in order that the determination may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the parties.

Section 10.3          Eastern Access Surcharge Expiration.

(a)          Upon the expiration or earlier termination of the term of one or more of the Series EA Tariff Term Sheets, the Series EA Tariff Term Sheet so affected shall be replaced with a revised tariff structure in accordance with the provisions of the Series EA Tariff Term Sheets (the “Eastern Access Revised Tariff Structure”).

(b)          If the Eastern Access Revised Tariff Structure sets forth an objectively determinable definition of (i) the revenue that the Partnership is entitled to collect in tolls and other charges in respect of the Series EA Assets and (ii) the expenses that the Partnership is entitled to allocate in respect of the Series EA Assets, then the Series EA Revenue Entitlement and Series EA Expenses shall be calculated in accordance with the Eastern Access Revised Tariff Structure.

(c)          If the Eastern Access Revised Tariff Structure does not set forth an objectively determinable definition of (i) the revenue that the Partnership is entitled to collect in tolls and other charges in respect of the Series EA Assets and (ii) the expenses that the Partnership is entitled to allocate in respect of the Series EA Assets, then EECI EA Sub and Lakehead GP, on behalf of all Partners of the Partnership generally and each Series, will negotiate in good faith an arrangement to allocate among each Series the total Lakehead System revenue collected by the Partnership following the expiration or earlier termination of the Series EA Tariff Term Sheet so affected. Such allocation arrangement will be based on the relative invested capital of each Series as of the expiration or earlier termination of the applicable Series EA Tariff Term Sheet. If EECI EA Sub and Lakehead GP are able to agree on such allocation arrangement, then the Series EA Revenue Entitlement and Series EA Expenses will be calculated in accordance with such arrangement. If EECI EA Sub and Lakehead GP are unable to agree on such allocation arrangement at least 180 days prior to the expiration or earlier termination of the applicable Series EA Tariff Term Sheet, then the matter will be submitted to arbitration pursuant to Section 10.3(d).

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(d)          If the Eastern Access Revised Tariff Structure does not set forth an objectively determinable definition of (i) the revenue that the Partnership is entitled to collect in tolls and other charges in respect of the Series EA Assets and (ii) the expenses that the Partnership is entitled to allocate in respect of the Series EA Assets, and EECI EA Sub and Lakehead GP are unable to agree on an allocation arrangement pursuant to Section 10.3(c), such allocation arrangement shall be determined through binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section 10.3(d) and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section 10.3(d) will control the rights and obligations of the parties. Arbitration shall be initiated 180 days prior to the expiration of the applicable Series EA Tariff Term Sheet. Each of EECI EA Sub and Lakehead GP shall appoint an arbitrator at least 150 days prior to the expiration of the applicable Series EA Tariff Term Sheet. If either party fails for any reason to name an arbitrator within such period, the other party shall petition to the American Arbitration Association for appointment of an arbitrator for such party’s account. The two arbitrators so chosen shall select a third arbitrator within 15 days after the second arbitrator has been appointed. Each of EECI EA Sub and Lakehead GP will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by the party that has failed to appoint an arbitrator in the requisite period. Each of EECI EA Sub and Lakehead GP will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (a) be neutral Persons who have never been officers, directors or employees of Enbridge Partners, EECI or any of their Affiliates and (b) have not less than seven years experience in the energy industry. The hearing will be conducted in Houston, Texas and commence within 30 days after the selection of the third arbitrator. Within five days after the selection of the third arbitrator, EECI EA Sub and Lakehead GP shall exchange in writing, signed by the respective parties, their respective proposed allocation arrangements. At the conclusion of the hearing, the arbitrators shall choose either the allocation arrangement of EECI EA Sub or the allocation arrangement of Lakehead GP, and shall have no power or authority whatsoever to reach any other result. In making their choice, the arbitrators shall choose the allocation arrangement that in their judgment most equitably allocates the total Lakehead System revenues in a manner that best represents the relative economic value of each Series as of the expiration of the applicable Series EA Tariff Term Sheet. EECI EA Sub, Lakehead GP and the arbitrators shall proceed diligently and in good faith in order that the determination may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the parties.

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(e)          Notwithstanding the provisions of this Section 10.3, following the end of the Eastern Access Surcharge Term, EECI EA Sub and Lakehead GP may, by mutual agreement, elect to remove the Eastern Access Project from integrated common carrier service within the Lakehead System and transfer it to stand alone service either on a common carrier basis or on a contract basis, as permitted by applicable law. Upon the execution of such agreement, the Series EA Revenue Entitlement shall be determined by reference to the applicable toll principles established by applicable regulation or by contract for standalone service.

Section 10.4          Mainline Expansion Surcharge Expiration.

(a)          Upon the expiration or earlier termination of the term of one or more of the Series ME Tariff Term Sheets, the Series ME Tariff Term Sheet so affected shall be replaced with a revised tariff structure in accordance with the provisions of the Series ME Tariff Term Sheets (the “Mainline Expansion Revised Tariff Structure”).

(b)          If the Mainline Expansion Revised Tariff Structure sets forth an objectively determinable definition of (i) the revenue that the Partnership is entitled to collect in tolls and other charges in respect of the Series ME Assets and (ii) the expenses that the Partnership is entitled to allocate in respect of the Series ME Assets, then the Series ME Revenue Entitlement and Series ME Expenses shall be calculated in accordance with the Mainline Expansion Revised Tariff Structure.

(c)          If the Mainline Expansion Revised Tariff Structure does not set forth an objectively determinable definition of (i) the revenue that the Partnership is entitled to collect in tolls and other charges in respect of the Series ME Assets and (ii) the expenses that the Partnership is entitled to allocate in respect of the Series ME Assets, then EECI ME Sub and Lakehead GP, on behalf of all Partners of the Partnership generally and each Series, will negotiate in good faith an arrangement to allocate among each Series the total Lakehead System revenue collected by the Partnership following the expiration or earlier termination of the Series ME Tariff Term Sheet so affected. Such allocation arrangement will be based on the relative invested capital of each Series as of the expiration or earlier termination of the applicable Series ME Tariff Term Sheet. If EECI ME Sub and Lakehead GP are able to agree on such allocation arrangement, then the Series ME Revenue Entitlement and Series ME Expenses will be calculated in accordance with such arrangement. If EECI ME Sub and Lakehead GP are unable to agree on such allocation arrangement at least 180 days prior to the expiration or earlier termination of the applicable Series ME Tariff Term Sheet, then the matter will be submitted to arbitration pursuant to Section 10.4(d).

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(d)          If the Mainline Expansion Revised Tariff Structure does not set forth an objectively determinable definition of (i) the revenue that the Partnership is entitled to collect in tolls and other charges in respect of the Series ME Assets and (ii) the expenses that the Partnership is entitled to allocate in respect of the Series ME Assets, and EECI ME Sub and Lakehead GP are unable to agree on an allocation arrangement pursuant to Section 10.4(c), such allocation arrangement shall be determined through binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section 10.4(d) and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section 10.4(d) will control the rights and obligations of the parties. Arbitration shall be initiated 180 days prior to the expiration of the applicable Series ME Tariff Term Sheet. Each of EECI ME Sub and Lakehead GP shall appoint an arbitrator at least 150 days prior to the expiration of the applicable Series ME Tariff Term Sheet. If either party fails for any reason to name an arbitrator within such period, the other party shall petition to the American Arbitration Association for appointment of an arbitrator for such party’s account. The two arbitrators so chosen shall select a third arbitrator within 15 days after the second arbitrator has been appointed. Each of EECI ME Sub and Lakehead GP will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by the party that has failed to appoint an arbitrator in the requisite period. Each of EECI ME Sub and Lakehead GP will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (a) be neutral Persons who have never been officers, directors or employees of Enbridge Partners, EECI or any of their Affiliates and (b) have not less than seven years experience in the energy industry. The hearing will be conducted in Houston, Texas and commence within 30 days after the selection of the third arbitrator. Within five days after the selection of the third arbitrator, EECI ME Sub and Lakehead GP shall exchange in writing, signed by the respective parties, their respective proposed allocation arrangements. At the conclusion of the hearing, the arbitrators shall choose either the allocation arrangement of EECI ME Sub or the allocation arrangement of Lakehead GP, and shall have no power or authority whatsoever to reach any other result. In making their choice, the arbitrators shall choose the allocation arrangement that in their judgment most equitably allocates the total Lakehead System revenues in a manner that best represents the relative economic value of each Series as of the expiration of the applicable Series ME Tariff Term Sheet. EECI ME Sub, Lakehead GP and the arbitrators shall proceed diligently and in good faith in order that the determination may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the parties.

(e)          Notwithstanding the provisions of this Section 10.4, following the end of the Mainline Expansion Surcharge Term, EECI ME Sub and Lakehead GP may, by mutual agreement, elect to remove the Mainline Expansion Project from integrated common carrier service within the Lakehead System and transfer it to stand alone service either on a common carrier basis or on a contract basis, as permitted by applicable law. Upon the execution of such agreement, the Series ME Revenue Entitlement shall be determined by reference to the applicable toll principles established by applicable regulation or by contract for standalone service.

Section 10.5          L3R Surcharge Expiration.

(a)          Upon the expiration or earlier termination of the L3R Support Letters, the L3R Support Letters shall be replaced with a revised tariff structure in accordance with terms to be negotiated with CAPP at the time of such expiration or termination (the “L3R Revised Tariff Structure”).

(b)          If the L3R Revised Tariff Structure sets forth an objectively determinable definition of (i) the revenue that the Partnership is entitled to collect in tolls and other charges in respect of the Series L3R Assets and (ii) the expenses that the Partnership is entitled to allocate in respect of the Series L3R Assets, then the Series L3R Revenue Entitlement and Series L3R Expenses shall be calculated in accordance with the L3R Revised Tariff Structure.

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(c)          If the L3R Revised Tariff Structure does not set forth an objectively determinable definition of (i) the revenue that the Partnership is entitled to collect in tolls and other charges in respect of the Series L3R Assets and (ii) the expenses that the Partnership is entitled to allocate in respect of the Series L3R Assets, then EECI L3R Sub and Lakehead GP, on behalf of all Partners of the Partnership generally and each Series, will negotiate in good faith an arrangement to allocate among each Series the total Lakehead System revenue collected by the Partnership following the expiration or earlier termination of the L3R Support Letters. Such allocation arrangement will be based on the relative invested capital of each Series as of the expiration or earlier termination of the L3R Support Letters. If EECI L3R Sub and Lakehead GP are able to agree on such allocation arrangement, then the Series L3R Revenue Entitlement and Series L3R Expenses will be calculated in accordance with such arrangement. If EECI L3R Sub and Lakehead GP are unable to agree on such allocation arrangement at least 180 days prior to the expiration or earlier termination of the L3R Support Letters, then the matter will be submitted to arbitration pursuant to Section 10.5(d).

(d)          If the L3R Revised Tariff Structure does not set forth an objectively determinable definition of (i) the revenue that the Partnership is entitled to collect in tolls and other charges in respect of the Series L3R Assets and (ii) the expenses that the Partnership is entitled to allocate in respect of the Series L3R Assets, and EECI L3R Sub and Lakehead GP are unable to agree on an allocation arrangement pursuant to Section 10.5(c), such allocation arrangement shall be determined through binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section 10.5(d) and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section 10.5(d) will control the rights and obligations of the parties. Arbitration shall be initiated 180 days prior to the expiration of the L3R Support Letters. Each of EECI L3R Sub and Lakehead GP shall appoint an arbitrator at least 150 days prior to the expiration of the L3R Support Letters. If either party fails for any reason to name an arbitrator within such period, the other party shall petition to the American Arbitration Association for appointment of an arbitrator for such party’s account. The two arbitrators so chosen shall select a third arbitrator within 15 days after the second arbitrator has been appointed. Each of EECI L3R Sub and Lakehead GP will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by the party that has failed to appoint an arbitrator in the requisite period. Each of EECI L3R Sub and Lakehead GP will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (a) be neutral Persons who have never been officers, directors or employees of Enbridge Partners, EECI or any of their Affiliates and (b) have not less than seven years experience in the energy industry. The hearing will be conducted in Houston, Texas and commence within 30 days after the selection of the third arbitrator. Within five days after the selection of the third arbitrator, EECI L3R Sub and Lakehead GP shall exchange in writing, signed by the respective parties, their respective proposed allocation arrangements. At the conclusion of the hearing, the arbitrators shall choose either the allocation arrangement of EECI L3R Sub or the allocation arrangement of Lakehead GP, and shall have no power or authority whatsoever to reach any other result. In making their choice, the arbitrators shall choose the allocation arrangement that in their judgment most equitably allocates the total Lakehead System revenues in a manner that best represents the relative economic value of each Series as of the expiration of the L3R Support Letters. EECI L3R Sub, Lakehead GP and the arbitrators shall proceed diligently and in good faith in order that the determination may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the parties.

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(e)          Notwithstanding the provisions of this Section 10.5, following the end of the L3R Surcharge Term, EECI L3R Sub and Lakehead GP may, by mutual agreement, elect to remove the Line 3 Replacement Project from integrated common carrier service within the Lakehead System and transfer it to stand alone service either on a common carrier basis or on a contract basis, as permitted by applicable law. Upon the execution of such agreement, the Series L3R Revenue Entitlement shall be determined by reference to the applicable toll principles established by applicable regulation or by contract for standalone service.

ARTICLE XI
DISSOLUTION AND LIQUIDATION

Section 11.1          Dissolution of the Partnership.

(a)          The Partnership shall not be dissolved by the admission of additional Partners. The Partnership shall dissolve, and its affairs shall be wound up, upon:

(i)          subject to Section 7.4(q), Section 7.5(q) and Section 7.6(q), an election to dissolve the Partnership by the Managing General Partner of the Partnership generally and the Managing General Partner of each Series that is approved by a Majority in Interest of each of the Series AC and Series LH and a Supermajority Interest of the Series EA, Series ME and Series L3R;

(ii)         the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

(iii)        the termination of the last remaining Series;

(iv)        at any time that there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act; or

(v)         any event that causes a General Partner to cease to be a general partner of the Partnership generally or any Series; provided that the Partnership shall not be dissolved and required to be wound up in connection with any such event if (A) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership generally or any Series who is hereby authorized to and does carry on the business of the Partnership or (B) within 90 days after the occurrence of such event, a Majority in Interest of each of the Series AC and Series LH and a Supermajority Interest of the Series EA, Series ME and Series L3R, agree in writing or vote to continue the business of the Partnership and to the appointment, effective as of the date of such event, if required, of one or more additional general partners of the Partnership generally and, to the extent applicable, each Series.

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(b)          Upon the dissolution of the Partnership as provided herein, the Partnership shall be wound up by winding up each Series in the manner provided by Section 11.3.

Section 11.2          Termination of a Series.

(a)          a Series shall be terminated upon any of the following events:

(i)          the dissolution of the Partnership;

(ii)         the entry of a decree of judicial termination of such Series under Section 17-218 of the Delaware Act;

(iii)        subject to Section 7.4(q), Section 7.5(q) and Section 7.6(q), the approval of each General Partner of such Series and a Majority in Interest of the Partnership Interests of such Series, in the case of the Series AC and Series LH, or a Supermajority Interest of the Partnership Interests of such Series, in the case of Series EA, Series ME and Series L3R; or

(iv)        any event that causes a General Partner to cease to be a general partner of the Series; provided that the Series shall not be terminated and required to be wound up in connection with any such event if (A) at the time of the occurrence of such event there is at least one remaining general partner of the Series who is hereby authorized to and does carry on the business of the Series or (B) within 90 days after the occurrence of such event, a Majority in Interest of each of the Series AC and Series LH and a Supermajority Interest of the Series EA, Series ME and Series L3R, agree in writing or vote to continue the business of the Series and to the appointment, effective as of the date of such event, if required, of one or more additional general partners of the Series.

(b)          The termination and winding up of a Series (other than the last Series) shall not, in and of itself, cause a dissolution of the Partnership or the termination of any other Series. The termination of a Series shall not affect the limitation on liabilities of such Series or any other Series provided by this Agreement, the Certificate of Limited Partnership and the Delaware Act.

Section 11.3          Winding Up, Liquidation and Distribution of Assets of the Partnership or a Series Upon Dissolution of the Partnership or Termination of Such Series.

(a)          Upon dissolution of the Partnership or termination of a Series, the Managing General Partner of the Partnership generally or of such Series, as applicable, shall commence to wind up the affairs of the Partnership (and all Series) or such Series, as applicable; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of any applicable Series and the discharge of liabilities of the Partnership (and all Series) or such Series, as applicable, to its creditors so as to enable the Partners to minimize the normal losses attendant upon a liquidation. Upon dissolution of the Partnership or termination of a Series after taking into account Regulatory Allocations, all allocations of Profit, Losses and items thereof with respect to a Series shall be made in a manner so that, to the greatest extent possible, the Series Capital Accounts of each Partner in such Series shall equal the amount that would be distributed to such Partner if liquidating distributions were made in accordance with the Partners’ Percentage Interests in such Series. The Partners of each Series being liquidated, as applicable, shall be furnished with a statement prepared by a certified public accountant selected by the Managing General Partner of the Partnership generally, in its sole discretion, at the expense of such Series, if applicable, that shall set forth the assets and liabilities of the Partnership (and all Series) or such Series (as applicable) as of the date of termination. The proceeds of liquidation shall be distributed in the following order and priority:

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(i)          to creditors of each applicable Series, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of all Liabilities of such Series, including, without limitation, the expenses incurred in connection with the liquidation of the Partnership (and all Series) or such Series;

(ii)         to the Partners of each Series being liquidated in accordance with such Partners’ Series Capital Account balances for such Series (after giving effect to all contributions, distributions, allocations and other Series Capital Account adjustments for all taxable years, including the year during which such termination and liquidation occurs) in compliance with Treasury Regulation § 1.704-1(b)(2)(ii)(b)(2); and

(iii)        if any Limited Partner has a deficit balance in its Series Capital Account for such Series (after giving effect to all contributions, distributions and allocations for all fiscal years, including the fiscal year during which such liquidation occurs), such Limited Partner shall have no obligation to make any contribution to the capital of the Partnership or of such Series with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership, such Series or to any other Person for any purpose whatsoever.

(b)          Notwithstanding any other provisions of this Section 11.3, in the event the Partnership is “liquidated” within the meaning of Treasury Regulation § 1.704-1(b)(2)(ii)(g), but such liquidation does not constitute a dissolution of the Partnership, the assets of the Partnership (and each Series) shall not be liquidated, the liabilities of the Partnership (and each Series) shall not be paid or discharged and the affairs of the Partnership (and each Series) shall not be wound up. Instead, solely for U.S. federal income tax purposes, the Partnership (and each Series) shall be deemed to have distributed all of the assets of the Partnership (and each Series) in kind to a new partnership in exchange for an interest in such new partnership and, immediately thereafter, the Partnership shall be deemed to liquidate by distributing interests in the new partnership to the Partners.

(c)          The Managing General Partners and Partners shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Partnership or any Series and the final distribution of its assets.

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Section 11.4          Cancellation of Certificate of Limited Partnership.

Upon the completion of the winding up of the Partnership and each Series and the distribution of Series cash and property as provided in Section 11.3 in connection with the liquidation of the Partnership and each Series, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled, and such other actions as may be necessary to terminate the Partnership and each Series shall be taken.

Section 11.5          Return of Capital Contributions.

(a)          Except as otherwise provided by applicable laws, upon termination of a Series, each Partner of such Series shall look solely to the assets of such Series for the return of its Capital Contributions made to such Series, and if the assets of such Series remaining after satisfaction (whether by payment or reasonable provision for payment) of the Liabilities of such Series are insufficient to return such Capital Contributions, such Partner shall have no recourse against any other Series, the Partnership or any Partner, except as otherwise provided by law or by Section 6.2(c), 6.3(c), 6.4(c), 6.5(c), 6.6(c), 6.6(d), 6.6(e) or 6.6(f).

(b)          Except as provided in Section 6.2(c), 6.3(c), 6.4(c), 6.5(c), 6.6(c), 6.6(d), 6.6(e) or 6.6(f) or 11.7, no General Partner shall be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership or any Series to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Series assets.

Section 11.6          Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership or any Series property.

Section 11.7          Capital Account Restoration.

No Limited Partner shall have any obligation to restore any negative balance in its Capital Account or any Series Capital Account upon liquidation of the Partnership or such Series. A General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership or any Series by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

ARTICLE XII
AMENDMENT OF PARTNERSHIP AGREEMENT;
MEETINGS; RECORD DATE; MERGER

Section 12.1          Amendment.

Except as otherwise provided by this Agreement, this Agreement may be amended by the Managing General Partner of the Partnership generally in writing without the approval of any other Partner; provided that the provisions of Section 7.15 shall not be amended in any way that would adversely affect an Indemnitee without the consent of such Indemnitee.

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Section 12.2          Amendment Requirements.

Notwithstanding the provisions of Section 12.1, no provision of this Agreement that establishes a Percentage Interest required to take any action with respect to any Series shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Partnership Interests of such Series whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced.

Section 12.3          Voting Rights.

Unless otherwise required by the Delaware Act or this Agreement, all actions, approvals and consents to be taken or given by the Partners of a Series under the Delaware Act, this Agreement or otherwise shall require the affirmative vote or written consent of a Majority in Interest of the Partnership Interests of such Series, in the case of the Series AC and Series LH, or a Supermajority Interest of the Partnership Interests of such Series, in the case of Series EA, Series ME and Series L3R, or if with respect to the Partnership as a whole, the affirmative vote or written consent of a Majority in Interest of the Partnership Interests of the Series AC and Series LH and a Supermajority Interest of the Partnership Interests of the Series EA, Series ME and Series L3R.

Section 12.4          Meetings.

Meetings of the Partners of a Series, for any purpose or purposes, may be called by the Managing General Partner of such Series or by any Partner or Partners of such Series holding at least 25% of the Percentage Interests of such Series.

Section 12.5          Place of Meetings.

The Partner or Partners calling a meeting may designate any place, either within or outside the State of Delaware, as the place of meeting for any meeting of the Partners of a Series. If a designation is not made, the place of meeting shall be the principal place of business of the Partnership. The Partners of a Series may participate in a meeting of the Partners of such Series by means of conference telephone or similar communications equipment; provided that all individuals participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. If all the participants of a meeting are participating by conference telephone or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Partnership.

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Section 12.6          Notice of Meetings.

Written notice stating the place, day and hour of a meeting and the purpose or purposes for which a meeting of the Partners of a Series is called shall be delivered not less than five nor more than 30 days before the date of the meeting, either personally or by mail, at the direction of the Partner or Partners calling the meeting, to each Partner of such Series entitled to vote at such meeting; provided, however, if the Partners of a Series representing a Majority in Interest of the Partnership Interests of such Series, in the case of the Series AC and Series LH, or a Supermajority Interest of the Partnership Interests of such Series, in the case of Series EA, Series ME and Series L3R, shall meet or participate in a meeting at any time and place, either within or outside the State of Delaware, and consent (whether orally or in writing) to the holding of a meeting at such time, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

Section 12.7          Quorum.

Partners of any Series holding a Majority in Interest of such Series entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Partners of such Series. In the absence of a quorum at any such meeting, Partners of such Series holding a Majority in Interest of such Series may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, a notice of the adjourned meeting shall be given to each Partner of such Series of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Partners of such Series present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of Partners of such Series whose absence would cause less than a quorum to be present. If a quorum is present, the affirmative vote of Partners of such Series holding a Majority in Interest of the Partnership Interests of such Series, in the case of the Series AC and Series LH, or a Supermajority Interest of the Partnership Interests of such Series, in the case of Series EA, Series ME and Series L3R, shall be the act of the Partners of such Series, unless a vote of greater or lesser proportion is otherwise expressly required or permitted by this Agreement.

Section 12.8          Proxies.

At all meetings of Partners of a Series, a Partner of such Series may vote in person or by proxy executed in writing by such Partner or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Partnership before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A proxy may only be given orally during a meeting taking place by conference telephone or similar communications equipment and shall expire at the termination of such meeting.

Section 12.9          Action Without a Meeting.

Any action required or permitted to be taken at a meeting of Partners of any Series may be taken without a meeting and without prior notice if the Managing General Partner of such Series receives written consents by the Partners of such Series representing the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all Partners of such Series were present and voted.

Section 12.10        Waiver of Notice.

When any notice is required to be given to any Partner, a waiver thereof in writing signed by the Partner entitled to such notice, whether before, at or after the time stated therein, or the presence and participation of such Partner in a meeting, or the participation by such Partner in a meeting by conference telephone or similar communications equipment, shall be equivalent to the giving of such notice.

113

Section 12.11        Merger, Consolidation and Conversion.

(a)          Subject to Section 7.4, Section 7.5 and Section 7.6, the Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation or a written plan of conversion, as the case may be, approved by the Managing General Partner of the Partnership generally, a Majority in Interest of the Partnership Interests of each of Series AC and Series LH and a Supermajority Interest of the Series EA Partnership Interests, Series ME Partnership Interests and Series L3R Partnership Interests.

(b)          Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Section 12.11 may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new partnership agreement for the Partnership. Any such amendment or adoption made pursuant to this Section 12.11 shall be effective at the effective time or date of the merger or consolidation.

(c)          The Managing General Partner of the Partnership generally shall have the authority to convert the Partnership to a Delaware statutory trust if, on the advice of counsel, such conversion (i) is necessary and advisable for Wisconsin GP to have or retain condemnation authority under Wisc. Stat. § 32.01, et seq. and (ii) would not result in a default under any Indebtedness of the Partnership or Enbridge Partners existing at such time; provided that (A) the trust is structured as a series trust pursuant to Del. Code tit. 12, § 3801, et seq., (B) the relative rights and obligations of the Partners of each Series are maintained in the trust (and each series thereof), (C) the beneficial owners of each series of the trust own an undivided beneficial interest in all of the assets of the Series of which they are beneficial owners, (D) the trust would be disregarded for U.S. federal income tax purposes and (E) the limited liability of the beneficial owners of the trust (and each series thereof) would be expected to be respected in all relevant states to the same extent as that applicable to limited partners of a Delaware limited partnership.

ARTICLE XIII
GENERAL PROVISIONS

Section 13.1          Addresses and Notices; Written Communications.

(a)          Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the following addresses:

114

If to EECI, EECI EA Sub, EECI ME Sub or EECI L3R Sub, to:

Enbridge Inc.

3000 Fifth Avenue Place

425 – 1st Street S.W.

Calgary, Alberta

T2P 3L8 Canada

Attention: Executive Vice President and Chief Legal Officer

Facsimile: 403-231-3920

If to Enbridge Partners, Lakehead GP or Wisconsin GP, to:

Enbridge Energy Partners, L.P.

1100 Louisiana Street, Suite 3300

Houston, Texas 77001

Attention: Vice President—Law and Deputy General Counsel

Facsimile: 713-821-2000

Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to such Partner at its address as shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. Any notice to the Partnership generally or any Series shall be deemed given if received by the Managing General Partner of the Partnership generally or the applicable Series at the principal office of the Partnership generally or the applicable Series designated pursuant to Section 2.3. Each Managing General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

(b)          The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 13.2          Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 13.3          Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

115

Section 13.4          Integration.

This Agreement constitutes a single, non-severable agreement and the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 13.5          Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership or any Series.

Section 13.6          Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach of any other covenant, duty, agreement or condition.

Section 13.7          Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

Section 13.8          Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 13.9          Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 13.10          Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners of the Partnership or any Series, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 13.11          Third Party Beneficiaries.

Except for the provisions of Section 3.7(c) (which are intended to be for the benefit of, and shall be enforceable by, each Material Subsidiary of Enbridge Partners as if they were party to this Agreement), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and Indemnitees any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

116

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, such execution manifesting each party’s assent thereto and vote in favor thereof, as of the date first written above.

ENBRIDGE ENERGY PARTNERS, L.P.

By: ENBRIDGE ENERGY MANAGEMENT, L.L.C., as delegate of authority of Enbridge Energy Company, Inc., its general partner

By:	/s/ VALORIE J. WANNER
Name:	Valorie Wanner
Title:	Corporate Secretary

ENBRIDGE PIPELINES (LAKEHEAD) L.L.C.

By:	/s/ VALORIE J. WANNER
Name:	Valorie Wanner
Title:	Corporate Secretary

ENBRIDGE PIPELINES (WISCONSIN) INC.

By:	/s/ VALORIE J. WANNER
Name:	Valorie Wanner
Title:	Corporate Secretary

Signature Page – Eighth Amended and Restated Agreement of Limited Partnership
of Enbridge Energy, Limited Partnership

ENBRIDGE ENERGY COMPANY, INC.

By:	/s/ NOOR S. KAISSI
Name:	Noor S. Kaissi
Title:	Controller

ENBRIDGE PIPELINES (EASTERN ACCESS) L.L.C.

By:	/s/ NOOR S. KAISSI
Name:	Noor S. Kaissi
Title:	Controller

ENBRIDGE PIPELINES (MAINLINE EXPANSION) L.L.C.

By:	/s/ NOOR S. KAISSI
Name:	Noor S. Kaissi
Title:	Controller

ENBRIDGE PIPELINES (L3R) L.L.C.

By:	/s/ NOOR S. KAISSI
Name:	Noor S. Kaissi
Title:	Controller

Signature Page – Eighth Amended and Restated Agreement of Limited Partnership
of Enbridge Energy, Limited Partnership

EXHIBIT A

Partnership Interests

Series AC Partners	Series AC Partnership Interest
Enbridge Partners	99.999% limited partner interest
Lakehead GP	0.0005% general partner interest
Wisconsin GP	0.0005% general partner interest
Total:	100.0000%

Series EA Partners	Series EA Partnership Interest	Initial Series EA Capital Contribution	Maximum Commitment
EECI	74.99% limited partner interest	$4,739,210.00	$1,922,743,600.00
EECI EA Sub	0.01% limited partner interest	790.00	256,400.00
Enbridge Partners	24.9995% limited partner interest	3,159,960.50	640,987,180.00
Lakehead GP	0.0005% general partner interest	39.50	12,820.00
Total:	100.0000%	$7,900,000.00	$2,564,000,000.00

Series ME Partners	Series ME Partnership Interest	Initial Series ME Capital Contribution	Maximum Commitment
EECI	74.99% limited partner interest	$2,999,500	$1,893,497,500.00
EECI ME Sub	0.01% limited partner interest	500.00	252,500.00
Enbridge Partners	24.9995% limited partner interest	1,999,975.00	631,237,375.00
Lakehead GP	0.0005% general partner interest	25.00	12,625.00
Total:	100.0000%	$5,000,000.00	$2,525,000,000.00

Series L3R Partners	Series L3R Partnership Interest	Initial Series L3R Capital Contribution	Maximum Commitment
EECI	98.99% limited partner interest	$449,930,548.15	$2,612,346,100.00
EECI L3R Sub	0.01% limited partner interest	45,452.12	263,900.00
Enbridge Partners	0.999% limited partner interest	4,540,666.91	26,363,610.00
Lakehead GP	0.0005% general partner interest	2,272.61	13,195.00
Wisconsin GP	0.0005% general partner interest	2,272.61	13,195.00
Total:	100.0000%	$454,521,212.39	$2,639,000,000.00

Series LH Partners	Series LH Partnership Interest
Enbridge Partners	99.999% limited partner interest
Lakehead GP	0.0005% general partner interest
Wisconsin GP	0.0005% general partner interest
Total:	100.0000%

A-1

EXHIBIT B

Exclusive Series AC Assets

1.	Approximately 325 miles of new 36-inch diameter crude oil pipeline from the U.S.-Canadian border near Neche, North Dakota to Superior, Wisconsin.

2.	Three (3) new pump stations located at Viking, Clearbrook and Deer River, Minnesota.

3.	30-inch delivery piping with manifold connections and related control valves at Clearbrook, Minnesota.

4.	Five (5) 200,000 barrel break out tanks at Superior, Wisconsin.

5.	36-inch diameter tank lines from each tank at Superior, Wisconsin.

6.	Three (3) 1,000 hp booster pumps at Superior, Wisconsin.

7.	36-inch line from tank manifold to connections with Southern Access expansion and Line 6A.

8.	All service agreements, easements and rights-of-way related solely to the operation of the Alberta Clipper System.

9.	All permits, licenses, consents and approvals related solely to the operation of the Alberta Clipper System.

10.	All rights to the Series AC Revenue Requirement.

11.	All shipping, transportation and storage agreements or arrangements related solely to the Alberta Clipper System.

12.	All other property interests (including real and personal property and tangible and intangible property) solely related to the Alberta Clipper System.

B-1

EXHIBIT C

Exclusive Series EA Assets

Eastern Access Phase I

1.	One (1) 333,000 barrel (working volume) external floating roof tank at Flanagan Terminal.

2.	Three (3) 750 hp booster pumps at Flanagan Terminal.

3.	Three (3) 3,000 hp mainline pumps for Line 62 at Flanagan Terminal.

4.	Two (2) new pump stations on Line 62 at Kankakee, Illinois and Reddick, Illinois (Greenfield). Each station to consist of three (3) 3,000 hp mainline pumps.

5.	Nine (9) new 42-inch tank lines and new NPS36 manifold at Hartsdale Terminal to allow for full connectivity between all tanks and incoming and outgoing pipelines.

6.	Three (3) 1,500 hp booster pumps and three (3) 400 hp booster pumps at Hartsdale Terminal.

7.	160 miles of new 36-inch Pipeline between Griffith, Indiana and Stockbridge, Michigan.

8.	Three (3) new pump stations on Line 6B at Griffith, Indiana (4 x 5,750 hp pumps), Niles, Michigan (2 x 5,750 hp pumps) and Mendon, Michigan (3 x 5,750 hp pumps).

9.	One (1) 333,000 barrel (working volume) internal floating roof tank at Stockbridge Terminal.

10.	Five (5) additional drag reducing agent skids and replacement of three (3) existing drag reducing agent skids at stations on Line 5.

11.	Line 6B Griffith Connectivity – EA 1 Portion.

12.	Line 5 hydrotest.

13.	Line 5 Pre-hydrotest digs.

14.	Line 5 hydrotest water treatment.

15.	Line 6B decommissioning – EA 1 portion.

C-1

16.	All service agreements, easements and rights-of-way related solely to the operation of Eastern Access Phase I.

17.	All permits, licenses, consents and approvals related solely to the operation of Eastern Access Phase I.

18.	All rights to the Series EA Phase I Revenue Entitlement.

19.	All shipping, transportation and storage agreements or arrangements related solely to Eastern Access Phase I.

20.	All other property interests (including real and personal property and tangible and intangible property) solely related to Eastern Access Phase I.

Eastern Access Phase II

1.	One (1) 533,000 barrel (working volume) external floating roof tank at Hartsdale Terminal.

2.	50 miles of new 30-inch pipeline between the Ortonville, Michigan pumping station and the St. Clair River.

3.	Four (4) new pump stations on Line 6B at Stockbridge, Michigan (3 x 5,750 hp Pumps), Howell, Michigan (3 x 5,750 hp Pumps), Ortonville, Michigan (3 x 5,750 hp Pumps), and St. Clair, Michigan (2 x 5,750 hp Pumps).

4.	Line 6B Griffith Connectivity – EA 2 Portion.

5.	Expansion of existing custody transfer metering manifolds at Marysville Terminal.

6.	Line 6B decommissioning – EA 2 Portion.

7.	All service agreements, easements and rights-of-way related solely to the operation of Eastern Access Phase II.

8.	All permits, licenses, consents and approvals related solely to the operation of Eastern Access Phase II.

9.	All rights to the Series EA Phase II Revenue Entitlement.

10.	All shipping, transportation and storage agreements or arrangements related solely to Eastern Access Phase II.

C-2

11.	All other property interests (including real and personal property and tangible and intangible property) solely related to Eastern Access Phase II.

Eastern Access Phase III

1.	Upgrades to nine (9) existing pump units (impeller and volute changeouts) on Line 6B at Griffith, Indiana; Niles, Michigan and Mendon, Michigan.

2.	Eleven (11) 42-inch tank lines, new 48-inch booster pump header, three (3) 900 hp booster pumps at Griffith Terminal to allow for full connectivity of incoming Line 78 and outgoing Line 6B.

3.	Addition of a 5,750 hp pump on Line 6B at each of the following sites: Griffith, Indiana; Niles, Michigan and Mendon, Michigan.

4.	Five (5) additional 333,000 barrel tanks at Stockbridge Terminal.

5.	Six (6) 850 hp, two (2) 350 hp and two (2) 300 hp booster pump additions and two (2) new 600 hp transfer pumps at Stockbridge Terminal.

6.	Line 6B Griffith Connectivity – EA 3 Portion.

7.	All service agreements, easements and rights-of-way related solely to the operation of Eastern Access Phase III.

8.	All permits, licenses, consents and approvals related solely to the operation of Eastern Access Phase III.

9.	All rights to the Series EA Phase III Revenue Entitlement.

10.	All shipping, transportation and storage agreements or arrangements related solely to Eastern Access Phase III.

11.	All other property interests (including real and personal property and tangible and intangible property) solely related to Eastern Access Phase III.

C-3

EXHIBIT D

Exclusive Series ME Assets

Chicago Connectivity Project

1.	76 miles of new 36-inch pipeline between Flanagan Terminal and Hartsdale Terminal.

2.	Three (3) 900 hp booster pumps at Flanagan Terminal.

3.	One (1) new pump station at Flanagan, Illinois (4 x 5,750 hp pumps).

4.	All service agreements, easements and rights-of-way related solely to the operation of the Chicago Connectivity Project.

5.	All permits, licenses, consents and approvals related solely to the operation of the Chicago Connectivity Project.

6.	All rights to the Chicago Connectivity Revenue Entitlement.

7.	All shipping, transportation and storage agreements or arrangements related solely to the Chicago Connectivity Project.

8.	All other property interests (including real and personal property and tangible and intangible property) solely related to the Chicago Connectivity Project.

Mainline Expansion Phase I

1.	Install five (5) additional 6000 hp pumps at three (3) existing stations: Viking, Minnesota one (1), Clearbrook, Minnesota two (2) and Deer River, Minnesota two (2); and replace six (6) existing pump impellers (2 per station) at same stations.

2.	Two (2) additional 333,000 barrel tanks at Superior, Wisconsin.

3.	Three (3) additional 504,000 barrel tanks at Flanagan, Illinois.

4.	One (1) new pump station at Sheldon, Wisconsin (1 x 6,000 hp pumps).

5.	Upgrades to three (3) existing pump stations at Superior, Wisconsin (2 x 6,000 hp pump additions plus three (3) impeller replacements); Vesper, Wisconsin (1 x 6,000 hp pump addition plus two (2) impeller replacements) and Delavan, Wisconsin (three (3) impeller replacements).

6.	All service agreements, easements and rights-of-way related solely to the operation of Mainline Expansion Phase I.

D-1

7.	All permits, licenses, consents and approvals related solely to the operation of Mainline Expansion Phase I.

8.	All rights to the Series ME Phase I Revenue Entitlement.

9.	All shipping, transportation and storage agreements or arrangements related solely to Mainline Expansion Phase I.

10.	All other property interests (including real and personal property and tangible and intangible property) solely related to Mainline Expansion Phase I.

Mainline Expansion Phase II

1.	Three (3) additional 504,000 barrel tanks at Superior, Wisconsin.

2.	Two (2) additional 333,000 barrel tanks at Flanagan, Illinois.

3.	Eight (8) pump changeouts at Superior, Wisconsin (three (3)); Vesper, Wisconsin (two (2)) and Delavan, Wisconsin (three (3)).

4.	Six (6) 6,000 hp pump additions at Superior, Wisconsin (two (2)); Sheldon, Wisconsin (two (2)); Vesper, Wisconsin (one (1)) and Delavan, Wisconsin (two (2)).

5.	Twelve (12) new stations comprised of forty-one (41) 6000 hp units.

6.	Terminal modifications at Superior, including tank lines, field boosters, manifold upgrades, ESB and VFD buildings.

7.	All service agreements, easements and rights-of-way related solely to the operation of Mainline Expansion Phase II.

8.	All permits, licenses, consents and approvals related solely to the operation of Mainline Expansion Phase II.

9.	All rights to the Series ME Phase II Revenue Entitlement.

10.	All shipping, transportation and storage agreements or arrangements related solely to Mainline Expansion Phase II.

11.	All other property interests (including real and personal property and tangible and intangible property) solely related to Mainline Expansion Phase II.

D-2

Mainline Expansion Phase III

1.	Four (4) new pump stations at Donaldson, Minnesota (3 x 5500 hp pumps); Plummer, Minnesota (3 x 5500 hp pumps); Cass Lake, Minnesota (3 x 5500 hp pumps) and Floodwood, Minnesota (3 x 6000 hp pumps).

2.	Modifications to three (3) existing pump stations (impeller and volute replacements) at Viking, Minnesota (three (3) units); Clearbook, Minnesota (four (4) units) and Deer River, Minnesota (four (4) units).

3.	All service agreements, easements and rights-of-way related solely to the operation of Mainline Expansion Phase III.

4.	All permits, licenses, consents and approvals related solely to the operation of Mainline Expansion Phase III.

5.	All rights to the Series ME Phase III Revenue Entitlement.

6.	All shipping, transportation and storage agreements or arrangements related solely to Mainline Expansion Phase III.

7.	All other property interests (including real and personal property and tangible and intangible property) solely related to Mainline Expansion Phase III.

D-3

EXHIBIT E

Exclusive Series L3R Assets

Line 3 Replacement Project

1.	15 miles of new 34-inch pipeline between the United States/Canada border and valve site MP 789.45.

2.	360 miles of new 36-inch pipeline between valve site MP 789.45 and the Superior Terminal.

3.	Eight new pump stations along the pipeline corridor comprised of twenty-three (23) 7,000 hp pumps.

4.	Modifications to terminals in Clearbrook, Minnesota and Superior, Wisconsin

5.	Decommissioning of terminals relating to the existing Line 3 facilities.

6.	Decommissioning of original Line 3 facilities.

7.	All service agreements, easements and rights-of-way related exclusively to L3R.

8.	All permits, licenses, consents and approvals related exclusively to L3R.

9.	All rights to the Series L3R Revenue Entitlement.

10.	All shipping, transportation and storage agreements or arrangements related exclusively to L3R.

11.	All other property interests (including real and personal property and tangible and intangible property) related exclusively to L3R.

E-1

EXHIBIT F

Shared Assets

ARTICLE I
DEFINITIONS

1.1          Additional Defined Terms. The following additional definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Exhibit F. Unless specifically defined in this Exhibit F, terms defined in the Agreement are used in this Exhibit F as defined in the Agreement:

“Capital Improvement Project” has the meaning assigned to such term in Section 4.3(a) of this Exhibit F.

“Force Majeure Event” has the meaning assigned to such term in Section 5.1(b) of this Exhibit F.

“Governmental Authority” shall mean (i) the United States of America or Canada, or any state, province or political subdivision thereof within the United States of America or Canada and (ii) any court or any governmental or administrative department, commission, board, bureau or agency of the United States of America or Canada, or of any state, province or political subdivision thereof within the United States of America or Canada.

“Improvement Series” has the meaning assigned to such term in Section 4.3(a) of this Exhibit F.

“Rejecting Series” has the meaning assigned to such term in Section 4.3(b) of this Exhibit F.

“Shared Asset Manager” has the meaning assigned to such term in Section 4.2(a) of this Exhibit F.

“Shared Assets” means collectively, the Shared Contracts, the Shared Facilities, the Shared Permits and the Shared Real Property Rights.

“Shared Contract Party” means one or more of the Partnership generally, the Series AC, the Series EA, the Series ME, the Series L3R or the Series LH, depending on which is or are parties to a particular Shared Contract.

“Shared Contracts” means the contracts, agreements and commitments of the Partnership generally or a Series existing as of the Series AC Closing Date or entered into thereafter that, in each case, are related to or necessary for the operation of the assets of two or more Series, including the contracts described in Schedule 1 to this Exhibit F.

F-1

“Shared Facilities” means the information systems, control systems, electrical infrastructure and equipment, data lines, emergency response equipment, communication lines, maintenance facilities, valves, motor control centers, buildings, pump station locations, terminal facilities, lab facilities, fire protection systems, tank farms and other facilities or systems of the Partnership generally or a Series existing as of the Series AC Closing Date or developed, constructed or acquired thereafter that, in each case, are related to or necessary for the operation of the assets of two or more Series.

“Shared Permits” means the licenses, consents, approvals, registrations, franchises, permits and authorizations of the Partnership generally or a Series existing as of the Series AC Closing Date or acquired thereafter that, in each case, are related to or necessary for the operation of the assets of two or more Series.

“Shared Real Property Rights” means the easements, leasehold rights, real property at station sites, other surface use rights and rights-of-way of the Partnership generally or a Series existing as of the Series AC Closing Date or acquired thereafter that, in each case, are related to or necessary for the operation of the assets of two or more Series.

ARTICLE II
DESIGNATION OF SHARED ASSETS

2.1          Shared Facilities. Each Series is hereby granted an unconditional, irrevocable, perpetual royalty free right to use the Shared Facilities to the extent necessary in connection with the construction, operation or maintenance of the assets of such Series.

2.2          Shared Contracts. Each Shared Contract Party shall hold each Shared Contract to which it is a party for the benefit of the Partnership generally, the Series AC, the Series EA, the Series ME, the Series L3R and the Series LH to the extent related to or necessary for the operation of the assets of such Series or the Partnership generally. Each of the Partnership generally, the Series AC, the Series EA, the Series ME, the Series L3R and the Series LH shall have the benefit of all rights available to the Shared Contract Party under each Shared Contract to the extent related to or necessary for the operation of the assets of such Series or the Partnership generally. All decisions in respect of the Shared Contracts shall be made by the Shared Asset Managers in accordance with the terms of Section 4.2 of this Exhibit F. The Shared Contract Party shall comply with such decisions or delegation of authority, as applicable, with respect to each Shared Contract. Without limiting the foregoing, promptly upon receipt and delivery as applicable, the Shared Contract Party shall provide (a) to the Shared Asset Managers, copies of all notices and other correspondence relating to each Shared Contract, (b) to the Series AC Partners, copies of all notices and other correspondence relating to the Series AC Tariff Term Sheet, (c) to the Series EA Partners, copies of all notices and other correspondence relating to the Series EA Tariff Term Sheets, (d) to the Series ME Partners, copies of all notices and other correspondence relating to the Series ME Tariff Term Sheets and (e) to the Series L3R Partners, copies of all notices and other correspondence relating to the L3R Support Letters. In addition, the Shared Contract Party shall immediately notify the Shared Asset Managers if a default or other material event occurs in respect of a Shared Contract (such as an event that affects the validity or enforceability of a Shared Contract or an event that may result in an early termination of a Shared Contract).

F-2

2.3          Shared Real Property Rights. Each Series is hereby granted an unconditional, irrevocable, perpetual royalty free right to use the Shared Real Property Rights to the extent necessary in connection with the construction, operation or maintenance of the assets of such Series.

2.4          Shared Permits. The Partnership shall hold the Shared Permits for the benefit of each Series to the extent related to or necessary for the operation of the assets of such Series. Each Series shall have the benefit of all rights available to the Partnership under the Shared Permits to the extent related to or necessary for the operation of the assets of such Series. All decisions in respect of the Shared Permits shall be made by the Shared Asset Managers in accordance with the terms of Section 4.2 of this Exhibit F. The Partnership shall comply with such decisions or delegation of authority, as applicable. Without limiting the foregoing, promptly upon receipt and delivery as applicable, the Partnership shall provide to the Shared Asset Managers copies of all notices and other correspondence relating to the Shared Permits.

2.5          Designation of Shared Assets. The designated interest of each Series in a Shared Asset shall be allocated to the Series pro rata in accordance with a ratio the numerator of which is the costs incurred by each Series to develop, construct or acquire such Shared Asset and the denominator of which is the aggregate costs incurred by the Series AC, the Series EA, the Series ME, the Series L3R and the Series LH collectively to develop, construct or acquire such Shared Asset; provided, however, that all of the Shared Assets existing as of the Series AC Closing Date will be allocated to the Series LH, except for any of the Shared Assets existing as of the Series AC Closing Date that have been developed, constructed or acquired by the Partnership in connection with the Alberta Clipper Project, which shall be allocated to the Series AC; and provided, further, that any of the Shared Assets existing as of the Series EA Closing Date that have been developed, constructed or acquired by the Partnership in connection with the Eastern Access Project shall be allocated to the Series EA; and provided further, that any of the Shared Assets existing as of the Series ME Closing Date that have been developed, constructed or acquired by the Partnership in connection with the Mainline Expansion Project shall be allocated to the Series ME. The rights of each Series to use the Shared Assets as described in this Article II shall not be affected by the terms of this Section 2.5.

ARTICLE III
ADDITIONAL SERIES

3.1          Additional Series. In the event that, subsequent to the date of this Agreement, an additional Series is established, then each Series shall cooperate in good faith with such additional Series and the Partnership generally, if necessary, to amend the Agreement and this Exhibit F as appropriate to reflect the addition of such Series and for the applicable assets to be shared among the Series on mutually agreeable terms, reasonably determined on a basis similar to the terms set forth in this Exhibit F.

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ARTICLE IV
COVENANTS OF THE PARTIES

4.1          Use of Shared Assets.

(a)          Rights to Use. Each Series acknowledges that the Series AC, the Series EA, the Series ME, the Series L3R and the Series LH will have the right to use the Shared Assets in accordance with the terms of this Exhibit F.

(b)          Liability. Each Series shall be responsible for its Proportionate Share of Shared Liabilities with respect to each Shared Asset pursuant to Section 3.7(d) of the Agreement.

(c)          Cooperation. Each Series shall cooperate in good faith with each other with respect to the use of the Shared Assets and will not use the Shared Assets in a manner that interferes unreasonably with the operations of any other Series or the Partnership generally.

(d)          Priority of Use. In the event of a conflict limiting the ability of one or more Series to make use of a particular Shared Asset to the extent desired by such Series, priority of use shall be given for the Series AC, the Series EA, the Series ME, the Series L3R or the Series LH to use such Shared Asset in the following order:

(i)	first, to the Series AC, the Series EA, the Series ME, the Series L3R or the Series LH, to the extent necessary to address any emergency;

(ii)	second, prior to the Eastern Access Final In-Service Date, Mainline Expansion Final In-Service Date and L3R In-Service Date, as applicable, to the Series EA, Series ME and Series L3R equally, to the extent necessary in connection with the construction of the Eastern Access Project, the Mainline Expansion Project and the Line 3 Replacement Project; provided that the Series EA’s, Series ME’s and Series L3R’s use of the Shared Assets pursuant to this clause (ii) shall not result in interruptions that could materially and adversely affect the business operations of the Series AC, Series EA, Series ME, the Series L3R or Series LH without the consent of the affected Series’ Shared Asset Manager; and

(iii)	third, in the proportions required by the Series AC, the Series EA, the Series ME, the Series L3R and the Series LH to conduct their respective operations, provided that in the event of a conflict limiting the ability of one or more Series to make use of a particular Shared Asset to the extent desired by such Series, the Managing General Partner of the Partnership generally shall determine priority of use for each Series based on the needs of each Series in respect of such Shared Asset.

(e)          Standard of Care. Each Series shall act with respect to the Shared Assets (i) in a professional manner and in accordance with generally accepted industry standards, (ii) in accordance with the Partnership’s policies, procedures and requirements, as determined by the Managing General Partner of the Partnership generally, and (iii) in accordance with applicable law in all material respects. Each Series shall use commercially reasonable efforts to do or cause to be done all such things as shall be necessary and proper with respect to the Shared Assets to ensure that the rights of the other Series in respect of the Shared Assets shall be preserved for the benefit of such Series.

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4.2          Management of Shared Assets.

(a)          Managers. Each Series hereby appoints the Managing General Partner of such Series (each a “Shared Asset Manager”) to serve as the primary point of contact for communications between the Series relating to the day-to-day operations of the Shared Assets, to have overall responsibility for managing and coordinating the performance of the appointing Series’ obligations under this Exhibit F, and to be authorized to act for and on behalf of the appointing Series concerning all matters relating to this Exhibit F.

(b)          Decisions.

(i)	All decisions in respect of the Shared Assets shall require the unanimous decision of the Shared Asset Managers of each Series unless otherwise required by the terms of this Agreement. The Shared Asset Managers shall act reasonably, taking into account the considerations of each Series, in connection with all decisions regarding the Shared Assets.

(ii)	In the event of a conflict between the Shared Asset Managers of any Series, then (1) if one Series has priority of use pursuant to Section 4.1(d) of this Exhibit F, then such Series shall prevail and (2) other decisions shall be made by the Shared Asset Manager of the Series that is reasonably likely to bear the greater proportion of the costs relating to such matter.

(iii)	If the Shared Asset Managers are not the same Person, then notwithstanding the foregoing, the following actions shall require the prior written consent of a Majority in Interest of each of the Series AC and Series LH and a Supermajority Interest of the Series EA, Series ME and Series L3R:

(A)	the disposition, transfer, sale, conveyance or exchange of any Shared Asset in excess of $25,000,000, in each case; or

(B)	material modifications of the Shared Contracts, Shared Real Property Rights or Shared Permits.

(c)          Meetings. The Shared Asset Managers agree to have meetings if called at any time upon five Business Days prior written notice by a Shared Asset Manager. Each Series shall make available at such meetings their personnel who are familiar with the details of the particular Shared Assets under review.

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4.3          Capital Improvements.

(a)          A Series (the “Improvement Series”) may submit from time to time to each other Series written requests to undertake capital expenditures or capital improvement projects relating to the Shared Assets (each, a “Capital Improvement Project”). Any such requests shall specify in reasonable detail the Capital Improvement Project, any permits that may be required, the estimated cost of such Capital Improvement Project, any proposed changes to this Exhibit F, and any other relevant information relating to such Capital Improvement Project. Each Series agrees that it will consider in good faith any such request, but a Series shall have no obligation to agree to undertake any Capital Improvement Project and may reject any request by the other Series. If the Series agree to undertake any Capital Improvement Project, the Series shall cooperate in good faith to reach agreement on the allocation of responsibility for all costs associated with such Capital Improvement Project.

(b)          A rejecting Series (the “Rejecting Series”) shall provide to each other Series a written explanation for the rejection of any request to undertake a Capital Improvement Project. If the Improvement Series, together with any other Series that does not reject the request to undertake the Capital Improvement Project (collectively, the “Non-Rejecting Series”), desires to undertake a Capital Improvement Project relating to the Shared Assets despite the Rejecting Series’ rejection, then the Non-Rejecting Series (i) may undertake such Capital Improvement Project, (ii) shall share the entire cost and Liability associated with such Capital Improvement Project, (iii) shall be entitled to all the benefits and rights of use associated with such Capital Improvement Project and (iv) shall develop such Capital Improvement Project in a manner that does not interfere unreasonably with the operations of any Rejecting Series or the Partnership generally.

4.4          Nature of Right to Use. The right to use the Shared Assets as provided in this Exhibit F (i) is an integral, non-severable part of the Agreement, (ii) is an integral part of the Partnership Interests of the Series and the assets of the Series designated under the Agreement and (iii) shall not be deemed to be an executory contract or agreement that can be rejected or otherwise terminated in any bankruptcy, receivership or similar proceeding of the Partnership.

4.5          Valuation. In any valuation of the assets of a Series, the value of such assets shall include the continuing right to use the Shared Assets as provided in this Exhibit F.

ARTICLE V
FORCE MAJEURE

5.1          Force Majeure Event.

(a)          Subject to the following provisions of this Article V, a Series shall not be in default hereunder or responsible for any loss or damage to the other Series resulting from any delay in performing or failure to perform any obligation of such Series under this Exhibit F (other than payment obligations) to the extent such failure or delay is caused by a Force Majeure Event.

(b)          “Force Majeure Event” means the following events, conditions and circumstances, except to the extent any of the following is within the reasonable control of, could be sufficiently alleviated by the reasonable efforts of, or caused by the negligence, breach, default or misconduct of the Series claiming the Force Majeure Event:

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(i)	any act of God or the public enemy, fire, explosion, perils of the sea, flood, drought, war, terrorism, riot, sabotage or embargo, and any interruption of or delay in transportation, or any inadequacy or shortage or failure or breakdown of supply of raw materials or equipment resulting from the foregoing;

(ii)	any labor disputes from whatever cause arising and whether or not the demands of the employees involved are within the power of the claiming Series to concede; or

(iii)	compliance with any order, action, direction or request of any Governmental Authority or with any applicable law not brought about by any action or omission on the part of the Series claiming the Force Majeure Event.

5.2          Force Majeure Notice. The Series whose ability to perform is affected by a Force Majeure Event must, as a condition to its right to suspend its obligations under Section 5.1 of this Exhibit F, (i) be actually prejudiced by such Force Majeure Event and (ii) promptly give the other Series notice setting forth the particulars of the Force Majeure Event and, to the extent possible, the expected duration of the Force Majeure Event. Such notice shall also include a description of the steps taken and proposed to be taken to lessen and cure the Force Majeure Event. The cause of the Force Majeure Event shall so far as commercially reasonable be remedied with all reasonable dispatch, except that no Series shall be obligated to resolve any labor disputes other than as it shall determine to be in its best interests.

ARTICLE VI
MISCELLANEOUS

6.1          Conflict with Agreement. The terms of the Agreement, excluding this Exhibit F, shall govern to the extent of any inconsistency or conflict between the terms of the Agreement, excluding this Exhibit F, and this Exhibit F.

6.2          Amendments. The terms of this Exhibit F shall be amended to the extent required to conform with any amendment or modification to the other terms of the Agreement.

6.3          Governing Law. This Exhibit F shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

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Schedule 1

Shared Contracts

1.	CAPP contracts that are related to or necessary for the operation of the Alberta Clipper System, the Eastern Access Project, the Mainline Expansion Project, the Line 3 Replacement Project and the assets or operations of the Series LH.

2.	Power supply contracts that are related to or necessary for the operation of the Alberta Clipper System, the Eastern Access Project, the Mainline Expansion Project, the Line 3 Replacement Project and the assets or operations of the Series LH.

3.	Communication contracts that are related to or necessary for the operation of the Alberta Clipper System, the Eastern Access Project, the Mainline Expansion Project, the Line 3 Replacement Project and the assets or operations of the Series LH.

4.	Emergency response contracts that are related to or necessary for the operation of the Alberta Clipper System, the Eastern Access Project, the Mainline Expansion Project, the Line 3 Replacement Project and the assets or operations of the Series LH.

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EXHIBIT G

Sample Illustration of Purchase Price Mechanics

The following calculations are for illustrative purposes to demonstrate how the purchase price to be paid for the EA Call Option Interest, the ME Call Option Interest or the L3R Call Option Interest would be calculated pursuant to sections 4.10(c), 4.12(c) or 4.14(c), respectively. For purposes of this example, it is assumed that the EA Call Option has been exercised pursuant to Section 4.10.

Assumptions:

Portion of up to 15% EA Call Option to be Exercised	10%
Total capital contributed by all parties into Series EA at time of exercise	$2,000,000,000
AFUDC on Series EA at time of exercise	$75,000,000
Accumulated depreciation at time of exercise	$50,000,000

Sample Calculation:

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